EXHIBIT 10.33

EXECUTION VERSION
SECOND AMENDMENT dated as of May 23, 2023 (this “Amendment”), among BROADRIDGE FINANCIAL SOLUTIONS, INC., a Delaware corporation (the “Company”), the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
WHEREAS, reference is made to the Amended and Restated Credit Agreement dated as of April 23, 2021 (as amended by that certain First Amendment, dated as of December 23, 2021, the “Existing Credit Agreement”), among the Company, Broadridge Financial Solutions (Canada) Corp., a Nova Scotia unlimited company, Broadridge Sweden Holdings AB (u.n.c.f. Goldcup 100696 AB), a private limited liability company incorporated under the laws of Sweden, the other Borrowing Subsidiaries party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
WHEREAS, pursuant to Section 9.02 of the Existing Credit Agreement, the Company, the Administrative Agent and the Lenders desire to amend the Existing Credit Agreement to replace the LIBO Rate with the Adjusted Term SOFR and to adopt certain changes relating thereto, all as set forth herein (the Existing Credit Agreement as amended hereby, the “Amended Credit Agreement”).
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein (including in the preamble and the recitals hereto) have the meanings assigned to them in the Amended Credit Agreement.
SECTION 2. Amendment of Existing Credit Agreement. Effective as of the Second Amendment Effective Date (as defined below):
(a) the Existing Credit Agreement is hereby amended by inserting the language indicated in single or double underlined text (indicated textually in the same manner as the following examples: single-underlined text) and by deleting the language indicated by strikethrough text (indicated textually in the same manner as the following example: ~~stricken text~~) as set forth in the blackline attached as Exhibit A hereto;
(b) Exhibit B (Form of Borrowing Request) to the Existing Credit Agreement is hereby amended and restated in its entirety to be in the form of Exhibit B hereto; and
(c) Exhibit E (Form of Interest Election Request) to the Existing Credit Agreement is hereby amended and restated in its entirety to be in the form of Exhibit E hereto.
Notwithstanding anything to the contrary contained herein, (i) each LIBOR Loan (as defined in the Existing Credit Agreement) outstanding on the Second Amendment Effective Date (each, an “Existing LIBOR Loan”) shall, unless repaid or converted to a Loan of a different Type in accordance with the terms of the Amended Credit Agreement, remain outstanding as such until the expiration of the Interest Period applicable to such Existing LIBOR Loan, in accordance with, and subject to all of the terms and conditions of, the Existing Credit Agreement, and (ii) interest on each such Existing LIBOR Loan shall continue to accrue, and shall be payable, as set forth in the Existing Credit Agreement until the Interest Period for such

Existing LIBOR Loan ends or such Loan is repaid or converted to a Loan of a different Type in accordance with the terms of the Amended Credit Agreement, in each case in accordance with Section 2.14 of the Existing Credit Agreement.  From and after the Second Amendment Effective Date, (x) no Borrower shall be permitted to request that any Lender fund, and no Lender shall fund, any LIBOR Loan, (y) no Existing LIBOR Loan may be continued as a LIBOR Loan and (z) each Existing LIBOR Loan may be converted to a Term SOFR Loan or an ABR Loan in accordance with the Amended Credit Agreement. Any terms or provisions of the Existing Credit Agreement directly related to the LIBO Rate and the Applicable Rate shall remain as in effect immediately prior to the Second Amendment Effective Date until the Interest Period for such Existing LIBOR Loan ends.
SECTION 3. Representations and Warranties. The Company represents and warrants to the Lenders that:
(a) The execution and delivery of this Amendment are within the Company’s corporate powers and have been duly authorized by all necessary corporate action on behalf of the Company.
(b) This Amendment has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable Debtor Relief Laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 4. Effectiveness. This Amendment shall become effective as of the first date (the “Second Amendment Effective Date”) on which the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of Company, the Administrative Agent, each Lender, each Swingline Lender and each Issuing Bank and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Administrative Agent shall notify the Company, the Lenders and the Issuing Banks of the Second Amendment Effective Date, and such notice shall be conclusive and binding.
SECTION 5. Effect of this Amendment. (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent, the Issuing Banks or the Lenders under the Existing Credit Agreement, the Amended Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, the Amended Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Borrower to any other consent to, or any other waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, the Amended Credit Agreement or any other Loan Document in similar or different circumstances.
(a) On and after the Second Amendment Effective Date, each reference in the Existing Credit Agreement to “this Agreement”, “herein”, “hereunder”, “hereto”, “hereof” and words of similar import shall, unless the context otherwise requires, refer to the Amended Credit Agreement, and each reference to the Existing Credit Agreement or the Amended Credit Agreement in any other Loan Document shall be deemed to be a reference to the Amended Credit Agreement. This Amendment shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents.
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SECTION 6. Applicable Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
SECTION 7. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment that is an Electronic Signature transmitted by fax, emailed .pdf or any other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.
SECTION 8. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
SECTION 9. Incorporation by Reference. The provisions of Sections 9.06(b), 9.07, 9.09(b), 9.09(c), 9.09(d) and 9.10 of the Existing Credit Agreement are hereby incorporated by reference herein, mutatis mutandis, as if set forth in full herein.
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SIGNATURE PAGE TO
SECOND AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
DATED AS OF APRIL 23, 2021 OF
BROADRIDGE FINANCIAL SOLUTIONS, INC.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

BROADRIDGE FINANCIAL SOLUTIONS, INC.,
by: /s/ Edmund Reese
Name: Edmund Reese Title: Chief Financial Officer

[Signature Page to Second Amendment (Amended and Restated Credit Agreement) – Broadridge Financial Solutions, Inc.]

SIGNATURE PAGE TO
SECOND AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
DATED AS OF APRIL 23, 2021 OF
BROADRIDGE FINANCIAL SOLUTIONS, INC.

JPMORGAN CHASE BANK, N.A., as a Lender, an Issuing Bank, a Swingline Lender and the Administrative Agent,
by: /s/ Ryan Zimmerman
Name: Ryan Zimmerman Title: Executive Director
[Signature Page to Second Amendment (Amended and Restated Credit Agreement) – Broadridge Financial Solutions, Inc.]

[[6083557]]

SIGNATURE PAGE TO
SECOND AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
DATED AS OF APRIL 23, 2021 OF
BROADRIDGE FINANCIAL SOLUTIONS, INC.

Name of Lender (with any Lender that is also an Issuing Bank or a Swingline Lender also executing in its capacity as such):

Lender: BANK OF AMERICA, N.A.
by: /s/ Alexandra M. Knights
Name: Alexandra M. Knights Title: Vice President

For any Lender requiring a second signature line:
by: _____________________________
Name: Title:

SIGNATURE PAGE TO
SECOND AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
DATED AS OF APRIL 23, 2021 OF
BROADRIDGE FINANCIAL SOLUTIONS, INC.

Name of Lender (with any Lender that is also an Issuing Bank or a Swingline Lender also executing in its capacity as such):

Lender: WELLS FARGO BANK, N.A.
by: /s/ Tracy L. Moosbrugger
Name: Tracy L. Moosbrugger Title: Managing Director

For any Lender requiring a second signature line:
by:
Name: Title:

SIGNATURE PAGE TO
SECOND AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
DATED AS OF APRIL 23, 2021 OF
BROADRIDGE FINANCIAL SOLUTIONS, INC.

BNP PARIBAS:

by: /s/Michael Kowalczuk
Name: Michael Kowalczuk Title: Managing Director

by: /s/ Eve Ravelojaona
Name: Eve Ravelojaona Title: Director

SIGNATURE PAGE TO
SECOND AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
DATED AS OF APRIL 23, 2021 OF
BROADRIDGE FINANCIAL SOLUTIONS, INC.

TD Bank, N.A., as a Lender:
by: /s/ Bernadette Collins
Name: Bernadette Collins Title: Senior Vice President

SIGNATURE PAGE TO
SECOND AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
DATED AS OF APRIL 23, 2021 OF
BROADRIDGE FINANCIAL SOLUTIONS, INC.

Name of Lender (with any Lender that is also an Issuing Bank or a Swingline Lender also executing in its capacity as such):

Lender: U.S. Bank National Association
by: /s/ Kevin Shenoy
Name: Kevin Shenoy Title: Vice President

SIGNATURE PAGE TO
SECOND AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
DATED AS OF APRIL 23, 2021 OF
BROADRIDGE FINANCIAL SOLUTIONS, INC.

Name of Lender (with any Lender that is also an Issuing Bank or a Swingline Lender also executing in its capacity as such):

Lender: Truist Bank
by: /s/ Jim C. Wright
Name: Jim C. Wright Title: Vice President

SIGNATURE PAGE TO
SECOND AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
DATED AS OF APRIL 23, 2021 OF
BROADRIDGE FINANCIAL SOLUTIONS, INC.

Name of Lender: BANK OF CHINA, NEW YORK BRANCH

Lender:
by: /s/ Raymond Qiao
Name: Raymond Qiao Title: Executive Vice President

SIGNATURE PAGE TO
SECOND AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
DATED AS OF APRIL 23, 2021 OF
BROADRIDGE FINANCIAL SOLUTIONS, INC.

Lender: The Bank of Nova Scotia
by: /s/ Luke Copley
Name: Luke Copley Title: Director

SIGNATURE PAGE TO
SECOND AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
DATED AS OF APRIL 23, 2021 OF
BROADRIDGE FINANCIAL SOLUTIONS, INC.

Name of Lender (with any Lender that is also an Issuing Bank or a Swingline Lender also executing in its capacity as such):

Lender: Bank of Montreal, Chicago Branch
by: /s/ Jeffrey Danielsen
Name: Jeffrey Danielsen Title: Vice President

For any Lender requiring a second signature line:
by: /s/ Nikhil Chaudhary
Name: Nikhil Chaudhary Title: Director, Bank of Montreal (Commercial Bank, Canada) Date: May 18, 2023

SIGNATURE PAGE TO
SECOND AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
DATED AS OF APRIL 23, 2021 OF
BROADRIDGE FINANCIAL SOLUTIONS, INC.

Name of Lender (with any Lender that is also an Issuing Bank or a Swingline Lender also executing in its capacity as such):

Lender: HSBC Bank USA, NA
by: /s/ Michael Coretti
Name: Michael Coretti Title: SVP

For any Lender requiring a second signature line:
by:
Name: Title:

SIGNATURE PAGE TO
SECOND AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
DATED AS OF APRIL 23, 2021 OF
BROADRIDGE FINANCIAL SOLUTIONS, INC.

Lender: MORGAN STANLEY BANK, N.A.
by: /s/ Jack Kuhns 5/22/2023
Name: Jack Kuhns Title: Authorized Signatory

SIGNATURE PAGE TO
SECOND AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
DATED AS OF APRIL 23, 2021 OF
BROADRIDGE FINANCIAL SOLUTIONS, INC.

Name of Lender (with any Lender that is also an Issuing Bank or a Swingline Lender also executing in its capacity as such):

Lender: Santander Bank, N.A.
by: /s/ Jennifer Baydian
Name: Jennifer Baydian Title: Senior Vice President

For any Lender requiring a second signature line:
by:

Name: Title:

SIGNATURE PAGE TO
SECOND AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
DATED AS OF APRIL 23, 2021 OF
BROADRIDGE FINANCIAL SOLUTIONS, INC.

Name of Lender (with any Lender that is also an Issuing Bank or a Swingline Lender also executing in its capacity as such):

Lender: BARCLAYS BANK IRELAND PLC
by: /s/ Daniel Scoines

Name: Daniel Scoines Title: Assistant Vice President

For any Lender requiring a second signature line:
by:

Name: Title:

EXHIBIT A

EXHIBIT A
Amended Credit Agreement
[Attached]

AMENDED AND RESTATED CREDIT AGREEMENT
dated as of
April 23, 2021,
among
BROADRIDGE FINANCIAL SOLUTIONS, INC.,
The BORROWING SUBSIDIARIES Party Hereto,
The LENDERS Party Hereto
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

___________________________
JPMORGAN CHASE BANK, N.A., BOFA SECURITIES, INC., WELLS FARGO SECURITIES, LLC, BNP PARIBAS SECURITIES CORP., TD SECURITIES (USA) LLC and U.S. BANK NATIONAL ASSOCIATION,
as Joint Lead Arrangers and Joint Bookrunners
BANK OF AMERICA, N.A., WELLS FARGO BANK, NATIONAL ASSOCIATION, BNP PARIBAS, TD BANK, N.A. and U.S. BANK NATIONAL ASSOCIATION,
as Syndication Agents
and
TRUIST BANK,
as Documentation Agent
________________________________________

TABLE OF CONTENTS
Page
ARTICLE I

Definitions
SECTION 1.01. Defined Terms    1
SECTION 1.02. Classification of Loans and Borrowings    ~~43~~42
SECTION 1.03. Terms Generally    ~~44~~42
SECTION 1.04. Accounting Terms; GAAP; Pro Forma Computations    ~~44~~43
SECTION 1.05. Currency Translation    ~~45~~44
SECTION 1.06. Interest Rates; ~~LIBOR~~Benchmark Notification    ~~45~~44
SECTION 1.07. Divisions    ~~47~~45
SECTION 1.08. Blocking Regulation    ~~47~~45
ARTICLE II

The Credits
SECTION 2.01. Revolving Commitments    ~~47~~45
SECTION 2.02. Loans and Borrowings    ~~48~~46
SECTION 2.03. Requests for Revolving Borrowings    ~~49~~47
SECTION 2.04. [Reserved]    ~~50~~48
SECTION 2.05. Swingline Loans    ~~50~~49
SECTION 2.06. Letters of Credit    ~~52~~51
SECTION 2.07. Funding of Borrowings    ~~60~~58
SECTION 2.08. Interest Elections for Revolving Borrowings    ~~60~~59
SECTION 2.09. Termination or Reduction of Revolving Commitments    ~~62~~60
SECTION 2.10. Increase of Revolving Commitments; Extension of Revolving Maturity Date    ~~63~~61
SECTION 2.11. Repayment of Loans; Evidence of Debt    ~~66~~64
SECTION 2.12. Prepayment of Loans    ~~66~~65
SECTION 2.13. Fees    ~~68~~66
SECTION 2.14. Interest    ~~69~~67
SECTION 2.15. Alternate Rate of Interest    ~~70~~69
SECTION 2.16. Increased Costs    ~~74~~73
SECTION 2.17. Break Funding Payments    ~~76~~74
SECTION 2.18. Taxes    ~~77~~75
SECTION 2.19. Payments Generally; Pro Rata Treatment; Sharing of Set-offs    ~~80~~78
SECTION 2.20. Mitigation Obligations; Replacement of Lenders    ~~82~~80
SECTION 2.21. Defaulting Lenders    ~~83~~82
SECTION 2.22. Borrowing Subsidiaries    ~~86~~84
ARTICLE III

Representations and Warranties
SECTION 3.01. Organization; Powers    ~~89~~87

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SECTION 3.02. Authorization; Enforceability    ~~89~~87
SECTION 3.03. Governmental Approvals; No Conflicts    ~~89~~87
SECTION 3.04. Financial Condition; No Material Adverse Change    ~~90~~88
SECTION 3.05. Properties    ~~90~~88
SECTION 3.06. Litigation and Environmental Matters    ~~90~~88
SECTION 3.07. Compliance with Laws and Agreements    ~~90~~89
SECTION 3.08. Federal Reserve Regulations    ~~91~~89
SECTION 3.09. Anti-Corruption Laws and Sanctions    ~~91~~89
SECTION 3.10. Investment Company Status    ~~91~~90
SECTION 3.11. Taxes    ~~92~~90
SECTION 3.12. ERISA    ~~92~~90
SECTION 3.13. Disclosure    ~~92~~90
ARTICLE IV

Conditions
SECTION 4.01. Effective Date    ~~92~~91
SECTION 4.02. Each Credit Event    ~~94~~92
SECTION 4.03. Credit Extensions to New Borrowing Subsidiaries    ~~94~~92
ARTICLE V

Affirmative Covenants
SECTION 5.01. Financial Statements and Other Information    ~~95~~93
SECTION 5.02. Notices of Material Events    ~~96~~95
SECTION 5.03. Existence; Conduct of Business    ~~97~~95
SECTION 5.04. Payment of Taxes    ~~97~~95
SECTION 5.05. Maintenance of Properties    ~~97~~95
SECTION 5.06. Books and Records; Inspection Rights    ~~97~~96
SECTION 5.07. Compliance with Laws    ~~98~~96
SECTION 5.08. Use of Proceeds    ~~98~~96
SECTION 5.09. Margin Stock    ~~98~~97
ARTICLE VI

Negative Covenants
SECTION 6.01. Liens    ~~99~~97
SECTION 6.02. Subsidiary Indebtedness    ~~101~~99
SECTION 6.03. Sale and Leaseback Transactions    ~~102~~100
SECTION 6.04. Fundamental Changes    ~~102~~101
SECTION 6.05. Restrictive Agreements    ~~103~~101
SECTION 6.06. Transactions with Affiliates    ~~104~~102
SECTION 6.07. Leverage Ratio    ~~104~~102

ARTICLE VII

Events of Default
ARTICLE VIII

The Administrative Agent
ARTICLE IX

Miscellaneous
SECTION 9.01. Notices    ~~114~~112
SECTION 9.02. Waivers; Amendments    ~~116~~114
SECTION 9.03. Expenses; Indemnity; Limitation of Liability    ~~118~~116
SECTION 9.04. Successors and Assigns    ~~120~~118
SECTION 9.05. Survival    ~~123~~121
SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution    ~~123~~121
SECTION 9.07. Severability    ~~125~~123
SECTION 9.08. Right of Set-Off    ~~125~~123
SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process    ~~125~~123
SECTION 9.10. WAIVER OF JURY TRIAL    ~~126~~124
SECTION 9.11. Headings    ~~127~~125
SECTION 9.12. Confidentiality; Non-Public Information    ~~127~~125
SECTION 9.13. Interest Rate Limitation    ~~128~~126
SECTION 9.14. Conversion of Currencies    ~~128~~126
SECTION 9.15. Certain Notices    ~~129~~127
SECTION 9.16. No Fiduciary Relationship    ~~129~~127
SECTION 9.17. Acknowledgement and Consent to Bail-In of Affected Financial Institutions    ~~129~~127
SECTION 9.18. Effect of Restatement    ~~130~~128
ARTICLE X

Guarantee

SCHEDULES:
Schedule 1.01 – Existing Letters of Credit
Schedule 2.01 – Commitments
Schedule 6.01 – Existing Liens
Schedule 6.02 – Existing Subsidiary Indebtedness
Schedule 6.05 – Restrictive Agreements
Schedule 6.06 – Transactions with Affiliates

EXHIBITS:
Exhibit A –    Form of Assignment and Assumption
Exhibit B –     Form of Borrowing Request
Exhibit C –    Form of Prepayment Notice
Exhibit D-1 –     Form of Borrowing Subsidiary Agreement
Exhibit D-2 –     Form of Borrowing Subsidiary Termination
Exhibit E –     Form of Interest Election Request
Exhibit F –    Form of Issuing Bank Agreement
Exhibit G –    Form of Note
Exhibit H –    Form of Tax Certificates

AMENDED AND RESTATED CREDIT AGREEMENT dated as of April 23, 2021, among BROADRIDGE FINANCIAL SOLUTIONS, INC., a Delaware corporation, BROADRIDGE FINANCIAL SOLUTIONS (CANADA) CORP., a Nova Scotia unlimited company, BROADRIDGE SWEDEN HOLDINGS AB (u.n.c.f. GOLDCUP 100696 AB), a private limited liability company incorporated under the laws of Sweden, the other BORROWING SUBSIDIARIES party hereto, the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
The Borrowers have requested that the Lenders (such term and each other capitalized term used and not otherwise defined herein having the meaning assigned to it in Article I) amend and restate the Existing Credit Agreement to continue and modify the credit facilities provided for therein such that the Borrowers may obtain Revolving Loans, Swingline Loans and Letters of Credit in US Dollars and, in the case of Multicurrency Tranche 1 Revolving Loans and Multicurrency Tranche 2 Revolving Loans, in Alternative Currencies, in an aggregate principal amount at any time outstanding that will not result in the Aggregate Revolving Exposure exceeding US$1,500,000,000. The proceeds of borrowings hereunder are to be used to refinance any amounts outstanding under the Existing Credit Agreement and for general corporate purposes of the Company and its Subsidiaries, including the payment of intercompany loans between the Company and its Subsidiaries. Letters of Credit will be used for general corporate purposes of the Company and its Subsidiaries.
The Lenders are willing to establish the credit facilities referred to in the preceding paragraph upon the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:
ARTICLE I

Definitions
SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Accession Agreement” has the meaning set forth in Section 2.10(a).
“Acquisition” means any acquisition by the Company or any Subsidiary of Equity Interests of any Person that becomes a Subsidiary (or that is merged, consolidated or amalgamated with or into the Company or any Subsidiary), or of all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person.
“Acquisition Indebtedness” means any Indebtedness of the Company or any Subsidiary that has been incurred for the purpose of financing, in whole or in part, an Acquisition and any related transactions (including for the purpose of refinancing or replacing all or a portion of any related bridge facilities or any pre-existing Indebtedness of the Persons or assets to be acquired); provided that either (a) the release of the proceeds thereof to the Company and the Subsidiaries is contingent upon the substantially simultaneous consummation of such Acquisition (and, if the definitive agreement for such Acquisition is terminated prior to the consummation of such Acquisition, or if such Acquisition is otherwise not consummated by the date specified in the definitive documentation evidencing, governing the rights of the holders of or otherwise relating to such Indebtedness, then, in each case, such proceeds are, and pursuant to the terms of such definitive documentation are required to be, promptly applied to satisfy and discharge all obligations of the Company and the Subsidiaries in respect of such Indebtedness) or (b) such Indebtedness contains a “special mandatory redemption” provision (or a similar provision) if such Acquisition is not consummated by the date specified in the definitive documentation evidencing, governing the rights of the holders of or otherwise relating to such Indebtedness (and, if the definitive agreement for such Acquisition is terminated prior to the consummation of such Acquisition or such Acquisition is otherwise not consummated by the date so specified, such Indebtedness is, and pursuant to such “special mandatory redemption” (or similar) provision is required to be, redeemed or otherwise satisfied and discharged within 90 days of such termination or such specified date, as the case may be).

“Adjusted ~~LIBO Rate” means, with respect to any LIBOR Borrowing for any Interest Period,~~ an interest rate per annum ~~(rounded upwards, if necessary, to the next 1/100 of 1.00%) equal to the LIBO Rate for such Interest Period multiplied by the Statutory Reserve Rate~~Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR plus (b) 0.10% per annum; provided that if the Adjusted Daily Simple SOFR as so determined would be less than 0.00%, then the Adjusted Daily Simple SOFR shall be deemed to be 0.00% for purposes hereof.
“Adjusted Term SOFR” means (a) for any Interest Period other than the One Week USD Interest Period, an interest rate per annum equal to (i) the Term SOFR for such Interest Period plus (ii) 0.10% per annum, and (b) for the One Week USD Interest Period, an interest rate per annum equal to (i) for each day of such One Week USD Interest Period, the Daily Simple SOFR for such day plus (ii) 0.10%; provided that if the Adjusted Term SOFR as so determined would be less than 0.00%, then the Adjusted Term SOFR shall be deemed to be 0.00% for purposes hereof.
“Administrative Agent” means JPMorgan, in its capacity as administrative agent for the Lenders hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII. Unless the context requires otherwise, the term “Administrative Agent” shall include any branch or Affiliate of JPMorgan through which JPMorgan shall perform any of its obligations in such capacity hereunder.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that two or more Persons shall not be deemed Affiliates solely because an individual is a director of each such Person.

“Aggregate Multicurrency Tranche 1 Revolving Commitments” means, at any time, the sum of the Multicurrency Tranche 1 Revolving Commitments of all the Lenders in effect at such time.
“Aggregate Multicurrency Tranche 1 Revolving Exposure” means, at any time, the sum of the Multicurrency Tranche 1 Revolving Exposures of all the Lenders at such time.
“Aggregate Multicurrency Tranche 2 Revolving Commitments” means, at any time, the sum of the Multicurrency Tranche 2 Revolving Commitments of all the Lenders in effect at such time.
“Aggregate Multicurrency Tranche 2 Revolving Exposure” means, at any time, the sum of the Multicurrency Tranche 2 Revolving Exposures of all the Lenders at such time.
~~“Aggregate Revolving Commitments” means, at any time, the sum of the Revolving Commitments of all the Lenders in effect at such time.~~
“Aggregate Revolving Exposure” means, at any time, the sum of the Aggregate US Dollar Tranche Revolving Exposure, the Aggregate Multicurrency Tranche 1 Revolving Exposure and the Aggregate Multicurrency Tranche 2 Revolving Exposure of all the Lenders at such time.
“Aggregate US Dollar Tranche Revolving Commitments” means, at any time, the sum of the US Dollar Tranche Revolving Commitments of all the Lenders in effect at such time.
“Aggregate US Dollar Tranche Revolving Exposure” means, at any time, the sum of the US Dollar Tranche Revolving Exposures of all the Lenders at such time; provided, that for purposes of this definition, the US Dollar Tranche Revolving Exposure of any Lender that is a Swingline Lender shall be deemed to exclude any amount of its Swingline Exposure in excess of its Applicable Percentage of all outstanding Swingline Loans, adjusted to give effect to any reallocation under Section 2.21 of the Swingline Exposure of Defaulting Lenders in effect at such time.
“Agreed Currencies” means US Dollars and each Alternative Currency.
“Agreement” means this Amended and Restated Credit Agreement.
“Agreement Currency” has the meaning set forth in Section 9.14(b).
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1.00% per annum and (c) the Adjusted ~~LIBO Rate on~~Term SOFR for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) ~~for a deposit in US Dollars with a maturity of one month~~ plus 1.00% per annum. For purposes of clause (c) above, the Adjusted ~~LIBO Rate~~Term SOFR on any day shall be based on the ~~LIBO Screen~~Term SOFR Reference Rate at approximately ~~11:00~~5:00 a.m., ~~London~~Chicago time, on such day ~~for deposits in US Dollars with a maturity of one month (or, in the event the LIBO Screen Rate for deposits in US Dollars is not available for such maturity of one month, shall be based on the Interpolated Screen~~(or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate ~~as of such time~~methodology); provided that if such rate shall be less than 0.00%, such rate shall be deemed to be 0.00%. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.15 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.15(b)), then for purposes of clause (c) above the Adjusted ~~LIBO Rate~~Term SOFR shall be deemed to be 0.00%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted ~~LIBO Rate~~Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted ~~LIBO Rate~~Term SOFR, respectively. If the Alternate Base Rate, determined as set forth above, would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes hereof.
“Alternative Currency” means Canadian Dollars, Euro, Sterling, Swedish Kronor and Yen.
“Ancillary Document” has the meaning set forth in Section 9.06(b).
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Creditor” has the meaning set forth in Section 9.14(b).
“Applicable Percentage” means, with respect to any US Dollar Tranche Revolving Lender, Multicurrency Tranche 1 Revolving Lender or Multicurrency Tranche 2 Revolving Lender at any time, the percentage of the Aggregate US Dollar Tranche Revolving Commitments, the Aggregate Multicurrency Tranche 1 Revolving Commitments or the Aggregate Multicurrency Tranche 2 Revolving Commitments, as applicable, represented by such Lender’s US Dollar Tranche Revolving Commitment, Multicurrency Tranche 1 Revolving Commitment or Multicurrency Tranche 2 Revolving Commitment at such time; provided that, for purposes of Section 2.21 when a Defaulting Lender that is a US Dollar Tranche Lender shall exist, “Applicable Percentage” shall mean, with respect to any US Dollar Tranche Lender, the percentage of the Aggregate US Dollar Tranche Revolving Commitments (disregarding any Defaulting Lender’s US Dollar Tranche Revolving Commitment) represented by such Lender’s US Dollar Tranche Revolving Commitment. If the US Dollar Tranche Revolving Commitments, the Multicurrency Tranche 1 Revolving Commitments or the Multicurrency Tranche 2 Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the US Dollar Tranche Revolving Commitments, the Multicurrency Tranche 1 Revolving Commitments or the Multicurrency Tranche 2 Revolving Commitments most recently in effect, giving effect to any assignments.
“Applicable Rate” means, for any day, with respect to any ~~Eurocurrency~~Term Benchmark Loan, ABR Loan (including any Swingline Loan), RFR Loan and, if applicable, CBR Loan or Canadian Prime Loan, or with respect to the facility fees or Letter of Credit participation fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Facility Fee Rate”, “~~Eurocurrency~~Term Benchmark Spread and Letter of Credit Participation Fee”, “ABR Spread”, “RFR Spread”, “CBR Spread” or “Canadian Prime Spread”, as applicable, based upon the ratings by Moody’s, S&P and Fitch, respectively, applicable on such date to the Index Debt:

	Facility Fee Rate	~~Eurocurrency~~Term Benchmark Spread and Letter of Credit Participation Fee	ABR Spread	RFR Spread	CBR Spread	Canadian Prime Spread
Category 1 ≥ A2/A/A	0.070%	0.805%	0.000%	0.8376%	0.805%	0.000%
Category 2 A3/A-/ A-	0.090%	0.910%	0.000%	0.9426%	0.910%	0.000%
Category 3 Baa1/BBB+/BBB+	0.110%	1.015%	0.015%	1.0476%	1.015%	0.015%
Category 4 Baa2/BBB/BBB	0.150%	1.100%	0.100%	1.1326%	1.100%	0.100%
Category 5 ≤ Baa3/BBB-/BBB- or unrated	0.200%	1.175%	0.175%	1.2076%	1.175%	0.175%

For purposes of the foregoing, (a) if any of S&P, Moody’s or Fitch shall not have a Rating in effect (other than by reason of any of the circumstances referred to in the last sentence of this definition), then (i) if only one Rating Agency shall not have a Rating in effect, the applicable category shall be based on the remaining two effective Ratings, (ii) if two Rating Agencies shall not have a Rating in effect, one of such Rating Agencies shall be deemed to have a Rating in effect in Category 5 and the applicable category shall be based on such deemed Rating and the remaining effective Rating and (iii) if no Rating Agency shall have a Rating in effect, the applicable category shall be Category 5, (b) if the Ratings in effect or deemed to be in effect shall fall within different categories, then (i) if three Ratings are in effect, then either (x) if two of the three Ratings are in the same category, such category shall apply or (y) if all three of the Ratings are in different categories, then the category corresponding to the middle Rating shall apply and (ii) if only two Ratings are in effect or deemed to be in effect, the applicable category shall be the category in which the higher of the Ratings shall fall unless the Ratings differ by two or more categories, in which case the applicable category shall be the category one level below that corresponding to the higher Rating and (c) if any Rating shall be changed (other than as a result of a change in the rating system of the applicable Rating Agency), such change shall be effective as of the date on which it is first announced by the Rating Agency making such change. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s, S&P or Fitch shall change, or if any such Rating Agency shall cease to be in the business of rating corporate debt obligations, the Company and the Required Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such Rating Agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

“Applicable Time” means, with respect to any Loans, Borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Applicable Tranche” has the meaning specified in Section 2.22(a).
“Approved Fund” means any Person (other than a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means JPMorgan Chase Bank, N.A., BofA Securities, Inc., Wells Fargo Securities, LLC, BNP Paribas Securities Corp., TD Securities (USA) LLC and U.S. Bank National Association, in their capacities as joint lead arrangers and joint bookrunners for the credit facilities established hereunder.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any Person whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
“Attributable Debt” means, with respect to any Sale and Leaseback Transaction, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such Sale and Leaseback Transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease which is terminable by the lessee upon payment of a penalty, the Attributable Debt shall be the lesser of the Attributable Debt determined assuming termination upon the first date such lease may be terminated (in which case the Attributable Debt shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the Attributable Debt determined assuming no such termination.
“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency~~, as applicable~~, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.15(b)(~~v~~iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority; provided, however, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any agreements made by such Person.
“Benchmark” means, initially, with respect to any Loan denominated in any Agreed Currency, the Relevant Rate for Loans denominated in such Agreed Currency; provided that if a Benchmark Transition Event~~, a Term SOFR Transition Event or an Early Opt-In Election, as applicable,~~ and ~~its~~the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.15(b~~)(i) or (b)(ii~~).
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in an Alternative Currency, “Benchmark Replacement” shall mean the alternative set forth in clause (~~3~~2) below:
(1)    in the case of any Loan denominated in US Dollars, the ~~sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;~~
~~(2)    in the case of any Loan denominated in US Dollars, the sum of: (a)~~Adjusted Daily Simple SOFR; and ~~(b) the related Benchmark Replacement Adjustment;~~
(~~3~~2)    the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for the then-

current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment~~;~~
~~provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (x) Term SOFR and (y) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above)~~.
If the Benchmark Replacement as determined pursuant to clause (1)~~,~~ or (2~~) or (3~~) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement~~:~~
~~(1)    for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement”, the first alternative set forth in the order below that can be determined by the Administrative Agent:~~
~~(a)    the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;~~
~~(b)    the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and~~
~~(2)    for purposes of clause (3) of the definition of “Benchmark Replacement”~~, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (~~i~~a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (~~ii~~b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States~~;~~
~~provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion~~.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term SOFR Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Business Day”, the definition of “Interest Period”, the definition of “RFR Business Day”, the definition of “U.S. Government Securities Business Day”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark ~~Replacement~~ and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark ~~Replacement~~ exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means, with respect to any Benchmark, the ~~earliest~~earlier to occur of the following events with respect to such then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date ~~of~~on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the ~~public~~most recent statement or publication ~~of information~~ referenced ~~therein;~~in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

~~(3)    in the case of a Term SOFR Transition Event, the date that is 30 days after the date a Term SOFR Notice is provided to the Lenders and the Company pursuant to Section 2.15(b)(ii); or~~
~~(4)    in the case of an Early Opt-In Election, the sixth Business Day after the date notice of such Early Opt-In Election is provided to the Lenders, so long as the Administrative Agent has not received,~~ by 5:00 p.m., New York City time, on ~~the fifth Business Day after the date notice of such Early Opt-In Election is provided to the Lenders, written notice of objection to such Early Opt-In Election from Lenders comprising the Required Lenders.~~
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(1)     a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)     a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (a) beginning at the time that a Benchmark Replacement Date ~~pursuant to clauses (1) or (2) of that definition~~ has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.15(b) and (b) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.15(b).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Borrower” means the Company or any Borrowing Subsidiary.
“Borrowing” means (a) Revolving Loans of the same Class, Type and currency, made, converted or continued on the same date and to the same Borrower and, in the case of ~~Eurocurrency~~Term Benchmark Loans, as to which a single Interest Period is in effect or (b) Swingline Loans made on the same date and to the same Borrower.
“Borrowing Minimum” means (a) in the case of a Borrowing denominated in US Dollars, US$5,000,000 and (b) in the case of a Borrowing denominated in any Alternative Currency, the smallest amount of such Alternative Currency that is a multiple of 1,000,000 units of such currency that has a US Dollar Equivalent of US$5,000,000 or more.
“Borrowing Multiple” means (a) in the case of a Borrowing denominated in US Dollars, US$1,000,000 and (b) in the case of a Borrowing denominated in any Alternative Currency, 1,000,000 units of such currency.
“Borrowing Request” means a request by or on behalf of any Borrower for a Revolving Borrowing in accordance with Section 2.03 or a Swingline Loan in accordance with Section 2.05, which shall be substantially in the form of Exhibit B or any other form approved by the Administrative Agent.
“Borrowing Subsidiary” means, at any time, Broadridge Canada, Broadridge Sweden and each other Subsidiary that has been designated as a Borrowing Subsidiary by the Company pursuant to Section 2.22, in each case, for so long as such Person has not ceased to be a Borrowing Subsidiary as provided in such Section as of such time.

“Borrowing Subsidiary Agreement” means a Borrowing Subsidiary Agreement substantially in the form of Exhibit D-1 or any other form approved by the Administrative Agent.
“Borrowing Subsidiary Termination” means a Borrowing Subsidiary Termination substantially in the form of Exhibit D-2 or any other form approved by the Administrative Agent.
“Broadridge Canada” means Broadridge Financial Solutions (Canada) Corp., a Nova Scotia unlimited company.
“Broadridge Sweden” means Broadridge Sweden Holdings AB (u.n.c.f. Goldcup 100696 AB), a private limited liability company incorporated under the laws of Sweden.
“Broker Dealer Subsidiary” means any Subsidiary registered or regulated as a broker or dealer with or by the SEC, FINRA or any other applicable Governmental Authority, whether domestic or foreign.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks are not open for business in New York City; provided that (a) when used in relation to ~~Loans denominated in Sterling or in relation to the calculation~~any Term SOFR Loan or any interest rate settings, fundings, disbursements, settlements or ~~computation~~payments of ~~the LIBO Rate~~any Term SOFR Loan or in respect of Loans referencing the Adjusted Term SOFR, the term “Business Day” shall also exclude any day ~~on which commercial banks are not open for business in London~~that is not a U.S. Government Securities Business Day, (b) when used in relation to Loans denominated in Canadian Dollars or in relation to the calculation or computation of the CDO Rate, the term “Business Day” shall also exclude any day on which commercial banks are not open for business in Toronto, (c) when used in relation to Loans denominated in Euros or in relation to the calculation or computation of the EURIBO Rate, the term “Business Day” shall also exclude any day that is not a TARGET Day, (d) when used in relation to Loans denominated in Swedish Kronor or in relation to the calculation or computation of the STIBO Rate, the term “Business Day” shall also exclude any day on which commercial banks are not open for business in Stockholm, (e) when used in relation to Loans denominated in Yen or in relation to the calculation or computation of the TIBO Rate, the term “Business Day” shall also exclude any day on which commercial banks are not open for business in Tokyo, and (f) when used in relation to RFR Loans or any interest rate settings, fundings, disbursements, settlements or payments of any ~~such RFR Loan, or any other dealings in the applicable Agreed Currency of such~~ RFR Loan, the term “Business Day” shall also exclude any day that is not an RFR Business Day ~~and (g) when used in relation to a Loan to any Borrowing Subsidiary organized in a jurisdiction other than the United States of America, the United Kingdom, Canada or Sweden, the term “Business Day” shall also exclude any day on which commercial banks are not open for business in the jurisdiction of organization of such Borrowing Subsidiary~~.
“Canadian Dollars” or “C$” means the lawful currency of Canada.
“Canadian Prime”, when used in reference to any Loan or Borrowing, refers to whether such Loan or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Canadian Prime Rate. Canadian Prime Loans are only available as a result of the application of Section 2.15.

“Canadian Prime Rate” means, for any day, the rate of interest per annum equal to the greater of (a) the PRIMCAN Index rate that appears on the Bloomberg screen (or, in the event that the PRIMCAN Index is not published by Bloomberg, any other information service that publishes such index from time to time, as selected by the Administrative Agent from time to time in its reasonable discretion) at 10:15 a.m., Toronto time, on such day and (b) the interest rate per annum equal to the sum of (i) the CDO Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in Canadian Dollars with a maturity of 30 days and (ii) 1.00% per annum. For purposes of clause (b) above, the CDO Rate on any day shall be based on the CDO Screen Rate at approximately 10:15 a.m., Toronto time, on such day for deposits in Canadian Dollars with a maturity of 30 days (or, in the event the CDO Screen Rate for deposits in Canadian Dollars is not available for such maturity of 30 days, shall be based on the Interpolated Screen Rate as of such time); provided that if such rate shall be less than 0.00%, such rate shall be deemed to be 0.00% for purposes hereof. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index or the CDO Rate shall be effective from and including the effective date of such change in the PRIMCAN Index or the CDO Rate, as the case may be. If, after giving effect to the immediately preceding sentence, the rate referred to in clause (b)(i) above may not be determined, then for purposes of clause (b)(i) above such rate shall be deemed to be 0.00%.
“Capital Lease Obligations” of any Person means obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“CBR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Central Bank Rate. CBR Loans are only available as a result of the application of Section 2.15.
“CDO Rate” means, with respect to any Borrowing denominated in Canadian Dollars for any Interest Period, the CDO Screen Rate (rounded if necessary to the nearest 1/100 of 1% (with 0.005% being rounded up)) at approximately 10:15 a.m., Toronto time, on the first day of such Interest Period (and, if such day is not a Business Day, then on the immediately preceding Business Day) (as adjusted by the Administrative Agent after 10:15 a.m., Toronto time, to reflect any error in the posted rate of interest or in the poste average annual rate of interest); provided that if the CDO Screen Rate shall not be available at such time for such Interest Period, then the CDO Rate for such Interest Period shall be the Interpolated Screen Rate as of such time.
“CDO Screen Rate” means a rate per annum equal to the average rate applicable to Canadian bankers’ acceptances denominated in Canadian Dollars for the applicable period as displayed on the “Reuters Screen CDOR Page” as defined in the International Swap Dealer Association, Inc. definitions, as modified or amended from time to time (or, in the event such rate does not appear on such page or screen, on any successor or substitute page or screen that displays such rate or on the appropriate page of such other information service that publishes such rate from time to time, as shall be selected by the Administrative Agent from time to time in its reasonable discretion); provided that if the CDO Screen Rate, determined as provided above, would be less than 0.00%, then the CDO Screen Rate shall be deemed to be 0.00% for purposes hereof.

“CDOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the CDO Rate.
“Central Bank Rate” means, for any day, ~~(a)~~ the greater of (a) (i) for any Loan denominated in (A) Sterling, the Bank of England’s (or any successor’s thereto) “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time and in effect on such day, (B) Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time and in effect on such day, ~~(C) Yen, the “short-term prime rate” as publicly announced by the Bank of Japan~~(2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time and in effect on such day or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time and in effect on such day, (C) Yen, Japanese local bank prime rate in effect on such day, and (D) Swedish Kronor, the Swedish Riksbank’s (or any successor’s thereto) “repo rate” (Sw. reporänta) as published by the Swedish Riksbank (or any successor thereto) from time to time and in effect on such day ~~and (ii) 0.00%;~~ plus (~~b~~ii) the applicable Central Bank Rate Adjustment and (b) 0.00%. Each change in the Central Bank Rate resulting from a change in the applicable published rate referred to above shall be effective from and including the date such change in such applicable published rate is publicly announced as being effective.
“Central Bank Rate Adjustment” means, for any day, for any Loan denominated in (a) Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the EURIBO Rate for the five most recent Business Days preceding such day for which the EURIBO Screen Rate was available (excluding, from such averaging, the highest and the lowest EURIBO Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, (b) Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Daily Simple SONIA for the five most recent RFR Business Days preceding such day for which the Daily Simple SONIA was available (excluding, from such averaging, the highest and the lowest the Daily Simple SONIA applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last RFR Business Day in such period, (c) Swedish Kronor, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the STIBO Rate for the five most recent Business Days preceding such day for which the STIBO Screen Rate was available (excluding, from such averaging, the highest and the lowest STIBO Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Swedish Kronor in effect on the last Business Day in such period and (d) Yen, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the TIBO Rate for the five most recent Business Days preceding such day for which the TIBO Screen Rate was available (excluding, from such averaging, the highest and the lowest TIBO Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Yen in effect on the last Business Day in such period. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (~~b~~a)(ii) of the definition of such term and (y) each of the EURIBO Rate, the STIBO Rate and the TIBO Rate on any day shall be based on the EURIBO Screen Rate, the STIBO Screen Rate or the TIBO Screen Rate, as applicable, on such day at approximately the time referred to in the definition of such term for deposits in the applicable Agreed Currency for a maturity of one month (or, in the event the EURIBO Screen Rate, the STIBO Screen Rate or the TIBO Screen Rate, as applicable, for deposits in the applicable Agreed Currency is not available for such maturity of one month, shall be based on the Interpolated Screen Rate as of such time)~~; provided that if such rate shall be less than 0.00%, such rate shall be deemed to be 0.00%~~.
“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company, or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were not (i) directors of the Company on the Effective Date, (ii) nominated by the board of directors of the Company or (iii) appointed or approved prior to their election by a majority of the directors referred to in the preceding clauses (i) and (ii).
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any rule, regulation, treaty or other law, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.
“Charges” has the meaning set forth in Section 9.13.
“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are US Dollar Tranche Revolving Loans, Multicurrency Tranche 1 Revolving Loans, Multicurrency Tranche 2 Revolving Loans or Swingline Loans, (b) any Revolving Commitment, refers to whether such Revolving Commitment is a US Dollar Tranche Revolving Commitment, a Multicurrency Tranche 1 Revolving Commitment or a Multicurrency Tranche 2 Revolving Commitment and (c) any Lender, refers to whether such Lender has a Loan or Revolving Commitment of a particular Class. If any New Tranche is established in accordance with the provisions of Section 2.22, the Loans, borrowings, revolving commitments and Lenders thereunder shall form a separate Class for all purposes of this Agreement.
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateralized Letter of Credit” means a Letter of Credit that has been irrevocably cash collateralized by any Borrower pursuant to arrangements reasonably satisfactory to the Issuing Bank that issued such Letter of Credit.
“Commitment Increase” has the meaning set forth in Section 2.10(a).
“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Borrower pursuant to any Loan Document or the transactions contemplated therein that is distributed by or to the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to Section 9.01, including through an Electronic System. For the avoidance of doubt, Communications shall not constitute notices to the Borrowers under Section 9.01.
“Company” means Broadridge Financial Solutions, Inc., a Delaware corporation.
“Consenting Lender” has the meaning set forth in Section 2.10(d)
“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) all non-recurring or extraordinary non-cash charges for such period, (v) all non-cash charges associated with employee compensation for such period and (vi) all losses associated with asset sales outside the ordinary course of business during such period, minus (b) without duplication and to the extent included in determining such Consolidated Net Income, (i) all extraordinary gains for such period and (ii) all gains associated with asset sales outside the ordinary course of business during such period, all determined on a consolidated basis in accordance with GAAP. In the event that the Company or any Subsidiary shall have completed a Material Acquisition or a Material Disposition since the beginning of the relevant period, Consolidated EBITDA shall be determined for such period on a pro forma basis as if such Material Acquisition or Material Disposition, and any related incurrence or repayment of Indebtedness, had occurred at the beginning of such period.
“Consolidated Net Income” means, for any period, the net income or loss of the Company and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (but excluding therefrom any portion thereof attributable to any noncontrolling interest in any Subsidiary); provided that there shall be excluded (a) the income of any Person (other than the Company or any Subsidiary) in which any other Person (other than the Company or any Subsidiary or any director holding qualifying shares in compliance with applicable law) owns an Equity Interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of the Subsidiaries during such period, and (b) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Company or any Subsidiary or the date that such Person’s assets are acquired by the Company or any Subsidiary, except to the extent inclusion of such net income or loss of such Person is required for any calculation of Consolidated EBITDA on a pro forma basis.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Conversion” has the meaning specified in Section 2.22(b).
“Converted Tranche” has the meaning specified in Section 2.22(b).
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Credit Party” means the Administrative Agent, each Issuing Bank, each Swingline Lender and each other Lender.
“Daily Simple RFR” means, for any day, (~~an “RFR Interest Day”) with respect to~~a) in the case of any Loan denominated in Sterling, ~~an interest rate per annum equal to the greater of (a)~~the Daily Simple SONIA for ~~the~~such day ~~that is five Business Days prior to (i) if such RFR Interest Day is a Business Day, such RFR Interest Day or (ii) if such RFR Interest Day is not a Business Day, the~~ Business Day immediately preceding such ~~RFR Interest Day~~ and (b) ~~0.00%. Any change~~ in the case of any Loan denominated in US Dollars, the Adjusted Daily Simple ~~RFR due to a change in the applicable RFR~~ shall be effective from and including the effective date of such change in ~~the RFR~~ without notice to any Borrower.SOFR for such day.
~~“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion~~
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day that is five (or, with respect to Daily Simple SOFR when used in the definition of Adjusted Term SOFR, three) U.S. Government Securities Business Days prior to (a) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (b) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to any Borrower.
“Daily Simple SOFR Borrowing” means any Borrowing comprised of Daily Simple SOFR Loans.
“Daily Simple SOFR Loan” means any Loan that bears interest at a rate determined by reference to the Adjusted Daily Simple SOFR (other than solely as a result of clause (b) of the definition of Adjusted Term SOFR).

“Daily Simple SONIA” means, for any day (a “SONIA Rate Day”), a rate per annum equal to the greater of (a) SONIA for the day that is five RFR Business Days prior to (i) if such SONIA Rate Day is an RFR Business Day, such SONIA Rate Day or (ii) if such SONIA Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SONIA Rate Day and (b) 0.00%. Any change in Daily Simple SONIA due to a change in SONIA shall be effective from and including the effective date of such change in SOFR without notice to any Borrower.
“Daily Simple SONIA Loan” means any Loan that bears interest at a rate determined by reference to the Daily Simple SONIA.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, examinership, court protection, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or any other jurisdiction from time to time in effect and affecting the rights of creditors generally.
“Declining Lender” has the meaning set forth in Section 2.10(d).
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means any Revolving Lender that (a) has failed, within two Business Days of the date required to be funded or paid, (i) to fund any portion of its Revolving Loans, (ii) to fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) to pay to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good-faith determination that a condition precedent (specifically identified in such writing, including, if applicable, by reference to a specific Default) to funding a Revolving Loan cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, an Issuing Bank or a Swingline Lender made in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of such certification) to fund prospective Revolving Loans and participations in then outstanding Letters of Credit and Swingline Loans, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent, such Issuing Bank or such Swingline Lender’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent or (d) has become the subject of a Bankruptcy Event or a Bail-In Action.
“Dividing Person” has the meaning set forth in Section 1.07.
“Division” has the meaning set forth in Section 1.07.

“Documentation Agent” means Truist Bank, in its capacity as documentation agent with respect to the credit facilities established hereunder.
“Domestic Subsidiary” means a Subsidiary that is incorporated or organized in the United States of America, any State thereof or the District of Columbia.
~~“Early Opt-In Election” means, if the then current Benchmark with respect to US Dollars is LIBO Rate, the occurrence of:~~
~~(1)    a notification by the Administrative Agent to (or the request by the Company to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding US Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~
~~(2)    the joint election by the Administrative Agent and the Company to trigger a fallback from LIBO Rate and the provision, as applicable, by the Administrative Agent of written notice of such election to the Company and the Lenders.~~
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which the conditions set forth in Section 4.01 shall be satisfied or waived in accordance with Section 9.02, which date is April 23, 2021.
“Effectiveness Anniversary” has the meaning set forth in Section 2.10(d).
“Electronic Signature” means an electronic signature, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Electronic System” means any electronic system, including e-mail, ~~e-fax,~~ Intralinks®, ClearPar®, DebtDomain, SyndTrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent or any of its Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), any Defaulting Lender, the Company or any of its Subsidiaries or other Affiliates.
“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any hazardous or toxic materials or to health and safety matters.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest; provided that Indebtedness that is convertible into any such Equity Interests shall not, prior to the conversion thereof, constitute an Equity Interest.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) with respect to any Plan, a failure to meet the minimum funding standards (as defined in Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each instance, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“EURIBO Rate” means, with respect to any Borrowing denominated in Euros for any Interest Period, the EURIBO Screen Rate at approximately 11:00 a.m., Brussels time, two TARGET Days prior to the commencement of such Interest Period; provided that if the EURIBO Screen Rate shall not be available at such time for such Interest Period, then the EURIBO Rate for such Interest Period shall be the Interpolated Screen Rate as of such time.
“EURIBO Screen Rate” means a rate per annum equal to the euro interbank offered rate administered by the European Money ~~Market~~Markets Institute (or any other Person that takes over the administration of such rate) for the applicable period, as displayed (before any correction, recalculation or republication by the administrator) on the Reuters screen page that displays such rate (currently EURIBOR01) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion); provided that if the EURIBO Screen Rate, determined as provided above, would be less than 0.00%, then the EURIBO Screen Rate shall be deemed to be 0.00% for purposes hereof.
“EURIBOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the EURIBO Rate.
“Euro” or “€” means the single currency of the Participating Member States.
~~“Eurocurrency~~” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted ~~LIBO Rate~~, the CDO Rate, the EURIBO Rate, the STIBO Rate or the TIBO Rate.
“Events of Default” has the meaning set forth in Article VII.
“Exchange Act” means the United States Securities Exchange Act of 1934.
“Exchange Rate” means, on any date, for purposes of determining the US Dollar Equivalent of any other currency, the rate of exchange for the purchase of US Dollars with such currency on such date as last provided (either by publication or as may otherwise be provided to the Administrative Agent) by Reuters on the Business Day (determined based on New York City time) immediately preceding such date. In the event that Reuters ceases to be available or ceases to provide such rate of exchange, the Exchange Rate shall be determined by reference to such other publicly available information service that provides such rate of exchange at such time (a) as shall be reasonably mutually agreed by the Administrative Agent and the Company, or (b) unless and until such an agreement has been reached, as shall be selected by the Administrative Agent, after consultation with the Company, from time to time in its reasonable discretion.
“Excluded Taxes” means, with respect to the Administrative Agent, any Lender (which term shall include any Issuing Bank for purposes of this definition) or any other recipient of any payment to be made by or on account of any obligation of any Borrower under any Loan Document, (a) Taxes imposed on (or measured by) such recipient’s net or overall gross income (or franchise, net worth and similar Taxes imposed in lieu thereof) by (i) the United States of America (including US federal backup withholding tax (as defined in Section 3406 of the Code)) or (ii) any other jurisdiction (x) as a result of such recipient being organized in or having its principal office or applicable lending office in such jurisdiction or (y) as a result of any other present or former connection (other than a connection arising solely from this Agreement or any other Loan Document) between such recipient and such jurisdiction, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other applicable jurisdiction referred to in the preceding clause (a), (c) in the case of a Lender, any withholding Tax that is imposed by the United States of America on payments by any Borrower to such Lender pursuant to a law in effect on the date on which such Lender becomes a party to this Agreement (other than pursuant to an assignment request by the Company under Section 2.20(b)) or designates a new lending office or, with respect to any interest in any Revolving Commitment acquired after such Lender becomes a party hereto (or any Loan made pursuant to such Revolving Commitment), on the date on which such interest in such Revolving Commitment was acquired by such Lender, except, in each case, to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to designation of a new lending office or acquisition of such interest in such Revolving Commitment (or assignment), to receive additional amounts from any Borrower with respect to such withholding Tax pursuant to Section 2.18(a), (d) any withholding Taxes attributable to a Lender’s failure to comply with Section 2.18(f) and (e) any withholding Taxes pursuant to FATCA.
“Existing Credit Agreement” means the Amended and Restated Credit Agreement dated as of March 18, 2019, among the Company, the borrowing subsidiaries party thereto from time to time, the lenders from time to time party thereto and JPMorgan, as administrative agent, amended, supplemented or otherwise modified prior to the Effective Date.
“Existing Credit Agreement Revolving Loans” has the meaning set forth in Section 4.01(f).
“Existing Letter of Credit” means each letter of credit previously issued under the Existing Credit Agreement and listed on Schedule 1.01.
“Existing Revolving Maturity Date” has the meaning set forth in Section 2.10(d).
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and, in each case, any current or future regulation or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) and any intergovernmental agreement (and related legislation, official rules or other administrative guidance) implementing the foregoing.
~~“FCA” has the meaning assigned to such term in Section 1.06.~~
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding ~~business day~~Business Day by the NYFRB as the effective federal funds rate; provided that such rate shall in no event be less than 0.00%.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer, controller or any assistant treasurer (or the functional equivalent) of such Person.
“FINRA” means the Financial Industry Regulatory Authority.
“Fitch” means Fitch Ratings, Inc., and any successor to its rating agency business.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to ~~LIBO Rate,~~the Adjusted Term SOFR, the Adjusted Daily Simple SOFR, the Daily Simple SONIA, the CDO Rate, the EURIBO Rate, the TIBO Rate~~,~~  or the STIBO Rate ~~or the Daily Simple RFR~~, as applicable.
“Foreign Lender” means any Lender that is not a United States person within the meaning of Section 7701(a)(30) of the Code.
“Foreign Subsidiary” means any Subsidiary other than a Domestic Subsidiary.
“GAAP” means United States generally accepted accounting principles, applied on a consistent basis, as in effect, subject to Section 1.04, from time to time.
“Governmental Authority” means (a) the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank) and (b) with regard to any Broker Dealer Subsidiary, any self regulatory organization or body with supervisory, regulatory or other authority over such Broker Dealer Subsidiary.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount, as of any date of determination, of any Guarantee shall be the principal amount outstanding on such date of Indebtedness guaranteed thereby (or, in the case of (i) any Guarantee the terms of which limit the monetary exposure of the guarantor or (ii) any Guarantee of an obligation that does not have a principal amount, the maximum monetary exposure as of such date of the guarantor under such Guarantee (as determined, in the case of clause (i), pursuant to such terms or, in the case of clause (ii), reasonably and in good faith by the chief financial officer of the Company)).
“Guaranteed Obligations” means (a) the due and punctual payment by the Borrowing Subsidiaries of (i) the principal of and premium, if any, and interest (including interest accruing, at the rate specified herein, during the pendency of any proceeding under any Debtor Relief Law, regardless of whether allowed or allowable in such proceeding) on all Loans made to the Borrowing Subsidiaries, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) each payment required to be made by any Borrowing Subsidiary under any Loan Document in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon (including interest accruing, at the rate specified herein, during the pendency of any proceeding under any Debtor Relief Law, regardless of whether allowed or allowable in such proceeding) and obligations to provide cash collateral, and (b) the due and punctual payment or performance by the Borrowing Subsidiaries of all other monetary obligations under this Agreement or any other Loan Document, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations accruing, at the rate specified herein or therein, or incurred during the pendency of any proceeding under any Debtor Relief Law, regardless of whether allowed or allowable in such proceeding).
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.
“Increase Effective Date” has the meaning set forth in Section 2.10(b).
“Increasing Lender” has the meaning set forth in Section 2.10(a).
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding current accounts payable incurred in the ordinary course of business), (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) current accounts payable incurred in the ordinary course of business, (ii) deferred compensation payable to directors, officers or employees of such Person or any of its Subsidiaries and (iii) any purchase price adjustment or earnout obligation incurred in connection with any Acquisition (in the case of this clause (iii) until such obligation (A) becomes fixed and determined and (B) has not been paid within 30 days after becoming due and payable)), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under any Loan Document and (b) Other Taxes.
“Indemnitee” has the meaning set forth in Section 9.03(b).
“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement.
“Information” has the meaning set forth in Section 9.12(a).
“Information Memorandum” means the Confidential Information Memorandum dated March 31, 2021 relating to the Company and the Transactions.
“Initial Loans” has the meaning set forth in Section 2.10(b).
“Interest Election Request” means a request by or on behalf of a Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.08, which shall be substantially in the form of Exhibit E or any other form approved by the Administrative Agent.
“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), any CBR Loan or any Canadian Prime Loan, the last day of each March, June, September and December, (b) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the date of the ~~Borrowing of which~~borrowing of, or conversion to, such Loan ~~is a part~~ (or, if there is no such numerically corresponding day in such month, then the last day of such month), ~~and for purposes of this clause (b), the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing,~~ (c) with respect to any ~~Eurocurrency~~Term Benchmark Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a ~~Eurocurrency~~Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (d) with respect to any Swingline Loan, the day that such Loan is required to be repaid.
“Interest Period” means, with respect to any ~~Eurocurrency~~Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending, as the applicable Borrower may elect, on the date one week thereafter or on the numerically corresponding day in the calendar month that is one, two (except in the case of Term SOFR Borrowings), three or (except in the case of CDOR Borrowings) six months thereafter (or, if agreed upon by all of the Lenders participating in such Borrowing, any other period thereafter), in each case (other than in respect of a period of one week in connection with a Borrowing denominated in US Dollars (such period, the “One Week USD Interest Period”)), subject to the availability of such period for the Benchmark applicable to such Borrowing for the applicable Agreed Currency; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, solely in the case of a ~~Eurocurrency~~Term Benchmark Borrowing with an Interest Period of one month or longer, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period pertaining to a ~~Eurocurrency~~Term Benchmark Borrowing of one month or longer that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) no tenor that has been removed from this definition pursuant to Section 2.15(b)(iv) shall be available for specification in any Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interpolated Screen Rate” means, with respect to any ~~Eurocurrency~~CDOR Borrowing, EURIBOR Borrowing, STIBOR Borrowing or TIBOR Borrowing for any Interest Period ~~or clause (c) of the definition of the term “Alternate Base Rate”~~, a rate per annum (rounded to the same number of decimal places as the Relevant Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between (a) the Relevant Screen Rate for the longest period for which the Relevant Screen Rate is available (which longest period, for the avoidance of doubt, need not itself be an Interest Period) that is shorter than the applicable Interest Period; and (b) the Relevant Screen Rate for the shortest period for which the Relevant Screen Rate is available (which shortest period, for the avoidance of doubt, need not itself be an Interest Period) that is longer than the applicable Interest Period, in each case, as of the time the Interpolated Screen Rate is otherwise required to be determined in accordance with this Agreement; provided that the Interpolated Screen Rate shall in no event be less than 0.00%.
~~“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.~~
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuing Bank” means (a) each of JPMorgan, Bank of America, N.A., BNP Paribas, TD Bank, N.A., U.S. Bank National Association and Wells Fargo Bank, National Association and (b) any other US Dollar Tranche Revolving Lender that is designated by the Company and agrees to act in such capacity pursuant to Section 2.06(i) or 2.06(j) (other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.06(i)). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by any branch or Affiliate of such Issuing Bank, in which case the term “Issuing Bank” shall include any such branch or Affiliate with respect to Letters of Credit issued by such branch or Affiliate (it being agreed that such Issuing Bank shall cause such branch or Affiliate to comply with the requirements of Section 2.06 with respect to such Letters of Credit).
“Issuing Bank Agreement” means an agreement in substantially the form of Exhibit F.
“Itiviti” means Itiviti Holding AB, a company incorporated in Sweden with registered number 559097-5776.
“Itiviti Acquisition” means the acquisition, directly or indirectly through any Subsidiary, by the Company pursuant to the Itiviti Acquisition Agreement of the ordinary and preference shares of Itiviti that represent the entire issued share capital of Itiviti.
“Itiviti Acquisition Agreement” means the Share Purchase Agreement, dated as of March 27, 2021 (together with all schedules or other attachments thereto), entered into between Cidron Delfi S.À R.L., Itiviti Invest V AB, Itiviti Intressenter AB and the individual MIP Sellers referred to therein, as the sellers, Broadridge Sweden and the Company, as the buyer’s guarantor.
“JPMorgan” means JPMorgan Chase Bank, N.A. and its successors.
“Judgment Currency” has the meaning set forth in Section 9.14(b).
“LC Commitment” means, with respect to each Issuing Bank, the discretionary commitment of such Issuing Bank to issue Letters of Credit pursuant to Section 2.06, expressed as an amount representing the maximum LC Exposure attributable to Letters of Credit issued by such Issuing Bank. The initial amount of each Issuing Bank’s LC Commitment is set forth on Schedule 2.01 or in the Issuing Bank Agreement pursuant to which it became an Issuing Bank hereunder. The LC Commitment of any Issuing Bank may be increased or reduced by written agreement between such Issuing Bank and the Company, provided that a copy of such written agreement shall have been delivered to the Administrative Agent.
“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.
“LC Expiration Date” has the meaning set forth in Section 2.06(c).
“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amounts of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time. The LC Exposure of any US Dollar Tranche Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time, adjusted to give effect to any reallocation under Section 2.21 of the LC Exposure of Defaulting Lenders in effect at such time.
“Lender Parent” means, with respect to any Lender, any Person in respect of which such Lender is a subsidiary.

“Lender-Related Person” means the Administrative Agent (and any sub-agent thereof), each Arranger, each Syndication Agent, the Documentation Agent, each Lender and each Issuing Bank, and each Related Party of any of the foregoing Persons.
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or pursuant to an Accession Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lenders.
“Letter of Credit” means each Existing Letter of Credit and any letter of credit issued pursuant to this Agreement.
“Leverage Ratio” means, as of the last day of any Test Period, the ratio of (a) Total Indebtedness as of such date to (b) Consolidated EBITDA for such Test Period; provided that, for purposes of determining Total Indebtedness, at any time after the definitive agreement for any Material Specified Acquisition shall have been executed, any Acquisition Indebtedness with respect to such Material Specified Acquisition shall, unless such Material Specified Acquisition shall have been consummated, be disregarded.
“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.
~~“LIBO Rate” means, with respect to any Borrowing denominated in US Dollars for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (including, for the avoidance of doubt and without limitation, as a result of the permanent cessation of publication of the one-week US Dollar London interbank offered rate setting), then the LIBO Rate for such Interest Period shall be the Interpolated Screen Rate as of such time.~~
~~“LIBO Screen Rate” means a rate per annum equal to the London interbank offered rate as administered by the ICE~~ Benchmark Administration ~~(or any other Person that takes over the administration of such rate) for deposits in US Dollars for the applicable period, as displayed on the Reuters screen page that displays such rate (currently Reuters Screen Page LIBOR01 or LIBOR02) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion); provided that if the LIBO Screen Rate, determined as provided above, would be less than 0.00%, then the LIBO Screen Rate shall be deemed to be 0.00% for all purposes.~~
~~“LIBOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the LIBO Rate.~~
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing, but excluding any operating lease) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Agreement, each Accession Agreement, each Borrowing Subsidiary Agreement, each Borrowing Subsidiary Termination and, except for purposes of Section 9.02(b), each joinder agreement referred to in Section 2.05(d), each Issuing Bank Agreement and each promissory note delivered pursuant to this Agreement.
“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.
“Majority in Interest”, when used in reference to Lenders of any Class, means, at any time, Lenders of such Class that would constitute the Required Lenders if such Class was the sole Class of Lenders hereunder.
“Mandatory Restrictions” has the meaning set forth in Section 1.08.
“Material Acquisition” means any Acquisition that involves the payment of consideration (including the assumption of Indebtedness) by the Company and its Subsidiaries in excess of US$500,000,000.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the Company and the Subsidiaries taken as a whole, (b) the ability of the Borrowers to perform any of their obligations under this Agreement or any other Loan Document or (c) the rights of or benefits available to the Lenders under this Agreement or any other Loan Document.
“Material Disposition” means any sale, transfer or other disposition, or a series of related sales, transfers or other dispositions, by the Company or any of its Subsidiaries of all or substantially all the issued and outstanding Equity Interests in any Person that are owned by the Company and its Subsidiaries or of all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person; provided that the aggregate consideration (including the assumption of Indebtedness by the purchaser or transferee) therefor exceeds US$150,000,000.
“Material Indebtedness” means Indebtedness (other than the Loans, Letters of Credit and Guarantee under the Loan Documents), or obligations in respect of one or more Hedging Agreements, of any one or more of the Company and the Subsidiaries in an aggregate principal amount exceeding US$150,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.
“Material Specified Acquisition” means any Acquisition if (a) the sum of the aggregate principal amount of Indebtedness of the Company or any Subsidiary that has been incurred for the purpose of financing, in whole or in part, such Acquisition and any related transactions (including for the purpose of refinancing or replacing all or a portion of any pre-existing Indebtedness of the Persons or assets to be acquired) and the aggregate principal amount of any Indebtedness of the Persons to be acquired in, or to be assumed by the Company or a Subsidiary in connection with, such Acquisition that remains outstanding after giving effect to such Acquisition is US$200,000,000 or more and (b) on a pro forma basis, giving effect to such Acquisition and the related transactions and all incurrences and repayments of Indebtedness in connection therewith, the Leverage Ratio, determined as of the last day of the Test Period most recently ended on or prior to the consummation of such Acquisition, would increase compared to the Leverage Ratio as of such day but without giving pro forma effect thereto.
“Material Subsidiary” means (a) any Subsidiary that directly or indirectly owns any Equity Interest in or Controls any Material Subsidiary, (b) any Material Broker Dealer Subsidiary (as defined below) and (c) any other Subsidiary (i) the revenues of which for the most recent Test Period were greater than 5.0% of the Company’s total consolidated revenues for such period or (ii) the assets of which as of the end of the most recent Test Period were greater than 5.0% of the Company’s total consolidated assets as of such date; provided that if at any time the aggregate amount of the revenues or assets of all Subsidiaries that are not Material Subsidiaries for or as of the end of any Test Period exceeds 10% of the Company’s consolidated total revenues for such period or 10% of the Company’s consolidated total assets as of the end of such period, then one or more of such Subsidiaries shall for all purposes of this Agreement be deemed to be Material Subsidiaries in descending order based on the amounts of their total revenues or total assets, as the case may be, until such excess shall have been eliminated. For the purposes of this definition, (A) “Material Broker Dealer Subsidiary” means any Broker Dealer Subsidiary (1) the revenues of which for the most recent Test Period were greater than 1.0% of the Company’s total consolidated revenues for such period or (2) the assets of which as of the end of the most recent Test Period were greater than 1.0% of the Company’s total consolidated assets as of such date, and (B) revenues and assets of any Subsidiary of the Company which are recorded in a foreign currency in the Company’s financial statements shall be converted into US Dollars using the exchange rates used in preparation of the Company’s most recent financial statements delivered pursuant to Section 5.01 (or, prior to the first such delivery, the Company’s financial statements as of and for the fiscal quarter ended December 31, 2020) or, if no applicable exchange rate was used in such financial statements, at a rate determined in accordance with GAAP.
“Maximum Rate” has the meaning set forth in Section 9.13.
“MNPI” means material information concerning the Company, any Subsidiary or any of their respective securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Exchange Act. For purposes of this definition, “material information” means information concerning the Company, any Subsidiary or any of their respective securities that could reasonably be expected to be material with respect to the Company and its Subsidiaries, taken as a whole, or their respective securities for purposes of the United States federal and state securities laws.
“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.
“Multicurrency Combined Applicable Percentage” means, with respect to any Multicurrency Revolving Lender at any time, the percentage of the sum of the Aggregate Multicurrency Tranche 1 Revolving Commitments and the Aggregate Multicurrency Tranche 2 Revolving Commitments represented by such Lender’s Multicurrency Tranche 1 Revolving Commitment or Multicurrency Tranche 2 Revolving Commitment, as applicable, at such time.
“Multicurrency Revolving Commitment” means a Multicurrency Tranche 1 Revolving Commitment or a Multicurrency Tranche 2 Revolving Commitment or any combination thereof, as the context requires.

“Multicurrency Revolving Lender” means a Multicurrency Tranche 1 Revolving Lender or a Multicurrency Tranche 2 Revolving Lender or any combination thereof, as the context requires.
“Multicurrency Revolving Loan” means a Multicurrency Tranche 1 Revolving Loan or a Multicurrency Tranche 2 Revolving Loan or any combination thereof, as the context requires.
“Multicurrency Tranche 1” has the meaning set forth in the definition of the term “Tranche”.
“Multicurrency Tranche 1 Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Multicurrency Tranche 1 Revolving Loans, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Multicurrency Tranche 1 Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.10 or (c) increased or reduced pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Multicurrency Tranche 1 Revolving Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption or the Accession Agreement pursuant to which such Lender shall have assumed its Multicurrency Tranche 1 Revolving Commitment, as applicable. The initial aggregate amount of the Multicurrency Tranche 1 Revolving Commitments on the Effective Date is US$384,397,163.12.
“Multicurrency Tranche 1 Revolving Exposure” means, with respect to any Lender at any time, the sum at such time of the US Dollar Equivalents of the principal amounts of such Lender’s outstanding Multicurrency Tranche 1 Revolving Loans.
“Multicurrency Tranche 1 Revolving Lender” means a Lender with a Multicurrency Tranche 1 Revolving Commitment or Multicurrency Tranche 1 Revolving Exposure.
“Multicurrency Tranche 1 Revolving Loan” means a Loan made pursuant to Section 2.01(b).
“Multicurrency Tranche 2” has the meaning set forth in the definition of the term “Tranche”.
“Multicurrency Tranche 2 Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Multicurrency Tranche 2 Revolving Loans, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Multicurrency Tranche 2 Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.10 or (c) increased or reduced pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Multicurrency Tranche 2 Revolving Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption or the Accession Agreement pursuant to which such Lender shall have assumed its Multicurrency Tranche 2 Revolving Commitment, as applicable. The initial aggregate amount of the Multicurrency Tranche 2 Revolving Commitments on the Effective Date is US$15,602,836.88.
“Multicurrency Tranche 2 Revolving Exposure” means, with respect to any Lender at any time, the sum at such time of the US Dollar Equivalents of the principal amounts of such Lender’s outstanding Multicurrency Tranche 2 Revolving Loans.
“Multicurrency Tranche 2 Revolving Lender” means a Lender with a Multicurrency Tranche 2 Revolving Commitment or Multicurrency Tranche 2 Revolving Exposure.
“Multicurrency Tranche 2 Revolving Loan” means a Loan made pursuant to Section 2.01(c).
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“New Borrowing Subsidiary” has the meaning specified in Section 2.22(b).
“New Tranche” has the meaning specified in Section 2.22(b).
“Non-Consenting Lender” means any Lender that withholds its consent to any proposed amendment, waiver or other modification of any Loan Documents that cannot become effective without the consent of such Lender under Section 9.02, and that has been consented to by the Required Lenders (or, in circumstances where Section 9.02 does not require the consent of the Required Lenders as a result of clause (B) of the second proviso in Section 9.02(b), a Majority in Interest of the Lenders of the affected Class).
“Non-Defaulting Lender” means, at any time, any Lender that is not a Defaulting Lender at such time.
“Notice of Objection” has the meaning specified in Section 2.22(a).
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided further that the NYFRB Rate shall in no event be less than 0.00%.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Objecting Lender” has the meaning set forth in Section 2.22(a).
“One Week USD Interest Period” has the meaning set forth in the definition of “Interest Period”.
“Other Connection Taxes” means, with respect to any Lender or Issuing Bank, Taxes imposed as a result of a present or former connection between such Lender or Issuing Bank and the jurisdiction imposing such Taxes (other than a connection arising from such Lender or Issuing Bank having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan Document).
“Other Taxes” means any and all present or future recording, stamp, court, documentary, filing, intangible or similar Taxes arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment, participation or change in lending office (other than an assignment under Section 2.20(b) or a change in lending office under Section 2.20(a)).
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight ~~Eurocurrency borrowings~~eurodollar transactions denominated in US Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding ~~business day as an Overnight Bank Funding Rate~~Business Day by the NYFRB as an overnight bank funding rate; provided that such rate shall in no event be less than 0.00%.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in US Dollars, the NYFRB Rate and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
“Participant” has the meaning set forth in Section 9.04(g).
“Participant Register” has the meaning set forth in Section 9.04(g).
“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).
“Payment” has the meaning set forth in Article VIII.
“Payment Notice” has the meaning set forth in Article VIII.
“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.
“Permitted Encumbrances” means:
1.Liens imposed by law for Taxes, assessments or other governmental charges or levies (other than any Lien arising under ERISA or other laws to secure retirement or other benefits) that are not yet due or are being contested in compliance with Section 5.04;
2.landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in good faith;
3.pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
4.deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
5.judgment liens; and
6.easements, zoning restrictions, rights-of-way, minor defects or other irregularities in title and other similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure obligations that are substantial in amount and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Company or any Subsidiary;
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness or any Lien in favor of the PBGC.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Prepayment Notice” means a notice by or on behalf of any Borrower in accordance with Section 2.12, which shall be substantially in the form of Exhibit C or any other form approved by the Administrative Agent.
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “prime rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent in its reasonable discretion) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent in its reasonable discretion). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Rating Agencies” means Moody’s, S&P and Fitch.
“Ratings” means the ratings from time to time established by the Rating Agencies for the Index Debt.

“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is ~~LIBO Rate~~Term SOFR, ~~11:00~~5:00 a.m., ~~London~~Chicago time, on the day that is two ~~London banking days~~U.S. Government Securities Business Days preceding the date of such setting, (b) if the Benchmark is CDO Rate, 10:15 a.m., Toronto time, on the day of such setting, (c) if such Benchmark is EURIBO Rate, 11:00 a.m., Brussels time, two TARGET Days preceding the date of such setting, (d) if such Benchmark is TIBO Rate, 11:00 a.m., Tokyo time, two Business Days preceding the date of such setting, (e) if such Benchmark is STIBO Rate, 11:00 a.m., London time, two Business Days preceding the date of such setting, (f) if such Benchmark is Daily Simple RFR, then four Business Days prior to such setting and (g) if such Benchmark is none of the ~~LIBO Rate~~Term SOFR, the CDO Rate, the EURIBO Rate, the STIBO Rate, the TIBO Rate or a Daily Simple RFR, the time determined by the Administrative Agent in its reasonable discretion.
“Register” has the meaning set forth in Section 9.04(e).
“Regulation D” means Regulation D of the Federal Reserve Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation T” means Regulation T of the Federal Reserve Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation U” means Regulation U of the Federal Reserve Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation X” means Regulation X of the Federal Reserve Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, trustees, officers, partners, members, employees, agents and advisors of such Person and such Person’s Affiliates.
“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Loans denominated in US Dollars, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (b) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (c) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (d) with respect to a Benchmark Replacement in respect of Loans denominated in Yen, the Bank of Japan, or a committee officially endorsed or convened by the Bank of Japan or, in each case, any successor thereto, and (e) with respect to a Benchmark Replacement in respect of Loans denominated in any other Agreed Currency, (i) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (ii) any working group or committee officially endorsed or convened by (A) the central bank for the currency in which such Benchmark Replacement is denominated, (B) any central bank or other supervisor that is responsible for supervising either (x) such Benchmark Replacement or (y) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

~~“Relevant Interbank Market” means (a) with respect to US Dollars or Sterling, the London interbank market, (b) with respect to Canadian Dollars, the Toronto interbank market, (c) with respect to Euros, the European interbank market, (d) with respect to Swedish Kronor, the Stockholm interbank market and (e) with respect to Yen, the Tokyo interbank market.~~
“Relevant Rate” means (a) with respect to any ~~Eurocurrency~~Term Benchmark Borrowing denominated in US Dollars, the ~~LIBO Rate~~Adjusted Term SOFR, (b) with respect to any ~~Eurocurrency~~Term Benchmark Borrowing denominated in Canadian Dollars, the CDO Rate, (c) with respect to any ~~Eurocurrency~~Term Benchmark Borrowing denominated in Euros, the EURIBO Rate, (d) with respect to any ~~Eurocurrency~~Term Benchmark Borrowing denominated in Swedish Kronor, the STIBO Rate, (e) with respect to any ~~Eurocurrency~~Term Benchmark Borrowing denominated in Yen, the TIBO Rate, ~~or~~ (f) with respect to any Borrowing denominated in Sterling, the Daily Simple ~~RFR~~SONIA, or (g) with respect to any Daily Simple SOFR Borrowing, the Adjusted Daily Simple SOFR.
“Relevant Screen Rate” means (a) with respect to any Borrowing denominated in US Dollars, the ~~LIBO Screen~~Term SOFR Reference Rate, (b) with respect to any Borrowing denominated in Canadian Dollars, the CDO Screen Rate, (c) with respect to any Borrowing denominated in Euros, the EURIBO Screen Rate, (d) with respect to any Borrowing denominated in Swedish Kronor, the STIBO Screen Rate and (e) with respect to any Borrowing denominated in Yen, the TIBO Screen Rate.
“Required Lenders” means, at any time, Lenders having Revolving Exposures and unused Revolving Commitments representing more than 50% of the sum of the total Revolving Exposures of all Lenders and all unused Revolving Commitments of all Lenders at such time. For purposes of this definition, Revolving Exposure of any Swingline Lender shall be deemed to exclude any amount of its US Dollar Tranche Swingline Exposure in excess of its Applicable Percentage of all outstanding Swingline Loans, but adjusted to give effect to any reallocation under Section 2.21 of the US Dollar Tranche Swingline Exposures of Defaulting Lenders in effect at such time, and the unused US Dollar Tranche Commitment of any such Lender shall be determined without regard to any such excess amount.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means, with respect to any Person, any of the chief executive officer, chief operating officer, chief financial officer, general counsel or the treasurer or controller (or any equivalent of the foregoing officers) of such Person.
“Restricted Lender” has the meaning set forth in Section 1.08.
“Reuters” means Thomson Reuters Corporation, Refinitiv or, in each case, a successor thereto.
“Revolving Borrowing” means a US Dollar Tranche Revolving Borrowing, a Multicurrency Tranche 1 Revolving Borrowing or a Multicurrency Tranche 2 Revolving Borrowing or any combination thereof, as the context requires.
“Revolving Commitment” means a US Dollar Tranche Revolving Commitment, a Multicurrency Tranche 1 Revolving Commitment or a Multicurrency Tranche 2 Revolving Commitment or any combination thereof, as the context requires.

“Revolving Exposure” means a US Dollar Tranche Revolving Exposure, a Multicurrency Tranche 1 Revolving Exposure or a Multicurrency Tranche 2 Revolving Exposure or any combination thereof, as the context requires.
“Revolving Lender” means a US Dollar Tranche Revolving Lender, a Multicurrency Tranche 1 Revolving Lender or a Multicurrency Tranche 2 Revolving Lender or any combination thereof, as the context requires.
“Revolving Loan” means a US Dollar Tranche Revolving Loan, a Multicurrency Tranche 1 Revolving Loan or a Multicurrency Tranche 2 Revolving Loan or any combination thereof, as the context requires.
“Revolving Maturity Date” means April 23, 2026, or any later date to which the Revolving Maturity Date may be extended pursuant to Section 2.10(d); provided, in each case, that if such date shall not be a Business Day, then the “Revolving Maturity Date” shall be the immediately succeeding Business Day.
~~“RFR” means SONIA.~~
“RFR Borrowing” means any Borrowing comprised of RFR Loans.
“RFR Business Day” means~~,~~ (a) for any Loan denominated in Sterling, any day except for (~~a~~i) a Saturday ~~or~~, (ii) a Sunday or (~~b~~iii) a day on which banks are closed for general business in London~~.~~
~~“RFR Interest~~ and (b) for any Loan denominated in US Dollars, a U.S. Government Securities Business Day~~” has the meaning set forth in the definition of “Daily Simple RFR”~~.
“RFR Loan” means a Loan that bears interest at a rate determined by reference to the Daily Simple RFR (other than solely as a result of clause (b) of the definition of Adjusted Term SOFR).
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.
“Sale and Leaseback Transaction” means any arrangement whereby the Company or a Subsidiary, directly or indirectly, shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.
“Sanctioned Country” means, at any time, a country, region or territory that is at such time itself the subject or target of any Sanctions (at the date of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means, at any time, (a) any Person that is the subject of Sanctions, (b) any Person operating, organized or resident in a Sanctioned Country with which or whom dealings are prohibited for any party hereto or (c) any Person 50% or more owned by any such Person or Persons with which or whom dealings are prohibited for any party hereto.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government,

including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or ~~Her~~His Majesty’s Treasury of the United Kingdom.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the United States Securities Exchange Act of 1933, as amended.
“SIPC” means the Securities Investor Protection Corporation.
“SOFR” means~~, with respect to any Business Day,~~ a rate ~~per annum~~ equal to the secured overnight financing rate ~~for such Business Day published~~as administered by the SOFR Administrator on the SOFR Administrator’s Website ~~on the immediately succeeding Business Day~~.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s Website, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.
“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).
“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
~~“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D). Such reserve percentages shall include those imposed pursuant to Regulation D. LIBOR Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.~~
“Sterling” or “£” means the lawful currency of the United Kingdom.
“STIBO Rate” means, with respect to any Borrowing denominated in Swedish Kronor for any Interest Period, the STIBO Screen Rate at approximately 11:00

a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the STIBO Screen Rate shall not be available at such time for such Interest Period, then the STIBO Rate for such Interest Period shall be the Interpolated Screen Rate as of such time.
“STIBO Screen Rate” means a rate per annum equal to the Stockholm interbank offered rate administered and calculated by the Swedish Financial Benchmark Facility (or any other Person that takes over the administration of such rate) for deposits in Swedish Kronor for the applicable period, as displayed on the Reuters screen page that displays such rate (currently Reuters Screen Page STIBOR=) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion); provided that if the STIBO Screen Rate, determined as provided above, would be less than 0.00%, then the STIBO Screen Rate shall be deemed to be 0.00% for all purposes.
“STIBOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the STIBO Rate.
“Subsequent Borrowings” has the meaning set forth in Section 2.10(b).
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” means any subsidiary of the Company.
“Swedish Kronor” or “SEK” means the lawful currency of Sweden.
“Swingline Borrowing” means a Borrowing of Swingline Loans.
“Swingline Commitment” means, with respect to each Swingline Lender, the commitment of such Swingline Lender to make Swingline Loans pursuant to Section 2.05, expressed as an amount representing the maximum aggregate principal amount of such Swingline Lender’s outstanding Swingline Loans hereunder. The initial amount of each Swingline Lender’s Swingline Commitment is set forth on Schedule 2.01 or in the joinder agreement referred to in Section 2.05(d) pursuant to which it became a Swingline Lender hereunder. The Swingline Commitment of any Swingline Lender may be increased or reduced by written agreement between such Swingline Lender and the Company, provided that a copy of such written agreement shall have been delivered to the Administrative Agent
“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any US Dollar Tranche Revolving Lender at any time shall be the sum of (a) its Applicable

Percentage of the aggregate principal amount of all Swingline Loans outstanding at such time (excluding, in the case of any Lender that is a Swingline Lender, Swingline Loans made by it and outstanding at such time to the extent that the other Lenders shall not have funded their participations in such Swingline Loans), adjusted to give effect to any reallocation under Section 2.21 of the Swingline Exposure of Defaulting Lenders in effect at such time, and (b) in the case of any Lender that is a Swingline Lender, the aggregate principal amount of all Swingline Loans made by such Lender and outstanding at such time to the extent that the other Lenders shall not have funded their participations in such Swingline Loans.
“Swingline Lenders” means (a) each of JPMorgan, Bank of America, N.A., BNP Paribas, TD Bank, N.A., U.S. Bank National Association and Wells Fargo Bank, National Association, or the respective Affiliates thereof and (b) any other US Dollar Tranche Revolving Lender that is designated by the Company and agrees to act in such capacity pursuant to Section 2.05(d), in each case in its capacity as lender of Swingline Loans hereunder.
“Swingline Loan” means a Loan made by a Swingline Lender pursuant to Section 2.05.
“Syndication Agents” means Bank of America, N.A., Wells Fargo Bank, National Association, BNP Paribas, TD Bank, N.A. and U.S. Bank National Association, in their capacities as syndication agents with respect to the credit facilities established hereunder.
“~~TARGET~~T2” means the ~~Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment~~real time gross settlement system operated by the Eurosystem (or, if such ~~payment~~ system ceases to be operative, such other ~~payment~~ system (if any) determined by the Administrative Agent to be a suitable replacement).
“TARGET Day” means any day on which ~~TARGET~~T2 is open for the settlement of payments in Euro.
“Taxes” means any and all present or future taxes, levies, imposts, duties, assessments, or similar deductions, withholdings, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR (other than solely as a result of clause (c) of the definition of Alternate Base Rate), the CDO Rate, the EURIBO Rate, the STIBO Rate or the TIBO Rate.
“Term SOFR” means, ~~for the applicable Corresponding Tenor as of the applicable Reference Time,~~ the forward-looking term rate based on SOFR ~~that has been selected or recommended by the Relevant Governmental Body~~with respect to any Term SOFR Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR ~~Notice~~Borrowing” means ~~a notification by the Administrative Agent to the Lenders and the Company of the occurrence of a~~any Borrowing comprised of Term SOFR Loans.
“Term SOFR Loan” means any Loan that bears interest at a rate determined by reference to the Adjusted Term SOFR ~~Transition Event.~~
~~“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-In Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.15(b) that is not Term SOFR~~(other than solely as a result of clause (c) of the definition of Alternate Base Rate).
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term SOFR Borrowing and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m., New York City time, on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to Term SOFR has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five U.S. Government Securities Business Days prior to such Term SOFR Determination Day.
“Test Period” means, on any date of determination, the period of four consecutive fiscal quarters of the Company most recently ended on or prior to such date for which financial statements have been delivered, or are required to have been delivered, pursuant to Section 5.01(a) or 5.01(b) (or, prior to the first such delivery, the period of four consecutive fiscal quarters of the Company ended on December 31, 2020).
“TIBO Rate” means, with respect to any Borrowing denominated in Yen for any Interest Period, the TIBO Screen Rate at approximately 11:00 a.m., Tokyo time, two Business Days prior to the commencement of such Interest Period; provided that if the TIBO Screen Rate shall not be available at such time for such Interest Period, then the TIBO Rate for such Interest Period shall be the Interpolated Screen Rate as of such time.
“TIBO Screen Rate” means a rate per annum equal to the Tokyo interbank offered rate administered by the Ippan Shadan Hojin JBA TIBOR Administration (or any other Person which takes over the administration of that rate) for deposits in Yen for the applicable period, as displayed on the Reuters screen page that displays such rate (currently DTIBOR0) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion); provided that if the TIBO Screen Rate, determined as provided above, would be less than 0.00%, then the TIBO Screen Rate shall be deemed to be 0.00% for all purposes.
“TIBOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the TIBO Rate.
“Total Indebtedness” means, at any date, the sum of the aggregate principal amount of Indebtedness of the Company and the Subsidiaries outstanding as of such date that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP.
“Tranche” means a Class of Revolving Commitments and extensions of credit thereunder. For purposes hereof, each of the following shall comprise a separate Tranche: (a) the US Dollar Tranche Revolving Commitments, the US Dollar Tranche Revolving Loans, the Swingline Loans and the Letters of Credit (the “US Dollar Tranche”), (b) the Multicurrency Tranche 1 Revolving Commitments and the Multicurrency Tranche 1 Revolving Loans (the “Multicurrency Tranche 1”), (c) the Multicurrency Tranche 2 Revolving Commitments and the Multicurrency Tranche 2 Revolving Loans (the “Multicurrency Tranche 2”) and (d) any New Tranche established in accordance with the provisions of Section 2.22.
“Transactions” means (a) the execution, delivery and performance by the Borrowers of the Loan Documents to which they are a party, the borrowing of Loans and the issuance of Letters of Credit hereunder and (b) the payment of the fees and expenses related to each of the foregoing.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted ~~LIBO Rate~~Term SOFR (other than solely as a result of clause (c) of the definition of Alternate Base Rate), the Adjusted Daily Simple SOFR (other than solely as a result of clause (b) of the definition of Adjusted Term SOFR), the EURIBO Rate, the CDO Rate, the STIBO Rate, the TIBO Rate, the Alternate Base Rate, the Daily Simple ~~RFR~~SONIA, the applicable Central Bank Rate or the Canadian Prime Rate.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain Affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unreimbursed Amount” has the meaning set forth in Section 2.06(e).

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“US Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in US Dollars, such amount, and (b) with respect to any amount in any Alternative Currency, the equivalent in US Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.05 using the Exchange Rate with respect to such Alternative Currency at the time in effect under the provisions of such Section.
“US Dollar Tranche” has the meaning set forth in the definition of the term “Tranche”.
“US Dollar Tranche Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make US Dollar Tranche Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s US Dollar Tranche Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.10 or (c) increased or reduced pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s US Dollar Tranche Revolving Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption or the Accession Agreement pursuant to which such Lender shall have assumed or provided its US Dollar Tranche Revolving Commitment, as applicable. The initial aggregate amount of the US Dollar Tranche Revolving Commitments on the Effective Date is US$1,100,000,000.
“US Dollar Tranche Revolving Exposure” means, with respect to any Lender at any time, the sum at such time, without duplication, of (a) the aggregate principal amount of such Lender’s outstanding US Dollar Tranche Revolving Loans, (b) the aggregate amount of such Lender’s LC Exposure and (c) the aggregate amount of such Lender’s Swingline Exposure.
“US Dollar Tranche Revolving Lender” means a Lender with a US Dollar Tranche Revolving Commitment or US Dollar Tranche Revolving Exposure.
“US Dollar Tranche Revolving Loan” means a Loan made pursuant to Section 2.01(a).
“US Dollars” or “US$” means the lawful currency of the United States of America.
“US Person” means a “United States person” as defined in Section 7701(a)(30) of the Code.
“US Tax Certificate” has the meaning set forth in Section 2.18(f)(ii)(D).
“wholly owned” means, as to any Subsidiary, that all the Equity Interests of such Subsidiary (other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law) are owned, directly or indirectly, by the Company.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means any Borrower and the Administrative Agent.
“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
“Yen” or “¥” means the lawful currency of Japan.
SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “US Dollar Tranche Revolving Loan”) or by Type (e.g., a “~~LIBOR~~Term SOFR Loan”) or by Class and Type (e.g., a “~~LIBOR~~Term SOFR US Dollar Tranche Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “US Dollar Tranche Revolving Borrowing”) or by Type (e.g., a “~~LIBOR~~Term SOFR Borrowing”) or by Class and Type (e.g., a “~~LIBOR~~Term SOFR US Dollar Tranche Revolving Borrowing”). Revolving Loans may be referred to by reference to both Classes of Revolving Loans together (a “Revolving Loan”) or by both Classes of Revolving Loans together and by Type (e.g., a “~~LIBOR~~Term SOFR Revolving Loan”). Revolving Borrowings may also be referred to by reference to both Classes of Revolving Borrowings together (a “Revolving Borrowing”) or by both Classes of Revolving Borrowings together and by Type (e.g., a “~~LIBOR~~Term SOFR Revolving Borrowing”).
SECTION 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders, writs and decrees, of all Governmental Authorities. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein (including this Agreement and the other Loan Documents) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (c) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) references herein to “the date of this Agreement” or “the date hereof” or similar references shall be construed as references to April 23, 2021.
SECTION 1.04 Accounting Terms; GAAP; Pro Forma Computations. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that ~~(i)~~ (i)if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision, or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision shall have been amended in accordance herewith and, following the delivery of any such notice, the Company, the Administrative Agent and the Lenders will negotiate in good faith to amend this Agreement to eliminate the effect of any such change, and (ii) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (A) any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness of the Company or any of its Subsidiaries at “fair value”, as defined therein, (B) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof, (C) any valuation of Indebtedness below its full stated principal amount as a result of the application of Accounting Standards Update 2015-03, Interest, issued by the Financial Accounting Standards Board, it being agreed that Indebtedness shall at all times be valued at the full stated principal amount thereof, and (D) any change in accounting for leases pursuant to GAAP occurring after December 31, 2015, if such change would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect prior to December 31, 2015. For purposes hereof, the value of any preferred stock or other preferred equity interests in any Subsidiary shall be, as of any date of determination, the greater of (i) the maximum aggregate amount that would be payable upon maturity, redemption or repurchase thereof and (ii) the maximum liquidation preference of such preferred stock or other preferred equity interests.
i. All pro forma computations required to be made hereunder giving effect to any Material Acquisition or Material Disposition shall reflect on a pro forma basis such event as if it occurred on the first day of the relevant period and, to the extent applicable, the historical earnings and cash flows associated with the assets acquired or disposed of for such relevant period and any related incurrence or reduction of Indebtedness for such relevant period, all in accordance with Article 11 of Regulation S-X under the Securities Act. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Agreement applicable to such Indebtedness if such Hedging Agreement has a remaining term in excess of 12 months).

SECTION 1.05 Currency Translation. (a) The Administrative Agent shall determine the US Dollar Equivalent of any Borrowing denominated in a currency other than US Dollars as of the date of the commencement of the initial Interest Period therefor and as of the date of the commencement of each subsequent Interest Period therefor (and, if an Event of Default exists, may determine the US Dollar Equivalent of any Borrowing denominated in a currency other than US Dollars as of such other date or dates as the Administrative Agent may determine in its sole discretion), in each case using the Exchange Rate then in effect for such currency in relation to US Dollars, and each such amount shall be the US Dollar Equivalent of such Borrowing until the next required calculation thereof pursuant to this sentence.
For purposes of any determination under Article VI (other than Section 6.07) or Article VII and the definitions employed therein, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than US Dollars shall be translated into US Dollars at currency exchange rates in effect on the date of such determination (as reasonably determined by the Company). For purposes of Section 6.07, amounts in currencies other than US Dollars shall be translated into US Dollars at the currency exchange rates used in preparing the Company’s most recent annual and quarterly financial statements.
SECTION 1.06 Interest Rates; ~~LIBOR~~Benchmark Notification. The interest rate on ~~Loans~~a Loan denominated in US Dollars or an Alternative Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. ~~Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable laws and regulations, may be permanently discontinued, and/or the basis on which they are calculated may change. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, the U.K. Financial Conduct Authority (“FCA”) publicly announced that: (a) immediately after December 31, 2021, publication of all seven Euro London interbank offered rate settings, the overnight, 1-week, 2-month and 12-month Sterling London interbank offered rate settings, and the 1-week and 2-month US Dollar London interbank offered rate settings will permanently cease; (b) immediately after June 30, 2023, publication of the overnight and 12-month US Dollar London interbank offered rate settings will permanently cease; (c) immediately after December 31, 2021, the 1-month, 3-month and 6-month Sterling London interbank offered rate settings will cease to be provided or, subject to consultation by the FCA, be provided on a changed methodology (or “synthetic”) basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored; and (d) immediately after June 30, 2023, the 1-month, 3-month and 6-month US Dollar London interbank offered rate settings will cease to be provided or, subject to the FCA’s consideration of the case, be provided on a synthetic basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored.~~

~~There is no assurance that dates announced by the FCA will not change or that the administrator of the London interbank offered rate and/or regulators will not take further action that could impact the availability, composition, or characteristics of the London interbank offered rate or the currencies and/or tenors for which the London interbank offered rate is published. Each party to this Agreement should consult its own advisors to stay informed of any such developments. Public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate.~~ Upon the occurrence of a Benchmark Transition Event, ~~a Term SOFR Transition Event or an Early Opt-In Election, Sections~~Section 2.15(b)~~(i) and 2.15(b)(ii) provide~~ provides a mechanism for determining an alternative rate of interest. The ~~Administrative Agent will promptly notify the Company, pursuant to Section 2.15(b), of any change to the reference rate upon which the interest rate on Eurocurrency Loans is based. However, the~~ Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to ~~the Daily Simple RFR, the London interbank offered~~any interest rate ~~or other rates~~used in ~~the definition of the CDO Rate, the EURIBO Rate, the STIBO Rate, the TIBO Rate~~this Agreement or with respect to any alternative or successor rate thereto, or replacement rate thereof, including, without limitation, ~~(a) any such alternative, successor or replacement rate implemented pursuant to Section 2.15(b), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, or an Early Opt-In Election, and (b) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.15(b), including, without limitation,~~ whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the ~~Daily Simple RFR, the LIBO Rate, the CDO Rate, the EURIBO Rate, the STIBO Rate or the TIBO Rate, as applicable,~~existing interest rate being replaced or have the same volume or liquidity as did ~~the Relevant Interbank Market~~any existing interest rate prior to ~~the~~its discontinuance or unavailability ~~or such rate~~. The Administrative Agent and its Affiliates and/or other related entities may engage in transactions that affect the calculation of any ~~Daily Simple RFR,~~interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to any Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
SECTION 1.07 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws) (each, a “Division”): (a) if any asset, right, obligation or liability of any Person (the “Dividing Person”) becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.
SECTION 1.08 Blocking Regulation. In relation to any Lender that is subject to the regulations referred to below (each, a “Restricted Lender”), any representation,

warranty or covenant set forth herein that refers to Sanctions (each, a “Specified Provision”) shall only apply for the benefit of such Restricted Lender to the extent that such Specified Provision would not result in a violation of, conflict with or liability under Council Regulation (EC) 2271/96 (or any law implementing such regulation in any member state of the European Union), as amended, or any similar blocking or anti-boycott law in Germany (including, in the case of Germany, section 7 foreign trade rules (Auβenwirtschaftsverordnung – AWV) in connection with section 4 paragraph 1 foreign trade law (Auβenwirtschaftsgesetz – AWG)) or in the United Kingdom (the “Mandatory Restrictions”). In the event of any consent or direction by Lenders in respect of any Specified Provision of which a Restricted Lender does not have the benefit due to a Mandatory Restriction, then, notwithstanding anything to the contrary in the definition of Required Lenders, for so long as such Restricted Lender shall be subject to a Mandatory Restriction, the unused Revolving Commitments and Revolving Exposure of such Restricted Lender will be disregarded for the purpose of determining whether the requisite consent of the Lenders has been obtained or direction by the requisite Lenders has been made, it being agreed, however, that, unless, in connection with any such determination, the Administrative Agent shall have received written notice from any Lender stating that such Lender is a Restricted Lender with respect thereto, each Lender shall be presumed, in connection with such determination, not to be a Restricted Lender.
ARTICLE II

The Credits
SECTION 2.01 Revolving Commitments. Subject to the terms and conditions set forth herein, each Lender agrees (a) to make US Dollar Tranche Revolving Loans to the Borrowers (other than Broadridge Canada and Broadridge Sweden), denominated in US Dollars, from time to time during the Availability Period in amounts that will not at any time result in (i) such Lender’s US Dollar Tranche Revolving Exposure exceeding its US Dollar Tranche Revolving Commitment or (ii) the Aggregate US Dollar Tranche Revolving Exposure exceeding the Aggregate US Dollar Tranche Revolving Commitments, (b) to make Multicurrency Tranche 1 Revolving Loans (i) to the Borrowers (other than Broadridge Sweden), denominated in US Dollars or Alternative Currencies, and (ii) to Broadridge Sweden, denominated in US Dollars or Alternative Currencies (other than Yen), from time to time during the Availability Period in amounts that will not at any time result in (i) such Lender’s Multicurrency Tranche 1 Revolving Exposure exceeding its Multicurrency Tranche 1 Revolving Commitment or (ii) the Aggregate Multicurrency Tranche 1 Revolving Exposure exceeding the Aggregate Multicurrency Tranche 1 Revolving Commitments and (c) to make Multicurrency Tranche 2 Revolving Loans (i) to the Borrowers (other than Broadridge Sweden), denominated in US Dollars or Alternative Currencies (other than Swedish Kronor), and (ii) to Broadridge Sweden, denominated in US Dollars or Alternative Currencies (other than Swedish Kronor and Yen), from time to time during the Availability Period in amounts that will not at any time result in (i) such Lender’s Multicurrency Tranche 2 Revolving Exposure exceeding its Multicurrency Tranche 2 Revolving Commitment or (ii) the Aggregate Multicurrency Tranche 2 Revolving Exposure exceeding the Aggregate Multicurrency Tranche 2 Revolving Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.
SECTION 2.02 Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class, Type and currency made by the Lenders to the same Borrower ratably in accordance with their respective Revolving Commitments of the applicable Class. Each Swingline Loan shall be made in accordance with the procedures set forth in Section 2.05. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Revolving Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b) Subject to Section 2.15, (i) each Revolving Borrowing denominated in US Dollars shall be comprised entirely of ABR Loans ~~or LIBOR~~, Term SOFR Loans or, if applicable pursuant to Section 2.15, Daily Simple SOFR Loans, in each case, as the Borrowers may request in accordance herewith; provided that each Revolving Borrowing denominated in US Dollars made to Broadridge Sweden shall be comprised entirely of ~~LIBOR~~Term SOFR Loans or, if applicable pursuant to Section 2.15, Daily Simple SOFR Loans (and not ABR Loans); (ii) each Revolving Borrowing denominated in Sterling shall be comprised entirely of ~~RFR~~Daily Simple SONIA Loans, (iii) each Revolving Borrowing denominated in Canadian Dollars shall be comprised entirely of CDOR Loans, (iv) each Revolving Borrowing denominated in Euros shall be comprised entirely of EURIBOR Loans, (v) each Revolving Borrowing denominated in Swedish Kronor shall be comprised entirely of STIBOR Loans, (vi) each Revolving Borrowing denominated in Yen shall be comprised entirely of TIBOR Loans and (vii) each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any ~~Eurocurrency~~Term Benchmark Borrowing, and at the time that each ABR Revolving Borrowing and RFR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that (i) a ~~Eurocurrency~~Term Benchmark Borrowing that results from a continuation or conversion of an outstanding Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing, (ii) an ABR Revolving Borrowing or RFR Borrowing or an initial ~~Eurocurrency~~Term Benchmark Borrowing may be in an aggregate amount that is equal to the entire unused balance of the US Dollar Tranche Revolving Commitments, Multicurrency Tranche 1 Revolving Commitments or Multicurrency Tranche 2 Revolving Commitments, as applicable, or, with respect to ABR US Dollar Tranche Revolving Borrowings only, that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) and (iii) in the case of any ~~Eurocurrency~~Term Benchmark Borrowing that results from a borrowing of Multicurrency Tranche 1 Revolving Loans and Multicurrency Tranche 2 Revolving Loans as to which the provisions of clause (ii) of paragraph (d) of this Section apply, the Borrowing Multiple and the Borrowing Minimum requirements set forth above shall not be applicable (but shall be applicable to any ~~Eurocurrency~~Term Benchmark Borrowing that results from a continuation of any such ~~Eurocurrency~~Term Benchmark Borrowing) so long as the aggregate principal amount of all such ~~Eurocurrency~~Term Benchmark Borrowings is in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Each Swingline Borrowing shall be in an amount that is an integral multiple of US$1,000,000 and not less than US$5,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 15 ~~Eurocurrency~~Term Benchmark Borrowings and RFR Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, (i) the Borrowers shall not be entitled to request, or to convert any Revolving Borrowing to or to continue any Revolving Borrowing as, a ~~Eurocurrency~~Term Benchmark Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date and (ii) except in the case of a request for Multicurrency Tranche 1 Revolving Loans denominated in Swedish Kronor, each request for a borrowing of Multicurrency Revolving Loans by any Borrower may only be made as a concurrent request by such Borrower for Loans under both Multicurrency Tranche 1 and Multicurrency Tranche 2, with (x) the aggregate principal amount of such requested Loans under Multicurrency Tranche 1 being equal to the aggregate principal amount of all such requested Loans multiplied by a fraction the numerator of which is the aggregate amount of the unused Multicurrency Tranche 1 Revolving Commitments and the denominator of which is the aggregate amount of the unused Multicurrency Revolving Commitments and (y) the aggregate principal amount of such requested Loans under Multicurrency Tranche 2 being equal to the aggregate principal amount of all such requested Loans multiplied by a fraction the numerator of which is the aggregate amount of the unused Multicurrency Tranche 2 Revolving Commitments and the denominator of which is the aggregate amount of the unused Multicurrency Revolving Commitments.
SECTION 2.03 Requests for Revolving Borrowings. To request a borrowing of Revolving Loans, the applicable Borrower (or the Company on its behalf) shall submit to the Administrative Agent, by ~~fax or~~ email (in .pdf or .tif format), a completed Borrowing Request signed by a Responsible Officer of such Borrower (or, as applicable, of the Company) (a) in the case of a ~~Eurocurrency~~Term Benchmark Borrowing denominated in US Dollars, not later than 11:00 a.m., New York City time, three U.S. Government Securities Business Days before the date of the proposed Borrowing, (b) in the case of a Term Benchmark Borrowing denominated in an Alternative Currency, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing, (c) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing or (~~c~~d) in the case of an RFR Borrowing, not later than 11:00 a.m., New York City time, five Business Days before the date of the proposed Borrowing. Each such Borrowing Request shall, subject to Section 2.15, be irrevocable and shall specify the following information in compliance with Section 2.02:
(i) the identity of the applicable Borrower;
(ii) the currency (which shall be US Dollars or an Alternative Currency) and the aggregate principal amount of the requested Borrowing;
(iii) the date of such Borrowing, which shall be a Business Day;
(iv) whether such Borrowing is to be a US Dollar Tranche Revolving Borrowing, a Multicurrency Tranche 1 Revolving Borrowing or a Multicurrency Tranche 2 Revolving Borrowing (it being understood that requests for Multicurrency Revolving Loans shall be subject to provisions of Section 2.02(d)(ii));
(v) in the case of a requested Borrowing denominated in US Dollars, whether such Borrowing is to be an ABR Borrowing ~~or a LIBOR~~, a Term SOFR Borrowing or, if applicable pursuant to Section 2.15, a Daily Simple SOFR Borrowing;
(vi) in the case of a ~~Eurocurrency~~Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vii) the location and number of the applicable Borrower’s account to which funds are to be disbursed, or, in the case of any ABR Revolving Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), the identity of the Issuing Bank that made such LC Disbursement.
If no currency is specified with respect to any requested Borrowing, then the applicable Borrower (or, as applicable, the Company) shall be deemed to have selected US Dollars. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be (A) in the case of a Borrowing denominated in US Dollars, an ABR Borrowing, (B) in the case of a Borrowing denominated in Canadian Dollars, a CDOR Borrowing, (C) in the case of a Borrowing denominated in Euros, a EURIBOR Borrowing, (D) in the case of a Borrowing denominated in Swedish Kronor, a STIBOR Borrowing, (E) in the case of a Borrowing denominated in Yen, a TIBOR Borrowing and (F) in the case of a Borrowing denominated in Sterling, an RFR Borrowing. If no Interest Period is specified with respect to any requested ~~Eurocurrency~~Term Benchmark Borrowing, then the applicable Borrower (or, as applicable, the Company) shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
SECTION 2.04 [Reserved].

SECTION 2.05 Swingline Loans. (a) Subject to the terms and conditions set forth herein, each Swingline Lender agrees to make Swingline Loans denominated in US Dollars to the Borrowers from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of the outstanding Swingline Loans exceeding US$150,000,000, (ii) the aggregate principal amount of the outstanding Swingline Loans of such Swingline Lender exceeding its Swingline Commitment, (iii) the US Dollar Tranche Revolving Exposure of any Lender exceeding its US Dollar Tranche Revolving Commitment, (iv) the Aggregate US Dollar Tranche Revolving Exposure exceeding the Aggregate US Dollar Tranche Revolving Commitments or (v) in the event the Revolving Maturity Date shall have been extended as provided in Section 2.10(d), the sum of the LC Exposure attributable to Letters of Credit expiring after any Existing Revolving Maturity Date and the Swingline Exposure attributable to Swingline Loans maturing after such Existing Revolving Maturity Date exceeding the Aggregate US Dollar Tranche Revolving Commitments that shall have been extended to a date after the latest expiration date of such Letters of Credit and the latest maturity date of such Swingline Loans; provided that (A) no Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan and (B) each Swingline Loan shall be made as part of a Borrowing consisting of Swingline Loans made by the Swingline Lenders ratably in accordance with their respective Swingline Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans. The failure of any Swingline Lender to make any Swingline Loan required to be made by it shall not relieve any other Swingline Lender of its obligations hereunder; provided that the Swingline Commitments of the Swingline Lenders are several and no Swingline Lender shall be responsible for any other Swingline Lender’s failure to make Swingline Loans as required.

(b) To request a Swingline Borrowing, the applicable Borrower (or the Company on its behalf) shall submit to the Administrative Agent, by ~~fax or~~ email (in .pdf or .tif format) a completed Borrowing Request not later than 3:00 p.m., New York City time, on the day of the proposed Swingline Loan. Each such Borrowing Request shall be irrevocable and shall specify the identity of the applicable Borrower, the requested date (which shall be a Business Day) and the amount of the requested Swingline Borrowing and the location and number of the account of the applicable Borrower to which funds are to be disbursed or, in the case of any Swingline Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), the identity of the Issuing Bank that has made such LC Disbursement. Promptly following the receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Swingline Lender of the details thereof and of the amount of such Swingline Lender’s Swingline Loan to be made as part of the requested Swingline Borrowing. Each Swingline Lender shall make its ratable portion of the requested Swingline Borrowing available to the applicable Borrower by means of a wire transfer to the account specified in such Borrowing Request or to the applicable Issuing Bank, as the case may be, by 5:00 p.m., New York City time, on the requested date of such Swingline Borrowing.
(c) Any Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 noon, New York City time, on any Business Day require the US Dollar Tranche Revolving Lenders to acquire participations on such Business Day in all or a portion of its Swingline Loans outstanding. Such notice shall specify the aggregate amount of the Swingline Loans of such Swingline Lender in which the US Dollar Tranche Revolving Lenders will be required to participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each US Dollar Tranche Revolving Lender, specifying in such notice such US Dollar Tranche Revolving Lender’s Applicable Percentage of such Swingline Loan or Loans. Each US Dollar Tranche Revolving Lender hereby absolutely and unconditionally agrees to pay, promptly upon receipt of notice as provided above (and in any event, if such notice is received by 12:00 noon, New York City time, on a Business Day, no later than 5:00 p.m., New York City time, on such Business Day and if received after 12:00 noon, New York City time, on a Business Day, no later than 10:00 a.m., New York City time, on the immediately succeeding Business Day), to the Administrative Agent, for the account of such Swingline Lender, such US Dollar Tranche Revolving Lender’s Applicable Percentage of such Swingline Loan or Loans. Each US Dollar Tranche Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or any reduction or termination of the US Dollar Tranche Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each US Dollar Tranche Revolving Lender further acknowledges and agrees that, in making any Swingline Loan, each Swingline Lender shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the applicable Borrower deemed made pursuant to Section 4.02, unless, at least one Business Day prior to the time such Swingline Loan was made, the Majority in Interest of the US Dollar Tranche Revolving Lenders shall have notified such Swingline Lender (with a copy to the Administrative Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 4.02 would not be satisfied if such Swingline Loan were then made (it being understood and agreed that, in the event any Swingline Lender shall have received any such notice, no Swingline Lender shall have any obligation to make any Swingline Loan until and unless it shall be satisfied that the events and circumstances described in such notice shall have been cured or otherwise shall have ceased to exist). Each US Dollar Tranche Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such US Dollar Tranche Revolving Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the US Dollar Tranche

Revolving Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to each applicable Swingline Lender the amounts so received by it from the US Dollar Tranche Revolving Lenders. The Administrative Agent shall notify the Company of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender that made such Swingline Loan. Any amounts received by a Swingline Lender from the applicable Borrower (or other party on behalf of such Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; and any such amounts received by the Administrative Agent shall be promptly remitted to the US Dollar Tranche Revolving Lenders that shall have made their payments pursuant to this paragraph and to the applicable Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the applicable Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to any Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the applicable Borrower of any default in its payment thereof.
(d) The Company may, at any time and from time to time, designate one or more additional US Dollar Tranche Revolving Lenders to act as a Swingline Lender under the terms of this Agreement with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and such US Dollar Tranche Revolving Lender. Any US Dollar Tranche Revolving Lender designated as a swingline lender pursuant to this paragraph shall, upon entering into a joinder agreement with the Company in form reasonably satisfactory to the Administrative Agent (and which, in any event, shall specify its Swingline Commitment), be deemed to be a “Swingline Lender” (in addition to being a US Dollar Tranche Revolving Lender) hereunder.

SECTION 2.06 Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, (i) any Borrower may request the issuance of Letters of Credit denominated in US Dollars for its own account and (ii) so long as the Company is a joint and several co-applicant with respect thereto, the Company may request the issuance of Letters of Credit denominated in US Dollars for the account of any Subsidiaries that are not Borrowers, in each case, in a form reasonably acceptable to the applicable Issuing Bank, at any time and from time to time during the Availability Period. Each Existing Letter of Credit shall be deemed, for all purposes of this Agreement (including paragraphs (d) and (e) of this Section), to be a Letter of Credit issued hereunder for the account of the Company. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted or entered into by the applicable Borrower (or the Company on its behalf) to, or entered into by the applicable Borrower (or the Company on its behalf) with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Notwithstanding anything herein to the contrary, (A) no Issuing Bank shall have any obligation hereunder to issue, amend or extend any Letter of Credit, and any issuance, amendment or extension of any Letter of Credit by an Issuing Bank shall be in its sole discretion and (B) without limiting clause (A) above, an Issuing Bank shall not be under any obligation to issue, amend or extend any Letter of Credit if (1) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank shall prohibit, or require that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing

Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Effective Date and that such Issuing Bank in good faith deems material to it, or (2) the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally.

(b) Notice of Issuance, Amendment, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment or extension of an outstanding Letter of Credit, other than an automatic extension permitted pursuant to paragraph (c) of this Section), the applicable Borrower (or the Company on its behalf) shall deliver, by ~~fax or~~ email (in .pdf or .tif format), to the applicable Issuing Bank and the Administrative Agent, at least three Business Days in advance of the requested date of issuance, amendment or extension, a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the identity of the applicable Borrower or Subsidiary, the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend or extend such Letter of Credit. If requested by the applicable Issuing Bank, the applicable Borrower (or the Company on its behalf, if agreed by the applicable Issuing Bank) also shall enter into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit, the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) the LC Exposure shall not exceed US$50,000,000, (ii) the amount of the LC Exposure attributable to Letters of Credit issued by the applicable Issuing Bank will not exceed the LC Commitment of such Issuing Bank, (iii) no Lender’s US Dollar Tranche Revolving Exposure shall exceed its US Dollar Tranche Revolving Commitment, (iv) the Aggregate US Dollar Tranche Revolving Exposure shall not exceed the Aggregate US Dollar Tranche Revolving Commitments and (v) in the event the Revolving Maturity Date shall have been extended as provided in Section 2.10(d), the sum of the LC Exposure attributable to Letters of Credit expiring after any Existing Revolving Maturity Date and the Swingline Exposure attributable to Swingline Loans maturing after such Existing Revolving Maturity Date shall not exceed the Aggregate US Dollar Tranche Revolving Commitments that shall have been extended to a date after the latest expiration date of such Letters of Credit and the latest maturity date of such Swingline Loans.
(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any extension thereof, one year after such extension) and (ii) except as set forth below with respect to Collateralized Letters of Credit, the date that is five Business Days prior to the Revolving Maturity Date (the “LC Expiration Date”); provided that at the request of the applicable Borrower (or the Company on its behalf), any Letter of Credit may contain customary “evergreen” provisions pursuant to which such Letter of Credit will be extended for successive one-year periods (but, in no event, beyond the LC Expiration Date). Notwithstanding clause (ii) of the preceding sentence, (A) any Collateralized Letter of Credit may, with the consent of the Issuing Bank that issued such Collateralized Letter of Credit, expire on any date following the LC Expiration Date and (B) any Letter of Credit that contains an “evergreen” provision may extend pursuant to such evergreen provision to an expiration date following the LC Expiration Date if such Letter of Credit becomes a Collateralized Letter of Credit at least 15 Business Days prior to the latest date upon which the applicable

Issuing Bank would be entitled to terminate such Letter of Credit prior to its automatic extension pursuant to such “evergreen” provision.
(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the US Dollar Tranche Revolving Lenders, the Issuing Bank that issued such Letter of Credit hereby grants to each US Dollar Tranche Revolving Lender, and each US Dollar Tranche Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such US Dollar Tranche Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing but subject to paragraph (m) of this Section, each US Dollar Tranche Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such US Dollar Tranche Revolving Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment in respect of an LC Disbursement required to be refunded to the applicable Borrower for any reason, including, subject to paragraph (m) of this Section, after the Revolving Maturity Date. Subject to paragraph (m) of this Section, each US Dollar Tranche Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit, the occurrence and continuance of a Default, any reduction or termination of the US Dollar Tranche Revolving Commitments or any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of the ISP) permits a drawing to be made under such Letter of Credit after the expiration thereof or of the US Dollar Tranche Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each US Dollar Tranche Revolving Lender further acknowledges and agrees that, in issuing, amending or extending any Letter of Credit, the applicable Issuing Bank shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the applicable Borrower deemed made pursuant to Section 4.02, unless, at least one Business Day prior to the time such Letter of Credit is issued, amended or extended (or, in the case of an automatic extension permitted pursuant to paragraph (c) of this Section, at least one Business Day prior to the latest date upon which the applicable Issuing Bank would be entitled to terminate such Letter of Credit prior to its automatic extension), the Majority in Interest of the US Dollar Tranche Revolving Lenders shall have notified the applicable Issuing Bank (with a copy to the Administrative Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 4.02 would not be satisfied if such Letter of Credit were then issued, amended or extended (it being understood and agreed that, in the event any Issuing Bank shall have received any such notice, no Issuing Bank shall have any obligation to issue, amend or extend any Letter of Credit until and unless it shall be satisfied that the events and circumstances described in such notice shall have been cured or otherwise shall have ceased to exist).
(e) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 p.m., New York City time, on the Business Day immediately following the day that the applicable Borrower (or the Company on its behalf) receives notice of such LC Disbursement, if the applicable Borrower shall have received notice of such LC Disbursement prior to 5:00 p.m., New York City time, on such date, or, if such notice is not received by the applicable Borrower (or the Company on its behalf) prior to such time on the day of receipt, then not later than 12:00 p.m., New York City time, on the Business Day immediately following the day that the applicable Borrower (or the Company on its behalf) receives such notice; provided that, if the Revolving Maturity Date shall not have occurred, the applicable Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing denominated in US Dollars (if such LC Disbursement is not less than US$5,000,000) or Swingline Borrowing (if such LC Disbursement is not less than US$1,000,000) in an equivalent amount and, to the extent so financed, the applicable Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Borrowing. If the applicable Borrower fails to make such payment when due, the applicable Issuing Bank shall notify the Administrative Agent, whereupon the Administrative Agent shall notify each US Dollar Tranche Revolving Lender of the applicable LC Disbursement, the payment then due from such Borrower in respect thereof (the “Unreimbursed Amount”) and such US Dollar Tranche Revolving Lender’s Applicable Percentage thereof. Promptly following receipt of such notice (and, in any event, no later than the immediately following Business Day), each US Dollar Tranche Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the Unreimbursed Amount, in the same manner as provided in Section 2.07 with respect to Loans made by such US Dollar Tranche Revolving Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the US Dollar Tranche Revolving Lenders pursuant to this paragraph), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the US Dollar Tranche Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the applicable Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that US Dollar Tranche Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such US Dollar Tranche Revolving Lenders and such Issuing Bank as their interests may appear. Any payment made by a US Dollar Tranche Revolving Lender pursuant to this paragraph to reimburse such Issuing Bank for any LC Disbursement (other than the funding of ABR US Dollar Tranche Revolving Loans or a Swingline Borrowing as contemplated above) shall not constitute a Loan and shall not relieve the applicable Borrower of its obligation to reimburse such LC Disbursement.
(f) Obligations Absolute. Each Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision thereof, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of the ISP) permits a drawing to be made under such Letter of Credit after the stated expiration date thereof or of the US Dollar Tranche Revolving Commitments or (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of set-off against, any Borrower’s obligations hereunder. None of the Administrative Agent, the Lenders or the Issuing Banks, or any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to any Borrower to the extent of any direct damages (as opposed to special, indirect consequential or punitive damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by such Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, unless a court of competent jurisdiction shall have determined in a final and non-appealable judgment that in making any such determination the applicable Issuing Bank acted with gross negligence or willful misconduct, such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(g) Disbursement Procedures. Each Issuing Bank shall, within the time allowed by applicable law or the specific terms of the applicable Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by it. An Issuing Bank’s only obligation to the applicable Borrower in respect of any drawing made on any Letter of Credit issued by it is to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and appear to substantially comply on their face with the requirements of such Letter of Credit. The applicable Issuing Bank shall promptly after such examination notify the Administrative Agent and the Company by telephone (confirmed by ~~fax or~~ email) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the applicable Borrower of its obligation to reimburse such Issuing Bank and the US Dollar Tranche Revolving Lenders of their obligations with respect to any such LC Disbursement.
(h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the applicable Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR US Dollar Tranche Revolving Loans; provided that, if the applicable Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.14(i) shall apply. Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any US Dollar Tranche Revolving Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such US Dollar Tranche Revolving Lender to the extent of such payment, and shall be payable on demand or, if no demand has been made, on the date on which the applicable Borrower reimburses the applicable LC Disbursement in full.

(i) Replacement of an Issuing Bank. Any Issuing Bank may resign at any time by giving 180 days’ prior written notice to the Administrative Agent, the US Dollar Tranche Revolving Lenders and the Company, and may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank that agrees to act in such capacity in accordance with Section 2.06(j). The Administrative Agent shall notify the US Dollar Tranche Revolving Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.13(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or replacement of an Issuing Bank hereunder, such Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement (including the right to receive fees under Section 2.13(b)), but, without limiting clause (A) set forth in paragraph (a) of this Section, shall not be required to issue additional Letters of Credit or amend or extend any existing Letters of Credit.
(j) Additional Issuing Banks. The Company may, at any time and from time to time, designate one or more additional US Dollar Tranche Revolving Lenders to act as an Issuing Bank under the terms of this Agreement with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and such US Dollar Tranche Revolving Lender. Any US Dollar Tranche Revolving Lender designated as an Issuing Bank pursuant to this paragraph shall, upon entering into an Issuing Bank Agreement with the Company, be deemed to be an “Issuing Bank” (in addition to being a US Dollar Tranche Revolving Lender) hereunder and shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter.
(k) Issuing Bank Reports. Unless otherwise agreed by the Administrative Agent, each Issuing Bank (other than the Issuing Bank that is the same Person as, or a branch or an Affiliate of, the Administrative Agent) shall report in writing to the Administrative Agent (i) on any Business Day on which any Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such LC Disbursement and (ii) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.
(l) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, US Dollar Tranche Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Company shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the US Dollar Tranche Revolving Lenders and the Issuing Banks, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to cash collateralize shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Company described in clause (h) or (i) of Article VII. The Company also shall deposit cash collateral in accordance with this paragraph as and to the extent required by Section 2.21. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Company’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall, notwithstanding anything to the contrary in Section 2.19(b), be applied by the Administrative Agent to reimburse each Issuing Bank for LC Disbursements for which it has not been reimbursed, together with related fees, costs and customary processing charges payable hereunder in connection with such LC Disbursements, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to (i) the consent of US Dollar Tranche Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure and (ii) in the case of any such application at a time when any US Dollar Tranche Revolving Lender is a Defaulting Lender (but only if, after giving effect thereto, the remaining cash collateral shall be less than the aggregate LC Exposure of all the Defaulting Lenders), the consent of each Issuing Bank), be applied to satisfy other obligations of the Borrowers under this Agreement. If the Company is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Company within three Business Days after all Events of Default have been cured or waived. If the Company is required to provide an amount of cash collateral hereunder pursuant to Section 2.21, such amount plus any accrued interest or realized profits with respect to such amounts (to the extent not applied as aforesaid) shall be returned to the Company as promptly as practicable, to the extent that, after giving effect to such return, no Issuing Bank shall have any LC Exposure in respect of any outstanding Letter of Credit that is not fully covered by the US Dollar Tranche Revolving Commitments of the Non-Defaulting Lenders and/or the remaining cash collateral and no Event of Default shall have occurred and be continuing.
(m) Collateralized Letters of Credit. Notwithstanding anything to the contrary in this Section, the obligations of the US Dollar Tranche Revolving Lenders to acquire participations in Letters of Credit and to reimburse any Issuing Bank for Unreimbursed Amounts (other than Unreimbursed Amounts arising from LC Disbursements made prior to the Revolving Maturity Date) shall terminate with respect to any Collateralized Letter of Credit upon the Revolving Maturity Date (it being understood that the US Dollar Tranche Revolving Lenders shall continue to participate in, and shall be required to reimburse in accordance with this Section, any LC Disbursement made prior to the Revolving Maturity Date). Any participation held by any US Dollar Tranche Revolving Lender in a Collateralized Letter of Credit on the Revolving Maturity Date (other than in respect of any Unreimbursed Amounts arising from LC Disbursements made prior to the Revolving Maturity Date) shall be deemed to have been assigned to the Issuing Bank that issued such Collateralized Letter of Credit on the Revolving Maturity Date.
(n) Letter of Credit Amounts. For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases (other than any such increase consisting of the reinstatement of an amount previously drawn thereunder and reimbursed), whether or not such maximum stated amount is in effect at the time of determination. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the ISP or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and, subject to paragraph (m) of this Section, the obligations of the applicable Borrower and each US Dollar Tranche Revolving Lender shall remain in full force and effect until the applicable Issuing Bank and the US Dollar Tranche Revolving Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.
(o) Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit (including any Existing Letter of Credit) issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary that is not a Borrower, or states that a Subsidiary that is not a Borrower is the “account party”, “applicant”, “customer”, “instructing party”, or the like of or for such Letter of Credit, and without derogating from any rights of the applicable Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Company (i) shall reimburse, indemnify and compensate the applicable Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all LC Disbursements thereunder, the payment of interest thereon and the payment of fees due under Section 2.13(b)) as if such Letter of Credit had been issued solely for the account of the Company and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. The Company hereby acknowledges that the issuance of such Letters of Credit for its Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiaries.

SECTION 2.07 Funding of Borrowings. (e) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in the applicable currency (i) in the case of an ABR Borrowing, by 1:00 p.m., New York City time and (ii) in all other cases, by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the applicable Borrower by promptly remitting the amounts so received, in like funds, to such account as shall be designated in the applicable Borrowing Request; provided that ABR Revolving Loans or Swingline Loans identified in the applicable Borrowing Request to be made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the applicable Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of such Borrower, the interest rate applicable to such Loans. If such Borrower and such Lender shall both pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Any payment by any Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

SECTION 2.08 Interest Elections for Revolving Borrowings. (f) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a ~~Eurocurrency~~Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or as otherwise provided in Section 2.03. Thereafter, the applicable Borrower may elect to convert such Borrowing, if denominated in US Dollars, to a different Type or to continue such Borrowing and, in the case of a ~~Eurocurrency~~Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. The applicable Borrower (or the Company on its behalf) may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b) To make an election pursuant to this Section, the applicable Borrower (or the Company on its behalf) shall submit to the Administrative Agent, by ~~fax or~~ email (in .pdf or .tif format), a completed Interest Election Request signed by a Responsible Officer of the applicable Borrower (or, as applicable, of the Company) by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type and in the currency resulting from such election to be made on the effective date of such election. Each such ~~interest~~Interest Election Request shall, subject to Section 2.15, be irrevocable. Notwithstanding any other provision of this Section, no Borrower shall be permitted to (i) change the currency of any Borrowing, (ii) elect an Interest Period for ~~Eurocurrency~~Term Benchmark Loans that does not comply with Section 2.02(d) or (iii) convert any Borrowing to a Borrowing of a different Class or to a Type not available with respect thereto.
(c) Each Interest Election Request shall specify the following information in compliance with Section 2.02 and paragraph (b) of this Section:
a.the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
b.the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
c.whether, in the case of a Borrowing denominated in US Dollars, the resulting Borrowing is to be an ABR Borrowing ~~or a LIBOR~~, a Term SOFR

Borrowing or, if applicable pursuant to Section 2.15, a Daily Simple SOFR Borrowing; and
d.if the resulting Borrowing is a ~~Eurocurrency~~Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a ~~Eurocurrency~~Term Benchmark Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e) If the applicable Borrower (or the Company on its behalf) fails to deliver a timely Interest Election Request with respect to a ~~Eurocurrency~~Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein and subject to Section 2.15, at the end of such Interest Period such Borrowing shall (i) in the case of a Borrowing denominated in US Dollars, be converted to an ABR Borrowing and (ii) in the case of any other ~~Eurocurrency~~Term Benchmark Borrowing, be continued as a ~~Eurocurrency~~Term Benchmark Borrowing of the applicable Type with an Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company (provided that no such notice shall be required in the case of any Event of Default under clause (h) or (i) of Article VII with respect to the Company), then, so long as an Event of Default is continuing (i) no outstanding Borrowing denominated in US Dollars may be converted to or continued as a ~~LIBOR~~Term Benchmark Borrowing denominated in US Dollars and (ii) unless repaid, (A) each ~~LIBOR~~Term Benchmark Borrowing denominated in US Dollars shall, at the end of the Interest Period applicable thereto, be converted to an ABR Borrowing and (B) ~~each Eurocurrency~~subject to Section 2.15, each Term Benchmark Borrowing denominated in an ~~Alternate~~Alternative Currency shall, at the end of the Interest Period applicable thereto, be continued as a ~~Eurocurrency~~Term Benchmark Borrowing of the applicable Type with an Interest Period of one month.

SECTION 2.09 Termination or Reduction of Revolving Commitments. (a) Unless previously terminated, the Revolving Commitments shall terminate on the Revolving Maturity Date.

(b) The Company may at any time terminate or, from time to time, reduce, the Revolving Commitments of any Class; provided that (i) each reduction of the Revolving Commitments of any Class shall be in an amount that is an integral multiple of US$1,000,000 and not less than US$5,000,000, (ii) the Company shall not terminate or reduce the US Dollar Tranche Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.12, the Aggregate US Dollar Tranche Revolving Exposure would exceed the Aggregate US Dollar Tranche Revolving Commitments, (iii) the Company shall not terminate or reduce the Multicurrency Tranche 1 Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.12, the Aggregate Multicurrency Tranche 1 Revolving Exposure would exceed the Aggregate Multicurrency Tranche 1 Revolving Commitments, (iv) the Company shall not terminate or reduce the

Multicurrency Tranche 2 Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.12, the Aggregate Multicurrency Tranche 2 Revolving Exposure would exceed the Aggregate Multicurrency Tranche 2 Revolving Commitments and (v) any termination or reduction of Multicurrency Revolving Commitments must be effected ratably as between Multicurrency Tranche 1 and Multicurrency Tranche 2.
(c) The Company shall notify the Administrative Agent by ~~fax or~~ email (in .pdf or .tif format) of any election to terminate or reduce the Revolving Commitments of any Class under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of such a notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of any of the Revolving Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities or the occurrence of any other event specified therein, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Commitments of any Class shall be permanent. Each reduction of the Revolving Commitments of any Class shall be made ratably among the applicable Lenders in accordance with their respective Revolving Commitments of such Class.

SECTION 2.10 Increase of Revolving Commitments; Extension of Revolving Maturity Date. (a) The Company may on one or more occasions, by written notice to the Administrative Agent, executed by the Company and one or more financial institutions (any such financial institution referred to in this Section being called an “Increasing Lender”), which may include any Lender, cause new Revolving Commitments of any Class to be extended by the Increasing Lenders or cause the existing Revolving Commitments of any Class of the Increasing Lenders to be increased, as the case may be (any such extension or increase, a “Commitment Increase”), in an amount for each Increasing Lender set forth in such notice; provided that (i) at no time shall the aggregate amount of Revolving Commitments, including Commitment Increases effected pursuant to this paragraph, exceed US$2,000,000,000, (ii) each Increasing Lender, if not already a Lender hereunder, shall be an Eligible Assignee and shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld, delayed or conditioned), (iii) in the case of a Commitment Increase with respect to the US Dollar Tranche Revolving Commitments, each Increasing Lender shall be subject to the approval of each Issuing Bank and each Swingline Lender (which approval shall not be unreasonably withheld, delayed or conditioned) and (iv) each Increasing Lender, if not already a Lender hereunder, shall become a party to this Agreement by completing and delivering to the Administrative Agent a duly executed accession agreement in a form reasonably satisfactory to the Administrative Agent and the Company (an “Accession Agreement”). New Revolving Commitments and increases in Revolving Commitments shall, subject to the terms and conditions of this Section, become effective on the date specified in the applicable notice delivered pursuant to this paragraph. Upon the effectiveness of any Accession Agreement to which any Increasing Lender is a party, such Increasing Lender shall thereafter be deemed to be a party to this Agreement and shall be entitled to all rights, benefits and privileges accorded a US Dollar Tranche Revolving Lender, a Multicurrency Tranche 1 Revolving Lender or a Multicurrency Tranche 2 Revolving Lender, as applicable, hereunder, and subject to all obligations of a US Dollar Tranche Revolving Lender, a Multicurrency Tranche 1

Revolving Lender or a Multicurrency Tranche 2 Revolving Lender, as applicable, hereunder.

(b) On the effective date of any Commitment Increase pursuant to this Section (the “Increase Effective Date”), (i) the aggregate principal amount of the US Dollar Tranche Revolving Loans, the Multicurrency Tranche 1 Revolving Loans or the Multicurrency Tranche 2 Revolving Loans, as applicable, outstanding (the “Initial Loans”) immediately prior to giving effect to the applicable Commitment Increase on the Increase Effective Date shall be deemed to be repaid, (ii) after the effectiveness of the Commitment Increase, the Borrowers shall be deemed to have requested new Borrowings (the “Subsequent Borrowings”) in an aggregate principal amount equal to the aggregate principal amount of the Initial Loans, and of the same Class and in the same currency as the Initial Loans, and of the Types and for the Interest Periods specified in a Borrowing Request delivered to the Administrative Agent in accordance with Section 2.03, (iii) each US Dollar Tranche Revolving Lender, Multicurrency Tranche 1 Revolving Lender or Multicurrency Tranche 2 Revolving Lender, as applicable, shall pay to the Administrative Agent in same day funds (in the applicable currencies) an amount equal to the difference, if positive, between (A) such Lender’s Applicable Percentage of the US Dollar Tranche Revolving Commitments, Multicurrency Tranche 1 Revolving Commitments or Multicurrency Tranche 2 Revolving Commitments, as applicable (calculated after giving effect to the Commitment Increase), of each Subsequent Borrowing and (B) such Lender’s Applicable Percentage of the US Dollar Tranche Revolving Commitments, Multicurrency Tranche 1 Revolving Commitments or Multicurrency Tranche 2 Revolving Commitments, as applicable (calculated without giving effect to the Commitment Increase), of each Borrowing comprised of the Initial Loans, (iv) after the Administrative Agent receives the funds specified in clause (iii) above, the Administrative Agent shall pay to each US Dollar Tranche Revolving Lender, Multicurrency Tranche 1 Revolving Lender or Multicurrency Tranche 2 Revolving Lender, as applicable, the portion of such funds (in the applicable currencies) that is equal to the difference, if positive, between (A) such Lender’s Applicable Percentage of the US Dollar Tranche Revolving Commitments, Multicurrency Tranche 1 Revolving Commitments or Multicurrency Tranche 2 Revolving Commitments, as applicable (calculated without giving effect to the Commitment Increase), of each Borrowing comprised of the Initial Loans and (B) such Lender’s Applicable Percentage of the US Dollar Tranche Revolving Commitments, Multicurrency Tranche 1 Revolving Commitments or Multicurrency Tranche 2 Revolving Commitments, as applicable (calculated after giving effect to the Commitment Increase), of the amount of each Subsequent Borrowing, (v) each Increasing Lender and each other US Dollar Tranche Revolving Lender, Multicurrency Tranche 1 Revolving Lender or Multicurrency Tranche 2 Revolving Lender, as applicable, shall be deemed to hold its Applicable Percentage of each Subsequent Borrowing (each calculated after giving effect to the Commitment Increase) and (vi) the Borrowers shall pay each US Dollar Tranche Revolving Lender, Multicurrency Tranche 1 Revolving Lender or Multicurrency Tranche 2 Revolving Lender, as applicable, any and all accrued but unpaid interest on the Initial Loans. The deemed payments made pursuant to clause (i) above in respect of each ~~Eurocurrency~~Term Benchmark Loan or RFR Loan shall be subject to indemnification by the Company pursuant to the provisions of Section 2.17 if the Increase Effective Date occurs other than on the last day of the Interest Period relating thereto and breakage costs result.
(c) Notwithstanding the foregoing, no increase in the Revolving Commitments (or in any Revolving Commitment of any Lender) shall become effective under this Section unless, on the applicable Increase Effective Date, the conditions set forth in Sections 4.02(a) and 4.02(b) shall be satisfied (with all references in such paragraphs to a Borrowing being deemed to be references to such increase and without giving effect to the parenthetical in Section 4.02(a)) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Company.
(d) The Company may, by written notice to the Administrative Agent (which shall promptly deliver a copy to each of the Revolving Lenders) not less than 30 days and not more than 90 days prior to any anniversary of the Effective Date (an “Effectiveness Anniversary”), request that the Revolving Lenders extend the Revolving Maturity Date and the Revolving Commitments for an additional period of one year. The Company may deliver such a notice to the Administrative Agent no more than twice during the Availability Period. Each Revolving Lender shall, by notice to the Company and the Administrative Agent given not later than the 20th day after the date of the Administrative Agent’s receipt of the Company’s extension request, advise the Company whether or not it agrees to the requested extension (each Revolving Lender agreeing to a requested extension being called a “Consenting Lender” and each Lender declining to agree to a requested extension being called a “Declining Lender”). Any Revolving Lender that has not so advised the Company and the Administrative Agent by such day shall be deemed to have declined to agree to such extension and shall be a Declining Lender. If Revolving Lenders constituting the Required Lenders shall have agreed to an extension request, then the Revolving Maturity Date shall, as to the Consenting Lenders, be extended to the first anniversary of the Revolving Maturity Date theretofore in effect. The decision to agree or withhold agreement to any Revolving Maturity Date extension shall be at the sole discretion of each Revolving Lender. The Revolving Commitments of any Declining Lender shall terminate on the Revolving Maturity Date in effect as to such Revolving Lender prior to giving effect to any such extension (such Revolving Maturity Date being called the “Existing Revolving Maturity Date”). The principal amount of any outstanding Revolving Loans made by Declining Lenders, together with any accrued interest thereon and any accrued fees and other amounts payable to or for the accounts of such Declining Lenders hereunder, shall be due and payable on the applicable Existing Revolving Maturity Date, and on such Existing Revolving Maturity Date the Borrowers shall also make such other prepayments of Loans as shall be required in order that, after giving effect to the termination of the Revolving Commitments of, and all payments to, Declining Lenders pursuant to this sentence, (i) the Aggregate US Dollar Tranche Revolving Exposure shall not exceed the Aggregate US Dollar Tranche Commitments, (ii) the Aggregate Multicurrency 1 Tranche Revolving Exposure shall not exceed the Aggregate Multicurrency Tranche 1 Revolving Commitments and (iii) the Aggregate Multicurrency 2 Tranche Revolving Exposure shall not exceed the Aggregate Multicurrency Tranche 2 Revolving Commitments. Notwithstanding the foregoing provisions of this paragraph, the Company shall have the right, pursuant to and in accordance with Section 2.20(b), at any time prior to any Existing Revolving Maturity Date, to replace a Declining Lender with a Lender or other Eligible Assignee that will agree to a request for the extension of the Revolving Maturity Date, and any such replacement Lender shall for all purposes constitute a Consenting Lender. Notwithstanding the foregoing, (A) the “Availability Period” and the “Revolving Maturity Date” (without taking into consideration any extension pursuant to this Section 2.10(d)), as such terms are used in reference to any Issuing Bank or any Letters of Credit issued by such Issuing Bank or any Swingline Lender or any Swingline Loans made by such Swingline Lender, may not be extended without the prior written consent of such Issuing Bank or such Swingline Lender, as applicable (it being understood and agreed that, in the event any Issuing Bank or any Swingline Lender shall not have consented to any such extension, (I) such Issuing Bank or such Swingline Lender, as applicable, shall continue to have all the rights and obligations of an Issuing Bank or a Swingline Lender, as applicable, hereunder through the Existing Revolving Maturity Date (or the Availability Period determined on the basis thereof, as applicable), and thereafter shall have no obligation to issue, amend or extend any Letter of Credit or to make any Swingline Loan

(but shall, in each case, continue to be entitled to the benefits of Sections 2.05, 2.06, 2.16, 2.18, 9.03 and 9.08, as applicable, as to Letters of Credit or Swingline Loans issued or made prior to such time), and (II) the Company shall cause the LC Exposure attributable to Letters of Credit issued by such Issuing Bank and the Swingline Exposure attributable to Swingline Loans made by such Swingline Lender to be zero no later than the day on which such LC Exposure or Swingline Exposure, as applicable, would have been required to have been reduced to zero in accordance with the terms hereof without giving effect to any effectiveness of the extension of the applicable Existing Revolving Maturity Date pursuant to this paragraph (and, in any event, no later than such Existing Revolving Maturity Date)) and (B) no extension of the Revolving Maturity Date pursuant to this paragraph shall become effective unless (I) the conditions set forth in Sections 4.02(a) and 4.02(b) shall be satisfied (with all references in such paragraphs to a Borrowing being deemed to be references to such extension and without giving effect to the parenthetical in Section 4.02(a)) on and as of the first Effectiveness Anniversary to occur following the Company’s delivery of the applicable request for extension of the Revolving Maturity Date and (II) the Administrative Agent shall have received a certificate to that effect dated such Effectiveness Anniversary and executed by a Financial Officer of the Company.
SECTION 2.11 Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan made by such Lender to such Borrower on the Revolving Maturity Date and (ii) to the Administrative Agent for the account of each Swingline Lender the then unpaid principal amount of each Swingline Loan made by such Swingline Lender to such Borrower on the earlier of the Revolving Maturity Date and the fifth Business Day after such Swingline Loan is made; provided that on each date that a Revolving Borrowing denominated in US Dollars is made, the Borrowers shall repay all outstanding Swingline Loans.

ii.Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of each Borrower to repay the Loans or pay any other amounts due hereunder in accordance with the terms of this Agreement.
(e) Any Lender may request that the Revolving Loans made by it be evidenced by a promissory note. In such event, each Borrower shall prepare, execute and deliver to such Lender such a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in substantially the form attached hereto as Exhibit G. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04)

be represented by one or more promissory notes in such form payable to the payee named therein (or to such payee and its registered assigns).
SECTION 2.12 Prepayment of Loans. (a) Each Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section; provided that, except as provided in paragraph (b) of this Section, each prepayment of Multicurrency Revolving Loans denominated in any Agreed Currency (other than Swedish Kronor) shall be made ratably between Multicurrency Tranche 1 and Multicurrency Tranche 2 (with ratability determined based on the aggregate principal amount of the Multicurrency Revolving Loans denominated in such Agreed Currency of each such Class outstanding).
ii.If the Aggregate US Dollar Tranche Revolving Exposure shall at any time exceed the Aggregate US Dollar Tranche Revolving Commitments, then the Borrowers shall, not later than the third Business Day following the date notice of such excess is received from the Administrative Agent, prepay one or more US Dollar Tranche Revolving Borrowings to eliminate such excess. If the Aggregate Multicurrency Tranche 1 Revolving Exposures shall at any time exceed the Aggregate Multicurrency Tranche 1 Revolving Commitments or the Aggregate Multicurrency Tranche 2 Revolving Exposures shall at any time exceed the Aggregate Multicurrency Tranche 2 Revolving Commitments, then (i) on the last day of any Interest Period applicable to any ~~Eurocurrency~~Term Benchmark Multicurrency Tranche 1 Revolving Borrowing or ~~Eurocurrency~~Term Benchmark Multicurrency Tranche 2 Revolving Borrowing, as applicable, and (ii) on any other date in the event any ABR Multicurrency Tranche 1 Revolving Borrowing, ABR Multicurrency Tranche 2 Revolving Borrowing, RFR Borrowing, CBR Borrowing or Canadian Prime Borrowing of the applicable Class shall be outstanding, the applicable Borrowers shall prepay Multicurrency Tranche 1 Revolving Loans or Multicurrency Tranche 2 Revolving Loans, as applicable, of the applicable Type in an amount equal to the lesser of (A) the amount necessary to eliminate such excess (after giving effect to any other prepayment of Loans on such day) and (B) the amount of the applicable Borrowings referred to in clause (i) or (ii) above, as applicable. If, on any date, the Aggregate Multicurrency Tranche 1 Revolving Exposure shall exceed 105% of the Aggregate Multicurrency Tranche 1 Revolving Commitments or the Aggregate Multicurrency Tranche 2 Revolving Exposure shall exceed 105% of the Aggregate Multicurrency Tranche 2 Revolving Commitments, then the Borrowers shall, not later than the third Business Day following the date notice of such excess is received from the Administrative Agent, prepay one or more Multicurrency Tranche 1 Revolving Borrowings or Multicurrency Tranche 2 Revolving Borrowings, as applicable, in an aggregate principal amount sufficient to eliminate such excess.
(c) Prior to any optional or mandatory prepayment of Borrowings hereunder, the applicable Borrower (or the Company on its behalf) shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the Prepayment Notice delivered pursuant to paragraph (d) of this Section.
(d) The applicable Borrower (or the Company on its behalf) shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Borrowing, each Swingline Lender) of any optional prepayment and, to the extent practicable, mandatory prepayment hereunder, by delivery to the Administrative Agent of a completed Prepayment Notice signed by a Responsible Officer of such Borrower (or, as applicable, of the Company) (i) in the case of a ~~LIBOR~~Term Benchmark Borrowing denominated in US Dollars, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of a ~~Eurocurrency~~Term Benchmark Borrowing denominated in an Alternative Currency, not later than 11:00 a.m., ~~London~~New York City time, four Business Days before the date of prepayment, (iii) in the case of an ABR Revolving Borrowing, CBR Borrowing or Canadian Prime Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment, (iv) in the case of an RFR Borrowing, not later than 11:00 a.m., New York City time, five Business Days before the date of prepayment or (v) in the case of a Swingline Borrowing, not later than 4:00 p.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that a notice of optional prepayment of any Borrowing may state that such notice is conditioned upon the occurrence of any event specified therein, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum, except as necessary to apply fully the required amount of any mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.14.
SECTION 2.13 Fees. (a) The Company agrees to pay to the Administrative Agent for the account of each Revolving Lender a facility fee, which shall accrue at the Applicable Rate set forth under the caption “Facility Fee Rate” in the definition of such term on the daily amount of the Revolving Commitment of such Lender (whether used or unused) during the period from and including the Effective Date to but excluding the Revolving Maturity Date; provided that, if such Lender continues to have any Revolving Exposure after the Revolving Maturity Date, then such facility fee shall continue to accrue on the daily amount of such Lender’s Revolving Exposure from and including the Revolving Maturity Date to but excluding the date on which such Lender ceases to have any Revolving Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year, commencing June 30, 2021 (or, if any such day shall not be a Business Day, the first Business Day thereafter), on any date prior to the Revolving Maturity Date on which all the Revolving Commitments shall have terminated and on the Revolving Maturity Date; provided that any facility fees accruing after the Revolving Maturity Date shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(b) The Company agrees to pay (i) to the Administrative Agent for the account of each US Dollar Tranche Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate set forth under the caption “~~Eurocurrency~~Term Benchmark Spread and Letter of Credit Participation Fee” in the definition of such term on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s US Dollar Tranche Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate per annum of 0.125% on the average daily amount of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the US Dollar Tranche Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued or becoming payable in respect of Letters of Credit through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the third Business Day following June 30, 2021; provided that all such fees shall be payable on the date on which the US Dollar Tranche Revolving Commitments terminate and any such fees accruing after the date on which the US Dollar Tranche Revolving Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(c) The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.
(d) All fees payable hereunder shall be paid in US Dollars on the dates due, in immediately available funds, to the Administrative Agent (or to each Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Revolving Lenders of the applicable Class. Fees paid shall not be refundable under any circumstances.
SECTION 2.14 Interest. (a) The Loans comprising each ABR Borrowing (including any Swingline Borrowing) shall bear interest at the Alternate Base Rate plus the Applicable Rate set forth in the caption “ABR Spread” in the definition of such term.
(b) The Loans comprising each ~~LIBOR~~Term SOFR Borrowing shall bear interest at the Adjusted ~~LIBO Rate~~Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Rate set forth under the caption “~~Eurocurrency~~Term Benchmark Spread and Letter of Credit Participation Fee” in the definition of such term.
(c) The Loans comprising each CDOR Borrowing shall bear interest at the CDO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate set forth under the caption “~~Eurocurrency~~Term Benchmark Spread and Letter of Credit Participation Fee” in the definition of such term.
(d) The Loans comprising each EURIBOR Borrowing shall bear interest at the EURIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate set forth under the caption “~~Eurocurrency~~Term Benchmark Spread and Letter of Credit Participation Fee” in the definition of such term.
(e) The Loans comprising each STIBOR Borrowing shall bear interest at the STIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate set forth under the caption “~~Eurocurrency~~Term Benchmark Spread and Letter of Credit Participation Fee” in the definition of such term.
(f) The Loans comprising each TIBOR Borrowing shall bear interest at the TIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate set forth under the caption “~~Eurocurrency~~Term Benchmark Spread and Letter of Credit Participation Fee” in the definition of such term.
(g) The Loans comprising each RFR Borrowing shall bear interest at the applicable Daily Simple RFR plus the Applicable Rate set forth under the caption “RFR Spread” in the definition of such term.

(h) [Reserved].
(i) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan or any interest on any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.00% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.
(j) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans of any Class, upon the termination of the Revolving Commitments of such Class and, in the case of Swingline Loans, upon the termination of the US Dollar Tranche Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (i) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan or a Swingline Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any ~~Eurocurrency~~Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. All interest shall be payable in the currency in which the applicable Loan is denominated.
(k) All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest on Borrowings denominated in Sterling, Canadian Dollars and Yen and (ii) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted ~~LIBO Rate, LIBO Rate~~Term SOFR, CDO Rate, EURIBO Rate, STIBO Rate, TIBO Rate or Daily Simple RFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.15 Alternate Rate of Interest. (a) Subject to Section 2.15(b), if:
(i) (A) prior to the commencement of any Interest Period for a ~~Eurocurrency~~Term Benchmark Borrowing of any Class denominated in any Agreed Currency (or, in the case of the One Week USD Interest Period, at any time during such Interest Period), the Administrative Agent determines that adequate and reasonable means do not exist for ascertaining the Adjusted ~~LIBO Rate~~Term SOFR, the CDO Rate, the EURIBO Rate, the STIBO Rate or the TIBO Rate, as applicable (including (1) in the case of the One Week USD Interest Period, because adequate and reasonable means do not exist for ascertaining the Daily Simple SOFR or (2) because the Relevant Screen Rate is not available or published on a current basis), for such Interest Period or (B) at any time, the Administrative Agent determines that adequate and reasonable means do not exist for ascertaining the applicable Daily Simple RFR ~~with respect to any Revolving Borrowing denominated in Sterling~~for the applicable Agreed Currency (each determination under this clause (i) shall be made in good faith and shall be conclusive absent manifest error); or
(ii) (A) prior to the commencement of any Interest Period for a ~~Eurocurrency~~Term Benchmark Borrowing of any Class denominated in any Agreed

Currency (or, in the case of the One Week USD Interest Period, at any time during such Interest Period), the Administrative Agent is advised by the Majority in Interest of the Revolving Lenders of such Class that the Adjusted ~~LIBO Rate~~Term SOFR, the CDO Rate, the EURIBO Rate, the STIBO Rate or the TIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining the Loans included in such Borrowing for such Interest Period or (B) at any time, the Administrative Agent is advised by the Majority in Interest of the ~~Multicurrency Tranche 1~~ Revolving Lenders ~~or~~ of ~~the Multicurrency Tranche 2 Revolving Lenders~~any Class that the applicable Daily Simple RFR ~~with respect to any Revolving Borrowing denominated in Sterling~~for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders of making or maintaining the Loans included in ~~such Revolving~~any RFR Borrowing of such Class;
then the Administrative Agent shall give notice thereof (which may be by telephone) to the Company and the Lenders as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist~~, (A)~~ with respect to the relevant Benchmark and (y) the applicable Borrower (or the Company on its behalf) delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in US Dollars, any Interest Election Request that requests the conversion of any Revolving Borrowing of such Class ~~and in such Agreed Currency~~ to, or continuation of any ~~Eurocurrency~~Term Benchmark Borrowing of such Class ~~and in such Agreed Currency~~ as, a ~~Eurocurrency~~Term Benchmark Borrowing for such Interest Period ~~shall be ineffective, (B)~~and any Borrowing Request that requests a ~~Eurocurrency~~Term Benchmark Borrowing of such Class ~~and in such Agreed Currency and~~ for such Interest Period~~,~~ shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (~~1~~x) ~~if such~~a Daily Simple SOFR Borrowing ~~is~~ denominated in US Dollars, ~~such Borrowing shall be made as an ABR Revolving Borrowing~~for so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.15(a)(i) or 2.15(~~2~~a) ~~if such Borrowing is~~(ii) above or (y) an ABR Revolving Borrowing if the Adjusted Daily Simple SOFR is also the subject of Section 2.15(a)(i) or 2.15(a)(ii) above and (B) for Loans denominated in ~~any~~an Alternative Currency, ~~such Borrowing Request shall be ineffective and (C) if any Eurocurrency Borrowing~~any Interest Election Request that requests the conversion of any Revolving Borrowing of such Class to, or continuation of any Term Benchmark Borrowing of such Class as, a Term Benchmark Borrowing for such Interest Period and any Borrowing Request that requests a Term Benchmark Borrowing of such Class for such Interest Period or RFR Borrowing of such Class, in each case, for the relevant Benchmark, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Revolving Borrowings, then all other Types of Revolving Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan of such Class and in such Agreed Currency ~~or any RFR Borrowing, as applicable,~~ is outstanding on the date of the Company’s receipt of ~~such~~the notice from the Administrative Agent referred to in this Section 2.15(a) with respect to the Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (~~1~~x) ~~if such Eurocurrency Borrowing is~~the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the applicable Borrower (or the Company on its behalf) delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in US Dollars, ~~such Eurocurrency Borrowing, unless repaid,~~any Term Benchmark Loan of such Class shall ~~convert,~~ on the last day of the Interest Period applicable ~~thereto,~~to such Loan (or in the case of any

Term Benchmark Loan with a One Week USD Interest Period, on the date of such notice), convert to an ABR Revolving Borrowing, and shall constitute (~~2~~x) ~~if such Eurocurrency Borrowing is denominated in any~~a Daily Simple SOFR Loan for so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.15(a)(i) or 2.15(a)(ii) above or (y) an ABR Revolving Loan if the Adjusted Daily Simple SOFR is also the subject of Section 2.15(a)(i) or 2.15(a)(ii) above and (B) for Loans denominated in an Alternative Currency, (1) any Term Benchmark Loan denominated in an Alternative Currency (other than Canadian Dollars)~~, such Eurocurrency Borrowing, unless repaid,~~ shall ~~convert~~, on the last day of the Interest Period applicable ~~thereto,~~to such Loan, convert to, and shall constitute, a CBR ~~Borrowing~~Loan that bears interest at the Central Bank Rate for the applicable Agreed Currency plus the Applicable Rate, (~~3~~2) ~~if such Eurocurrency Borrowing is~~any Term Benchmark Loan denominated in Canadian Dollars~~, such Eurocurrency Borrowing, unless repaid,~~ shall ~~convert~~, on the last day of the Interest Period applicable ~~thereto,~~to such Loan, convert to, and shall constitute, a Canadian Prime ~~Borrowing~~Loan that bears interest at the Canadian Prime Rate plus the Applicable Rate~~, or~~ and (~~4~~3) ~~in the case of~~ any RFR ~~Borrowing, such Borrowing, unless repaid,~~Loan shall ~~convert~~, ~~effective upon~~on the date of the Company’s receipt of such notice, convert to, and shall constitute, a CBR ~~Borrowing~~Loan that bears interest at the Central Bank Rate for ~~Sterling~~the applicable Agreed Currency plus the Applicable Rate; provided~~, further~~ that, in ~~the~~each case of the foregoing clauses (1), (2)~~, (3)~~ and (~~4) above, that~~3), if the Administrative Agent determines at any time (which determination shall be made in good faith and shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Central Bank Rate for the applicable Agreed Currency or the Canadian Prime Rate, as applicable, then the Administrative Agent shall give notice thereof (which may be by telephone) to the Company and the Lenders as promptly as practicable, and, on the date of such determination (and whether or not a notice of such determination has already been given), the applicable affected Revolving Borrowing, unless repaid, shall automatically convert into a Revolving Borrowing of the same Class but denominated in US Dollars, with the resulting Revolving Borrowing being in an aggregate principal amount equal to the US Dollar Equivalent (for this purpose, determined using the Exchange Rate on the date of such determination) of the applicable affected Revolving Borrowing and initially being an ABR Revolving Borrowing.
        (b) (i) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event ~~or an Early Opt-In Election, as applicable,~~ and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (A) if a Benchmark Replacement is determined in accordance with clause (1~~) or (2~~) of the definition of “Benchmark Replacement” with respect to US Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (B) if a Benchmark Replacement is determined in accordance with clause (~~3~~2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m., New York City time, on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Majority in Interest of each affected Class.

~~(ii)~~ Notwithstanding anything to the contrary herein or in any other Loan Document ~~and subject to the proviso below in this paragraph, with respect to a Loan denominated in US Dollars, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any other Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that this clause (ii) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Company a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in its sole discretion.~~
(ii)~~(ii)(iii) In connection with the implementation of a Benchmark Replacement~~Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(iii)~~(iv)~~ The Administrative Agent will promptly notify the Company and the Lenders of (A) any occurrence of a Benchmark Transition Event ~~or an Early Opt-In Election, as applicable, and its related Benchmark Replacement Date~~, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (b)(~~v~~iv) below and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.15, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.15.
(iv)~~(v)~~ Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR, ~~LIBO Rate,~~ CDO Rate, EURIBO Rate, STIBO Rate or TIBO Rate) and either (x) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (y) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor, in each case, other than the tenor of one week in respect of the One Week USD Interest Period, and (B) if a tenor that was removed pursuant to clause (A) above either (x) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (y) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)~~(vi)~~ Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, the applicable Borrower (or the Company on its behalf) may revoke any request for a borrowing of ~~Eurocurrency~~Term Benchmark Loans or RFR Loans, or conversion to or continuation of ~~Eurocurrency~~Term Benchmark Loans, to be made, converted or continued during any Benchmark Unavailability Period and, failing that, (x) the applicable Borrower will be deemed to have converted any request for a ~~Eurocurrency~~Term Benchmark Borrowing denominated in US Dollars into a request for a borrowing of, or conversion to, ~~ABR Loans or~~(1) a Daily Simple SOFR Borrowing for so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (2) an ABR Revolving Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event and (y) any request for a ~~Eurocurrency~~Term Benchmark Borrowing or RFR Borrowing denominated in an Alternative Currency ~~or an RFR Borrowing~~ shall be ineffective. ~~If~~ Furthermore, if any ~~Eurocurrency~~Term Benchmark Borrowing or RFR Borrowing denominated in any Agreed Currency is outstanding on the date of the Company’s receipt of such notice of the commencement of a Benchmark Unavailability Period with respect to ~~a~~the Relevant Rate applicable to such ~~Eurocurrency~~Term Benchmark Borrowing or RFR Borrowing, then, until such time as a Benchmark Replacement for such ~~Agreement~~Agreed Currency is implemented pursuant to this Section 2.15(b), (~~1~~A) ~~if such Eurocurrency Borrowing is~~for Loans denominated in US Dollars, ~~such Eurocurrency Borrowing, unless repaid,~~any Term Benchmark Loan shall ~~convert,~~ on the last day of the Interest Period applicable ~~thereto,~~ to such Loan (or in the case of any Term Benchmark Loan with a One Week USD Interest Period, on the date of such notice), convert to, and shall constitute (x) a Daily Simple SOFR Loan for so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Revolving ~~Borrowing, (2)~~Loan if ~~such Eurocurrency Borrowing is denominated in any~~the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event and (B) for Loans denominated in an Alternative Currency, (1) any Term Benchmark Loan denominated in an Alternative Currency (other than Canadian Dollars)~~, such Eurocurrency Borrowing, unless repaid,~~ shall ~~convert~~, on the last day of the Interest Period applicable ~~thereto~~to such Loan, convert to, and shall constitute, a CBR ~~Borrowing~~Loan that bears interest at the Central Bank Rate for the applicable Agreed Currency plus the Applicable Rate, (~~3) if such Eurocurrency Borrowing is~~2) any Term Benchmark Loan denominated in Canadian Dollars~~, such Eurocurrency Borrowing, unless repaid,~~ shall ~~convert~~, on the last day of the Interest Period applicable ~~thereto, to~~to such Loan, convert to, and shall constitute, a Canadian Prime ~~Borrowing~~Loan that bears interest at the Canadian Prime Rate plus the Applicable Rate~~, or~~ and (~~4~~3) ~~in the case of~~ any RFR ~~Borrowing, such Borrowing, unless repaid,~~Loan shall ~~convert~~, ~~effective upon~~on the date of the Company’s receipt of such notice, convert to, and shall constitute, a CBR ~~Borrowing~~Loan that bears interest at the Central Bank Rate for ~~Sterling~~the applicable Agreed Currency plus the Applicable Rate; provided that, in ~~the~~each case of the foregoing clauses (1), (2)~~, (3)~~ and (~~4) above, that~~3), if the Administrative Agent determines at any time (which determination shall be made in good faith and shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Central Bank Rate for the applicable Agreed Currency or the Canadian Prime Rate, as applicable, then the Administrative Agent shall give notice thereof (which may be by telephone) to the Company and the Lenders as promptly as practicable, and, on the date of such determination (and whether or not a notice of such determination has already been given), the applicable affected Revolving Borrowing, unless repaid, shall automatically convert into a Revolving Borrowing of the same Class but denominated in US Dollars, with the resulting Revolving Borrowing being in an aggregate principal amount equal to the US Dollar Equivalent (for this purpose, determined using the Exchange Rate on the date of such determination) of the applicable affected Revolving Borrowing and initially being an ABR Revolving Borrowing. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Alternate Base Rate.
(c) Notwithstanding anything to the contrary herein or in any other Loan Document, solely for purposes of this Section 2.15, except with respect to Revolving Loans denominated in Swedish Kronor, Multicurrency Tranche 1 and Multicurrency Tranche 2 shall be treated as forming part of one single Class.

SECTION 2.16 Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender ~~(except any such reserve requirement reflected in the Adjusted LIBO Rate)~~ or any Issuing Bank;
(ii) impose on any Lender or Issuing Bank or the ~~Relevant Interbank Market~~applicable offshore interbank market any other condition (other than with respect to Taxes) affecting this Agreement or Loans made by any Lender or any Letter of Credit or participation therein; or
(iii) subject any Lender or Issuing Bank to any Taxes (other than (A) Indemnified Taxes or (B) Excluded Taxes) on its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Company will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank, as the case may be, for such additional costs actually incurred or reduction actually suffered.
(b) If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Company will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.
(c) A certificate of a Lender or Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error; provided that a Lender or an Issuing Bank shall only be required to include reasonable details in such certificate and shall not be required to include any information that such Lender, Issuing Bank or the Administrative Agent is not legally allowed to disclose. The Company shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
(e) Notwithstanding the foregoing provisions of this Section, no Lender or Issuing Bank shall demand compensation for any increased cost or reduction in rate of return if it shall not be the general policy or practice of such Lender or such Issuing Bank to demand such compensation in similar circumstances under comparable provisions of other credit agreements (it being understood that this sentence shall not in any way limit the discretion of any Lender or any Issuing Bank to waive the right to demand such compensation under this Agreement or any other credit agreement in any given case).
SECTION 2.17 Break Funding Payments. In the event of (a) the payment of any principal of any ~~Eurocurrency~~Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (b) the conversion or continuation of any ~~Eurocurrency~~Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any ~~Eurocurrency~~Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is revoked under Section 2.09(c)) or (d) the assignment of any ~~Eurocurrency~~Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.20(b), the Company shall compensate each Lender for the loss, cost and expense attributable to such event, including, to the extent that any of the foregoing Loans are denominated in any Alternative Currency, the reasonable and documented costs and expenses of such Lender attributable to the premature unwinding of any hedging agreement entered into by such Lender in respect of the foreign currency exposure attributable to such Loan. ~~In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate, the CDO Rate, the EURIBO Rate, the STIBO Rate or the TIBO Rate, as the case may be, that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the Relevant Interbank Market.~~ In the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the failure to borrow, convert, continue or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(c)), (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Company pursuant to Section 2.20(b) or (iv) the conversion or continuation of any RFR Loan other than on the Interest Payment Date applicable thereto, the Company shall compensate each Lender for the loss, cost and expense attributable to such event, including the reasonable and documented costs and expenses of such Lender attributable to the premature unwinding of any hedging agreement entered into by such Lender in respect of the Sterling exposure attributable to such Loan. ~~In the case of an RFR Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Daily Simple RFR that would have been applicable to such Loan, for the period from the date of such event to the next Interest Payment Date applicable thereto (or, in the case of a failure to borrow, convert or continue, to the date that would have been the next Interest Payment Date for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in Sterling of a comparable amount and period from other banks in the London interbank market.~~ A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.
SECTION 2.18 Taxes. (a) All payments by or on account of any obligation of any Borrower hereunder or under any other Loan Document shall be made free and clear of and without withholding for any Taxes, unless such withholding is required by law. If the applicable Withholding Agent determines, in its good-faith discretion, that it is so required to withhold Taxes, then such Withholding Agent shall be entitled to so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by the applicable Borrower shall be increased as necessary so that, net of such withholding of Indemnified Taxes (including such withholding applicable to additional amounts payable under this Section), the

Administrative Agent or the applicable Lender or other recipient, as the case may be, receives the amount it would have received had no such withholding been made.
(b) In addition, the Borrowers shall pay any Other Tax to the relevant Governmental Authority in accordance with applicable law.
(c) Each Borrower shall jointly and severally indemnify the Administrative Agent and each Lender, within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes payable or paid by the Administrative Agent or such Lender, as the case may be (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company and setting forth in reasonable detail the circumstances giving rise thereto and the calculations used by the Administrative Agent or such Lender to determine the amount to be paid by the Borrowers to the Administrative Agent or such Lender shall be conclusive absent demonstrable error.
(d) Each Lender shall severally indemnify the Administrative Agent for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting or expanding the obligation of any Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(g) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are paid or payable by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this paragraph shall be paid within 10 days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).
(e) As soon as practicable after any payment of Indemnified Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f) Status of Lenders. (i) Any Lender that is entitled to an exemption from, or reduction of, any withholding Tax with respect to any payments under any Loan Document shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement, and at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including US Federal backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in this Section, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.18(f)(ii)(A) through (F) or 2.18(f)(iii)) shall not be required if in the applicable Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Upon the reasonable request of the Company or the Administrative Agent, any Lender shall update any documentation previously delivered pursuant to this Section 2.18(f). If any documentation previously delivered pursuant to this Section 2.18(f) expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify the Company and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the documentation if it is legally eligible to do so.
(ii) Without limiting the generality of the foregoing, any Lender shall, if it is legally eligible to do so, deliver to the Company and the Administrative Agent (in such number of copies reasonably requested by the Company and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed copies of whichever of the following is applicable:
(A) in the case of a Lender that is a United States person within the meaning of Section 7701(a)(30) of the Code, IRS Form W-9 certifying that such Lender is exempt from US federal backup withholding Tax;
(B) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States of America is a party, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or a successor thereto) establishing an exemption from, or reduction of, US federal withholding Tax pursuant to such treaty;
(C) in the case of a Foreign Lender for whom payments under any Loan Document constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI;
(D) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or a successor thereto) and (2) a certificate substantially in the form of Exhibit H (a “US Tax Certificate”) to the effect that such Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code or (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and that no payment made under any Loan Document is effectively connected with such Lender’s conduct of a U.S. trade or business;
(E) in the case of a Foreign Lender that is not the beneficial owner of payments made under any Loan Document (including a partnership or a participating Lender) (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided that if the Lender is a partnership (and not a participating

Lender) and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a US Tax Certificate on behalf of such partners; or
(F) to the extent any Lender is legally eligible to do so, any other form reasonably requested by the Company or the Administrative Agent that is prescribed by law as a basis for claiming exemption from, or a reduction of, US federal withholding Tax together with such supplementary documentation necessary to enable the Company or the Administrative Agent, as applicable, to determine the amount of Tax (if any) required by law to be withheld.
(iii) If a payment made to a Lender under any Loan Document would be subject to US federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Administrative Agent as may be necessary for the Administrative Agent to comply with its obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 2.18(f)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iv) Each Lender hereby authorizes the Administrative Agent to deliver to the Credit Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to Section 2.18(f).
(G) On or prior to the date on which it becomes a party to this Agreement, (i) the Administrative Agent, and any successor Administrative Agent, that is a US Person shall provide to the Company IRS Form W-9 and (ii) any successor Administrative Agent that is not a US Person shall deliver to the Company IRS Form W-8ECI with respect to payments to be received under the Loan Documents for its own account and two duly completed original signed copies of IRS Form W-8IMY assuming primary responsibility for withholding under Chapters 3 and 4 of the Code with respect to payments to be received under the Loan Documents for the account of Lenders. Whenever a lapse in time or change in circumstance renders any such documentation expired, obsolete or inaccurate in any respect, the Administrative Agent shall deliver promptly to the Company updated or other appropriate documentation or promptly notify the Company of its legal ineligibility to do so.

(H) If a Lender or the Administrative Agent determines, in its sole discretion, that it has received a refund in respect of any Indemnified Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section 2.18 (for the avoidance of doubt, whether such refund is received in cash or is applied as a payment of other Taxes payable), it shall timely pay over the amount of such refund (but only to the extent of indemnity payments made under this Section 2.18 with respect to the

Taxes giving rise to such refund) to the applicable Borrower, net of all reasonable out-of-pocket expenses of such Lender or the Administrative Agent, as the case may be, and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided that such Borrower, upon the request of such Lender or the Administrative Agent, agrees to repay the amount paid over to such Borrower (plus penalties, interest or other reasonable charges) to such Lender or the Administrative Agent, as the case may be, in the event such Lender or the Administrative Agent is required to repay such refund to such Governmental Authority. This paragraph (h) shall not be construed to require any Lender or the Administrative Agent to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to any Borrower or any other Person.
(I) Issuing Bank. For purposes of this Section 2.18, the term “Lender” shall include any Issuing Bank and any Swingline Lender.
SECTION 2.19 Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.16, 2.17 or 2.18, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment or, if no such time is expressly required, (i) except with respect to payments of principal of and interest on Loans denominated in an Alternative Currency, prior to 12:00 noon, New York City time, and (ii) in the case of payments of principal of and interest on Loans denominated in an Alternative Currency, not later than the Applicable Time specified in writing by the Administrative Agent to the Company at least three Business Days prior to the relevant required date of payment (and, if not so specified, 12:00 noon, New York City time), in each case, on the date when due, in immediately available funds, without any set–off, deduction or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent, to such account as the Administrative Agent shall from time to time specify in a notice delivered to the Company, except that payments to be made directly to an Issuing Bank or a Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.16, 2.17, 2.18 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder of principal or interest in respect of any Loan shall, except as otherwise expressly provided herein, be made in the currency of such Loan; all other payments hereunder and under each other Loan Document shall be made in US Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.
(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal of the Loans and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.
(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its US Dollar Tranche Revolving Loans, Multicurrency Tranche 1 Revolving Loans, Multicurrency Tranche 2 Revolving Loans or funded participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its US Dollar Tranche Revolving Loans, Multicurrency Tranche 1 Revolving Loans, Multicurrency Tranche 2 Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall notify the Administrative Agent of such fact and shall purchase (for cash at face value) participations in the US Dollar Tranche Revolving Loans, Multicurrency Tranche 1 Revolving Loans, Multicurrency Tranche 2 Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective US Dollar Tranche Revolving Loans, Multicurrency Tranche 1 Revolving Loans, Multicurrency Tranche 2 Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any other Loan Document (for the avoidance of doubt, as it may be amended from time to time), including pursuant to Sections 2.10(d) and 2.22, or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements and Swingline Loans to any assignee or participant, other than to the Company or any Subsidiary or other Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against any Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.
(d) Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the applicable Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if the applicable Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the applicable Overnight Rate.
(e) If any Lender shall fail to make any payment required to be made by it hereunder to or for the account of the Administrative Agent, any Issuing Bank or any Swingline Lender, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by it for the account of such Lender to satisfy such Lender’s obligations in respect of such payment until all such unsatisfied obligations have been discharged.
SECTION 2.20 Mitigation Obligations; Replacement of Lenders. (g) If any Lender requests compensation under Section 2.16, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.16 or 2.18, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.
(b) If (i) any Lender requests compensation under Section 2.16, (ii) any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, (iii) any Revolving Lender becomes a Defaulting Lender, (iv) any Revolving Lender becomes a Declining Lender, (v) any Revolving Lender becomes an Objecting Lender or (vi) any Lender becomes a Non-Consenting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement (or, in the case of any such assignment and delegation pursuant to clause (iv), (v) or (vi) above, all its interests, rights (other than its existing rights to payment pursuant to Section 2.16 or 2.18) and obligations under this Agreement as a Lender of a particular applicable Class) to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) the Company shall have received the prior written consent of the Administrative Agent (and, if a US Dollar Tranche Revolving Commitment or any Lender’s obligations in respect of LC Exposure or Swingline Exposure is being assigned, each Issuing Bank and each Swingline Lender, as applicable), which consent, in each case, shall not unreasonably be withheld or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (if applicable, in each case only to the extent such amounts relate to its interest as a Lender of a particular Class), from the assignee (to the extent of such outstanding principal, funded participations and accrued interest and fees) or the Company (in the case of all other amounts), (C) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.16 or payments required to be made pursuant to Section 2.18, such assignment will result (or is reasonably expected to result) in a material reduction in such compensation or payments, (D) in the case of any such assignment and delegation resulting from the status of such Lender as a Declining Lender, the assignee shall have agreed to the applicable request for the extension of the Revolving Maturity Date, (E) in the case of any such assignment and delegation resulting from the status of such Lender as an Objecting Lender, the assignee shall not be an Objecting Lender in respect of the applicable proposed designation of a Borrowing Subsidiary and (F) in the case of any such assignment and delegation resulting from the status of such Lender as a Non-Consenting Lender, such assignment, together with any assignments by other Non-Consenting Lenders, will enable the Company to obtain sufficient consents to cause the applicable amendment, modification or waiver to become effective. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.
SECTION 2.21 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Revolving Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Revolving Lender is a Defaulting Lender:
(a) facility fees shall accrue on the amount of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.13(a) only to the extent of the Revolving Exposure of such Defaulting Lender (excluding any portion thereof constituting Swingline Exposure or LC Exposure of such Defaulting Lender that is subject to reallocation under clause (c)(i) below);
(b) the Revolving Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall, except as otherwise provided in Section 9.02, require the consent of such Defaulting Lender in accordance with the terms hereof;
(c) if any Swingline Exposure or LC Exposure exists at the time such Revolving Lender becomes a Defaulting Lender then:
(i) the Swingline Exposure and LC Exposure of such Defaulting Lender (other than (A) any portion of such Swingline Exposure (1) referred to in clause (b) of the definition of such term or (2) with respect to which such Defaulting Lender shall have funded its participation as contemplated by Section 2.05(c) and (B) any portion of such LC Exposure attributable to unreimbursed LC Disbursements with respect to which such Defaulting Lender shall have funded its participation as contemplated by Sections 2.06(d) and 2.06(e)) shall be reallocated among the Non-Defaulting Lenders that are US Dollar Tranche Revolving Lenders in accordance with their respective Applicable Percentages, but only to the extent that following such reallocation the US Dollar Tranche Revolving Exposure of any such Non-Defaulting Lender does not exceed such Non-Defaulting Lender’s US Dollar Tranche Revolving Commitment and the sum of all Non-Defaulting Lenders’ US Dollar Tranche Revolving Exposures plus the amount of such Defaulting Lender’s Swingline Exposure and LC Exposure (other than any portion thereof referred to in the parenthetical clause above) so reallocated does not exceed the sum of all Non-Defaulting Lenders’ US Dollar Tranche Revolving Commitments;
(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Company shall within one Business Day following notice by the Administrative Agent (A) first, prepay (or cause the applicable Borrowers to prepay) the portion of such Defaulting Lender’s Swingline Exposure (other than any portion thereof referred to in the parenthetical in such clause (i)) that has not been reallocated and (B) second, cash collateralize for the benefit of the Issuing Banks the portion of such Defaulting Lender’s LC Exposure (other than any portion thereof referred to in the parenthetical in such clause (i)) that has not been reallocated in accordance with the procedures set forth in Section 2.06(l) for so long as such LC Exposure is outstanding;
(iii) if the Company cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Company shall not be required to pay participation fees to such Defaulting Lender pursuant to Section 2.13(b) with respect to such portion of such Defaulting Lender’s LC Exposure for so long as such Defaulting Lender’s LC Exposure is cash collateralized;
(iv) if any portion of the LC Exposure of such Defaulting Lender is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.13(b) shall be adjusted to give effect to such reallocation;
(v) if all or any portion of such Defaulting Lender’s Swingline Exposure that is subject to reallocation pursuant to clause (i) above is neither reallocated nor reduced pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Swingline Lenders or any other Lender hereunder, all facility fees that otherwise would have been payable under Section 2.13(a) to such Defaulting Lender with respect to such portion of its Swingline Exposure shall be payable to the Swingline Lenders (and allocated among them ratably based on the amount of such Defaulting Lender’s Swingline Exposure attributable to Swingline Loans made by each Swingline Lender) until and to the extent that such Swingline Exposure is reallocated and/or reduced to zero; and
(vi) if all or any portion of such Defaulting Lender’s LC Exposure that is subject to reallocation pursuant to clause (i) above is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all facility fees that otherwise would have been payable under Section 2.13(a) to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s US Dollar Tranche Revolving Commitment utilized by such LC Exposure) and participation fees payable under Section 2.13(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks (and allocated among them ratably based on the amount of such Defaulting Lender’s LC Exposure attributable to Letters of Credit issued by each Issuing Bank) until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and
(d) so long as such Revolving Lender is a Defaulting Lender, no Swingline Lender shall be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or extend any Letter of Credit, unless in each case it is satisfied that the related exposure and the Defaulting Lender’s then outstanding Swingline

Exposure or LC Exposure, as applicable (other than any portion thereof referred to in the parenthetical in clause (i) above), will be fully covered by the US Dollar Tranche Revolving Commitments of the Non-Defaulting Lenders and/or cash collateral provided by the Company in accordance with Section 2.21(c), and participating interests in any such funded Swingline Loan or in any such issued, amended, reviewed or extended Letter of Credit will be allocated among the Non-Defaulting Lenders that are US Dollar Tranche Revolving Lenders in a manner consistent with Section 2.21(c)(i) (and such Defaulting Lender shall not participate therein).
(e) In the event that (i) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent of any US Dollar Tranche Revolving Lender shall have occurred following the date hereof and for so long as such Bankruptcy Event or a Bail-In Action shall continue or (ii) any Swingline Lender or any Issuing Bank has a good faith belief that any US Dollar Tranche Revolving Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, such Swingline Lender shall not be required to fund any Swingline Loan, and such Issuing Bank shall not be required to issue, amend or extend any Letter of Credit, unless such Swingline Lender or such Issuing Bank, as the case may be, shall have entered into arrangements with the Company or the applicable US Dollar Tranche Revolving Lender satisfactory to such Swingline Lender or such Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.
(f) In the event that the Administrative Agent, the Company, each Swingline Lender and each Issuing Bank each agree that a Defaulting Lender of any Class has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the US Dollar Tranche Revolving Lenders shall be readjusted to reflect the inclusion of such Lender’s US Dollar Tranche Revolving Commitment (if any) and on such date such Lender shall purchase at par such of the Revolving Loans of such Class of the other Revolving Lenders and, in the case of a Defaulting Lender that is a US Dollar Tranche Revolving Lender, such funded participations in Swingline Loans and LC Disbursements, as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Revolving Loans and such funded participations in accordance with its relevant Applicable Percentage, and such Lender shall thereupon cease to be a Defaulting Lender (but shall not be entitled to receive any fees accrued during the period when it was a Defaulting Lender and that are not payable to it pursuant to this Section, and all amendments, waivers or other modifications effected without its consent in accordance with the provisions of Section 9.02 and this Section during such period shall be binding on it). The rights and remedies against, and with respect to, a Defaulting Lender under this Section are in addition to, and cumulative and not in limitation of, all other rights and remedies that the Administrative Agent and each Lender, each Issuing Bank, each Swingline Lender, the Company or any other Borrower may at any time have against, or with respect to, such Defaulting Lender.

SECTION 2.22 Borrowing Subsidiaries. (a) The Company may, at any time and from time to time after the Effective Date, designate any wholly owned Subsidiary as a Borrowing Subsidiary under one or more existing Tranches (each Tranche under which such Subsidiary is proposed to be designated as a Borrowing Subsidiary is referred to as the “Applicable Tranche”) by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company. As soon as practicable upon receipt thereof, the Administrative Agent will post a copy of such Borrowing Subsidiary Agreement to the Lenders. Each such Borrowing Subsidiary Agreement shall become effective on the date 10 Business Days after it has been posted by the Administrative Agent to the Lenders (subject to the receipt by each Lender, at least three Business Days prior to such effectiveness, of any information reasonably requested by it under the Patriot Act or other “know-your-customer” and/or anti-money laundering laws (including the Beneficial Ownership Regulation) not later than the third Business Day after the posting date of such Borrowing Subsidiary Agreement), unless, with respect to the designation of any Broker Dealer Subsidiary or any Foreign Subsidiary, the Administrative Agent shall theretofore have received written notice from any Lender (an “Objecting Lender”) under any Applicable Tranche, or the Administrative Agent shall itself have delivered a notice to the Company, that (i) it is unlawful under United States federal or state or foreign law for such Objecting Lender or the Administrative Agent, as the case may be, to make Loans or otherwise extend credit to or do business with such Subsidiary as provided herein or (ii) such Objecting Lender or the Administrative Agent, as the case may be, is prevented by its generally applicable operational or administrative procedures or other generally applicable internal policies from extending credit to such Broker Dealer Subsidiary or to Persons in the jurisdiction in which such Foreign Subsidiary is organized or located (a “Notice of Objection”), in which case such Borrowing Subsidiary Agreement shall not become effective (in the case of a designation of any Borrowing Subsidiary under more than one Tranches, if a Notice of Objection is given with respect to less than all Applicable Tranches, such ineffectiveness shall apply solely to the Tranches with respect to which such Notice of Objection is given) unless, within the period of 10 Business Days referred to above, such Objecting Lender or the Administrative Agent, as the case may be, (i) withdraws such Notice of Objection or (ii) in the case of an Objecting Lender, ceases to be a Lender hereunder, including pursuant to Section 2.20(b). Upon the effectiveness of a Borrowing Subsidiary Agreement as provided above, the applicable Subsidiary shall for all purposes of this Agreement be a party hereto and a Borrowing Subsidiary hereunder in respect of the relevant Applicable Tranche.

(b) The Company may on one or more occasions, by written notice to the Administrative Agent at any time after the Effective Date, request that Lenders under any existing Tranche convert (each, a “Conversion”) all or a portion of their Revolving Commitments under such Tranche into a new tranche (any such new tranche being referred to as a “New Tranche”, and any such existing Tranche being referred to as a “Converted Tranche”) of revolving commitments, Loans and other extensions of credit under which shall be available to a wholly owned Subsidiary of the Company that previously was not a Borrowing Subsidiary (each, a “New Borrowing Subsidiary”) and the Company (and, if so requested by the Company in such notice, one or more of the other Borrowing Subsidiaries, if any) and in US Dollars and such other currencies as may be specified by the Company in such notice; provided that (i) all Lenders under such Converted Tranche must be given an opportunity, pursuant to procedures reasonably satisfactory to the Administrative Agent, to participate in such New Tranche on a ratable basis based on their respective shares of the Revolving Commitments under such Converted Tranche (immediately prior to giving effect to the applicable Conversion), (ii) no Lender under such Converted Tranche shall be required to participate in such New Tranche and, with respect to any Lender that shall have agreed to participate in such New Tranche, the amount of such Lender’s Revolving Commitment under such Converted Tranche that is to be converted into a revolving commitment under such New Tranche shall be as agreed by such Lender, (iii) except in connection with any concurrent Commitment Increase effected in accordance with Section 2.10, the aggregate amount of the Revolving Commitments shall not increase as a result of any Conversion, (iv) after giving effect to such Conversion, the aggregate amount of the Revolving Exposure under the Converted Tranche shall not exceed the aggregate amount of the remaining Revolving Commitments under the Converted Tranche, (v) other than the availability of Loans and extensions of credit under such New Tranche to the applicable New Borrowing Subsidiary (and, if so requested by the Company in the applicable notice, one or more other Borrowing Subsidiaries) and in the applicable new currencies (including, for the avoidance of doubt, any new pricing benchmarks applicable to such new currencies), the terms and conditions of revolving commitments, Loans and other extensions of credit under such New Tranche shall be substantially identical to those under such Converted Tranche (including as to the facility fees and the Applicable Rate), (vi) the borrowing and repayment of Loans denominated in the same currency under such New Tranche and such Converted Tranche by any Borrower (other than the applicable New Borrowing Subsidiary and any other Borrowing Subsidiary that was not a Borrower under the applicable Converted Tranche at the time of the applicable Conversion) shall be made on a ratable basis as between the revolving commitments under such New Tranche and the remaining Revolving Commitments under such Converted Tranche, (vii) in the case of any requested Conversion with respect to the US Dollar Tranche Revolving Commitments, if either (A) after giving effect to the applicable Conversion, the Aggregate US Dollar Tranche Revolving Commitments would be less than US$700,000,000 or (B) there is any LC Exposure or Swingline Exposure immediately before giving effect to such Conversion, then each of the Issuing Banks and the Swingline Lenders shall have consented to such Conversion, and (viii) no revolving commitment under such New Tranche may be terminated or reduced unless the remaining Revolving Commitments under such Converted Tranche are terminated or reduced on a ratable basis, as the case may be, substantially concurrently therewith. Each New Tranche shall be established pursuant to an amendment to this Agreement and the other Loan Documents, in form and substance reasonably satisfactory to the Administrative Agent and the Company, among the Company, the applicable New Borrowing Subsidiary (and any other Borrowers that are to be borrowers under such New Tranche), the Administrative Agent, the Lenders under such New Tranche and, to the extent required by clause (vii) above, each Issuing Bank and each Swingline Lender (and, notwithstanding anything to the contrary in Section 9.02, no consent of any other Lender shall be required for the effectiveness of such amendment), it being understood and agreed that such amendment may effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and the Company, to give effect to the provisions of this paragraph (b), including (A) any modifications necessary or appropriate to treat revolving commitments and Loans under such New Tranche as a new Class of revolving commitments and Loans, (B) any modifications that shall have been agreed by the Lenders under such New Tranche (solely in respect of such New Tranche) to the Tax gross up provisions of this Agreement (including the possible inclusion of a “day one” carve out from the gross up for withholding Taxes imposed by the jurisdiction of organization (or other applicable jurisdiction) of the applicable New Borrowing Subsidiary) and (C) any modifications necessary or appropriate to incorporate any applicable new currencies (including any new pricing benchmarks applicable to such new currencies). Upon the effectiveness of such amendment in accordance with its terms, the applicable New Borrowing Subsidiary shall for all purposes of this Agreement be a party hereto and a Borrowing Subsidiary hereunder in respect of the applicable New Tranche. For the avoidance of doubt, any such amendment shall also serve as the Borrowing Subsidiary Agreement with respect to each applicable New Borrowing Subsidiary.
(c) In the event the Company shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination with respect to any Borrowing Subsidiary, such Borrowing Subsidiary shall cease to be a Borrowing Subsidiary and a party to this Agreement; provided that no Borrowing Subsidiary Termination will become effective as to any Borrowing Subsidiary until (i) all Loans made to such Borrowing Subsidiary shall have been repaid, and (ii) (A) to the extent the Company is not a joint and several co-applicant with respect thereto, (x) all Letters of Credit issued for the account of such Borrowing Subsidiary shall have expired or been canceled or otherwise terminated and (y) all amounts payable in connection with such Letters of Credit by such Borrowing Subsidiary in respect of LC Disbursements and related fees shall have been paid in full and (B) all interest and other fees (and, to the extent notified by the Administrative Agent, any Lender or any Issuing Bank, any other amounts) payable hereunder by such Borrowing Subsidiary shall have been paid in full; provided that such Borrowing Subsidiary Termination shall be effective to terminate the right of such Borrowing Subsidiary to request or receive further extensions of credit under this Agreement.
(d) Each Borrowing Subsidiary hereby irrevocably appoints the Company as its agent for all purposes of this Agreement and the other Loan Documents, including (i) the giving and receipt of notices (including any Borrowing Request and any Interest Election Request) and (ii) the execution and delivery of all documents, instruments and certificates contemplated herein. Each Borrowing Subsidiary hereby acknowledges that any amendment, waiver or other modification to this Agreement or any other Loan Document may be effected as set forth in Section 9.02, that no consent of such Borrowing Subsidiary shall be required to effect any such amendment, waiver or other modification and that such Borrowing Subsidiary shall be bound by this Agreement or any other Loan Document (if it is theretofore a party thereto) as so amended, waived or otherwise modified.
ARTICLE III

Representations and Warranties
The Company represents and warrants to the Lenders that:

SECTION 3.01 Organization; Powers. The Company and each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02 Authorization; Enforceability. The Transactions to be entered into by each Borrower are within such Borrower’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, equity-holder action on behalf of such Borrower. This Agreement has been duly executed and delivered by the Company, Broadridge Canada and Broadridge Sweden, and each other Loan Document to which any Borrower is to be a party will be duly executed and delivered by such Borrower, and this Agreement constitutes a legal, valid and binding obligation of the Company, Broadridge Canada and Broadridge Sweden, and this Agreement and each other Loan Document to which any Borrower is to be a party, when executed and delivered by such Borrower, will constitute a legal, valid and binding obligation of such Borrower, in each case, enforceable in accordance with its terms, subject to applicable Debtor Relief Laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03 Governmental Approvals; No Conflicts. The Transactions (a) do not require any material consent or approval of, registration or filing with, or any other material action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or any order of any Governmental Authority in any material respect, (c) will not violate the charter, by-laws, articles of association or other organizational or constitutional documents of any Borrower, (d) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company or any Subsidiary or their assets, or give rise to a right thereunder to require any payment to be made by the Company or any Subsidiary, and (e) will not result in the creation or imposition of any Lien on any asset of the Company or any Subsidiary, except, in the case of clause (d) or (e), where such violation, default, rise of a right, creation or imposition, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.04 Financial Condition; No Material Adverse Change. (a) The Company has heretofore furnished to the Lenders (vii)its consolidated balance sheet and consolidated statements of earnings, comprehensive income, stockholders’ equity and cash flows as of and for its fiscal year ended June 30, 2020, and the related notes, reported on by Deloitte & Touche LLP, independent registered public accounting firm, and (ii) its condensed consolidated balance sheets and condensed consolidated statements of earnings, comprehensive income and cash flows as of and for the fiscal quarters and the portion of the fiscal year ended September 30, 2020 and December 31, 2020. Such financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to normal year-end audit adjustments in the case of the statements referred to in clause (ii) above.

(b) Since June 30, 2020, there has been no material adverse change, or event or condition that could reasonably be expected to result in a material adverse change, in the business, assets, operations or financial condition of the Company and the Subsidiaries, taken as a whole.

SECTION 3.05 Properties. (a) The Company and each Subsidiary has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b) Each of the Company and the Subsidiaries owns or is licensed to use all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.06 Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company and the Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement.

(b) Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

SECTION 3.07 Compliance with Laws and Agreements. (a) The Company and each Subsidiary is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property (including, with regard to any Broker Dealer Subsidiary, all rules and regulations of the SEC, FINRA and SIPC applicable to it or its property) and all indentures, agreements and other instruments binding upon it or its property, except where the failure to be in compliance, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

(b) Each Broker Dealer Subsidiary is (i) duly registered as a broker or dealer with the SEC, (ii) a member in good standing of FINRA and the securities exchanges and securities clearing corporations in which its membership is required for the conduct of its business and (iii) duly registered, licensed or qualified as a broker or dealer under the applicable laws and regulations of each jurisdiction in which such registration, license or qualification is required for the conduct of its business, except, in the case of this clause (iii), where the failure to be so registered, licensed or qualified could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08 Federal Reserve Regulations. (a) Neither the Company nor any Subsidiary (other than any Broker Dealer Subsidiary) is engaged principally, or as a substantial part of its activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock (within the meaning of Regulation U).

(b) No part of the proceeds of any Loan has been or will be used by any Borrower or any Subsidiary (other than any Broker Dealer Subsidiary), whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry Margin Stock (within the meaning of Regulation U) or to refinance Indebtedness originally incurred for such purpose. No part of the proceeds of any Loan has been or will be used by any Borrower or any Subsidiary in any manner or for any purpose that has resulted or will result in a violation of Regulation T, Regulation U or Regulation X.
c) Each Broker Dealer Subsidiary is an “exempted borrower” within the meaning of Regulation U.

SECTION 3.09 Anti-Corruption Laws and Sanctions. The Company maintains in effect policies and procedures designed to ensure compliance in all material respects by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries and, to the knowledge of the Company, its and their respective officers, directors, employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Company, any Subsidiary or, to the knowledge of the Company, any of their respective directors, officers or employees, or (b) to the knowledge of the Company, any agent of the

Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing, issuance of a Letter of Credit or use of the proceeds of any Borrowing or any Letter of Credit will result in a violation by any party hereto of Anti-Corruption Laws or applicable Sanctions. This Section 3.09 shall not be interpreted or applied in relation to the Company or any of its Subsidiaries, or the directors or officers of the foregoing, to the extent that the representations made violate or expose any such Person to any liability under the Mandatory Restrictions.

SECTION 3.10 Investment Company Status. Neither the Company nor any of the Borrowing Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.11 Taxes. The Company and the Subsidiaries have timely filed or caused to be filed all Tax returns and reports required to have been filed (taking into account valid extensions) and have paid or caused to be paid all Taxes required to have been paid by them, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.12 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Accounting Standards Codification Topic 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than US$50,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all Plans (based on the assumptions used for purposes of Accounting Standards Codification Topic 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than US$75,000,000 the fair market value of the assets of all such Plans.

SECTION 3.13 Disclosure. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information (excluding any projections and other forward-looking information and information of a general economic or industry nature) furnished by or on behalf of any Borrower to the Administrative Agent, any Lender or any Issuing Bank in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented from time to time by other information so furnished) contained, at the time when furnished and taken as a whole, any material misstatement of fact or omitted, at the time when furnished and taken as a whole, to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. All projections and other forward looking information contained in the Information Memorandum and any of the other reports, financial statements, certificates or other information furnished by or on behalf of any Borrower to the Administrative Agent, any Lender or any Issuing Bank in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented from time to time by other information so furnished) have been prepared by the Company or such Borrower in good faith based upon assumptions that were reasonable at the time made and at the time such projections and other information were furnished.

ARTICLE IV

Conditions

SECTION 4.01 Effective Date. This Agreement shall become effective on the date on which each of the following conditions shall be satisfied (or waived in accordance with Section 9.02):

1.The Administrative Agent (or its counsel) shall have received from each party hereto (including Lenders constituting at least the Required Lenders under and as defined in the Existing Credit Agreement) either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include any Electronic Signatures (subject to Section 9.06(b)) or evidence transmitted by ~~fax,~~ emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page) that such party has signed a counterpart of this Agreement.
2.The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Cahill Gordon & Reindel LLP, counsel for the Company, (ii) Stewart McKelvey, Canadian counsel to Broadridge Canada, and (iii) Advokatfirman Vinge KB, counsel to the Administrative Agent as to matters of Swedish law, in each case, in form and substance reasonably satisfactory to the Administrative Agent. The Borrowers hereby request such counsel to deliver such opinions.
3.The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Company, Broadridge Canada and Broadridge Sweden, the authorization of the Transactions and any other legal matters relating to the Company, Broadridge Canada and Broadridge Sweden, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.
4.The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02 as of the Effective Date.
5.The Administrative Agent and each Arranger, for their respective accounts, shall have received all fees and other amounts due and payable on or prior to the Effective Date pursuant to this Agreement or the commitment letter or fee letters entered into by the Company in connection herewith, including, to the extent invoiced, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by the Company in connection with this Agreement and the Transactions.
6.On the Effective Date, the interest accrued on all outstanding revolving loans (the “Existing Credit Agreement Revolving Loans”), and all fees and other amounts (other than the principal amount of the Existing Credit Agreement Revolving Loans) accrued for the accounts of or owing to the lenders, under the Existing Credit Agreement shall have been or shall be paid in full, and the Administrative Agent shall have received reasonably satisfactory evidence thereof (with each Lender party hereto that is a lender under the Existing Credit Agreement hereby agreeing that any notice of prepayment in respect of the payment required under this clause (f) may state that it is conditioned upon the occurrence of the Effective Date).
7.The Lenders shall have received (i) all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, and (ii) to the extent any Borrowing Subsidiary qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and any Lender has requested a Beneficial Ownership Certification in relation to such Borrowing Subsidiary, a Beneficial Ownership Certification.
The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding.
SECTION 4.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (including each Borrowing made on the Effective Date, but excluding any conversion or continuation of a Revolving Loan), and of each Issuing Bank to issue, amend or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

1. The representations and warranties of the Borrowers set forth in this Agreement and the other Loan Documents (other than, with respect to any Borrowing occurring after the Effective Date, the representations set forth in Sections 3.04(b) and 3.06(a)) shall be true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of the date of such Borrowing or the date of issuance, amendment or extension of such Letter of Credit, as applicable.

2.At the time of and immediately after giving effect to such Borrowing or the issuance, amendment or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.
Each Borrowing (other than a conversion or continuation of a Revolving Loan) and each issuance, amendment or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Company and each applicable Borrower on the date thereof that the conditions specified in paragraphs (a) and (b) of this Section have been satisfied.

SECTION 4.03 Credit Extensions to New Borrowing Subsidiaries. Notwithstanding anything to the contrary in Section 2.22, the obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend or extend any Letter of Credit, to or for the account of any Borrowing Subsidiary designated pursuant to Section 2.22 shall not become effective until the date on which each of the following additional conditions shall be satisfied (unless waived in accordance with Section 9.02):

1.The Administrative Agent shall have received such Borrowing Subsidiary’s Borrowing Subsidiary Agreement, duly executed by all parties thereto.

2.The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent and the Lenders under each Tranche with respect to which such Borrowing Subsidiary is a Borrower) of counsel for such Borrowing Subsidiary (or, where customary, of counsel to the Administrative Agent) in form and substance reasonably satisfactory to the Administrative Agent.
ii.The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of such Borrowing Subsidiary, the authorization of the Transactions insofar as they relate to such Borrowing Subsidiary and any other legal matters relating to such Borrowing Subsidiary, its Borrowing Subsidiary Agreement or such Transactions, all in form and substance reasonably satisfactory to the Administrative Agent.

ARTICLE V

Affirmative Covenants

Until the Revolving Commitments have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document (other than any indemnification or other contingent obligations that are not yet due or payable) have been paid in full and all Letters of Credit (other than Collateralized Letters of Credit) have been terminated or expired, the Company covenants and agrees with the Lenders that:

SECTION 5.01 Financial Statements and Other Information. The Company will furnish to the Administrative Agent:

(a) within 90 days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related consolidated statements of earnings, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent registered public accounting firm of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
(b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its condensed consolidated balance sheet and related condensed consolidated statements of earnings and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Company certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto;
(d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any of the Subsidiaries with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be (other than (i) registration statements on Form S-8, (ii) filings under Sections 16(a) or 13(d) of the Exchange Act, (iii) routine filings related to employee benefit plans, (iv) filings made by any Broker Dealer Subsidiary in the ordinary course of business and (v) any other reports, statements or filings made by any Broker Dealer Subsidiary that are not, individually or in the aggregate, material to the Company and the Subsidiaries, taken as a whole);
(e) promptly, but not later than five Business Days after the publication of any change by Moody’s, S&P or Fitch in its Rating, notice of such change; and
(f) promptly following any request therefor, (i) any documentation or other information that the Administrative Agent or any Lender requests that is required in order to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation, and (ii) such other information regarding the operations, business affairs and financial condition of the Company or any of the Subsidiaries, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request (it being understood that, in the case of clause (ii), the Company and the Subsidiaries shall not be required to provide any information or documents that are subject to confidentiality provisions prohibiting such disclosure).
Information required to be delivered pursuant to clauses (a), (b) and (d) of this Section shall be deemed to have been delivered on the date on which the Company posts such information on the Company’s website on the Internet at www.broadridge.com or when such information is publicly posted on the SEC’s website at www.sec.gov or is posted on an Electronic System. Notices required to be delivered pursuant to clause (e) of this Section shall be deemed to have been delivered on the date on which the Company publicly posts such information on the Internet at the website www.broadridge.com or when the publication is first made available by means of Moody’s, S&P’s or Fitch (as the case may be) Internet subscription service. The Administrative Agent shall promptly make available to each Lender a copy of any certificate delivered pursuant to clause (c) of this Section by posting such certificate on an Electronic System.

SECTION 5.02 Notices of Material Events. The Company will furnish to the Administrative Agent (which will post such notice to an Electronic System) written notice of any of the following events promptly (and in any case within five Business Days) upon any such event becoming known to any Responsible Officer of the Company:

(a) the occurrence of any Default;
(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Subsidiary that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;
(c) (i) the involuntary revocation, suspension or other termination of any license, permit or registration of any Broker Dealer Subsidiary by the SEC or FINRA, (ii) the involuntary revocation, suspension or other termination of any license, permit or registration of any Broker Dealer Subsidiary by any Governmental Authority other than the SEC or FINRA, if such revocation, suspension or termination results in, or could reasonably be expected to result in, a Material Adverse Effect, or (iii) the application or receipt by the SIPC for a protective decree or other restrictive order regarding any Broker Dealer Subsidiary; and
(d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.
Each notice delivered under this Section (which, in the case of any notice pursuant to clause (a) above, shall expressly state that such notice is a notice of Default) shall be accompanied by a statement of a Financial Officer or Responsible Officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03 Existence; Conduct of Business. The Company will, and will cause each Material Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and (except with regard to any Broker Dealer Subsidiary) the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, amalgamation, Division, liquidation or dissolution permitted under Section 6.04.

SECTION 5.04 Payment of Taxes. The Company will, and will cause each Subsidiary to, pay its Tax liabilities, to the extent the failure to pay such liabilities could reasonably be expected to result in a Material Adverse Effect, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP.

SECTION 5.05 Maintenance of Properties. The Company will, and will cause each Material Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

SECTION 5.06 Books and Records; Inspection Rights. The Company will, and will cause each Material Subsidiary (other than any Broker Dealer Subsidiary) to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each Subsidiary to, permit any representatives designated by the Administrative Agent, or by any Lender through the Administrative Agent, at mutually agreeable times (no more than once per fiscal year of the Company, unless an Event of Default has occurred and is continuing) and upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from those portions of its books and records relating to financial condition, and to discuss its affairs, finances and condition with its officers and, so long as a representative of the Company is present, independent accountants (in each case subject to the Company’s or such Material Subsidiary’s obligations under applicable law or confidentiality arrangements).

SECTION 5.07 Compliance with Laws. The Company will, and will cause each Material Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including ERISA and Environmental Laws applicable to it or its property), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Company will maintain in effect and enforce policies and procedures designed to ensure compliance in all material respects by the Company, the Subsidiaries and the respective directors, officers, employees and agents of the foregoing with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.08 Use of Proceeds. (a) The Borrowers will cause the proceeds of the Loans made on or after the Effective Date to be used only (i) to repay any amounts outstanding under the Existing Credit Agreement and (ii) for working capital and other general corporate purposes of the Company and the Subsidiaries, including the payment of intercompany loans between the Company and the Subsidiaries. Notwithstanding the foregoing, no part of the proceeds of any Loan will be used, whether directly or indirectly, by the Company or any Subsidiary (other than any Broker Dealer Subsidiary) (A) to purchase or carry Margin Stock (as defined in Regulation U) or to refinance Indebtedness originally incurred for such purpose or (B) in any manner or for any purpose that will result in a violation of Regulation U, Regulation X or Regulation T.

(b) The Borrowers will not request any Borrowing or Letter of Credit, and the Borrowers shall not, directly or, to the knowledge of any Borrower, indirectly, use, and shall procure that their Subsidiaries and their or their respective Subsidiaries’ directors, officers, employees and agents shall not, directly or, to the knowledge of any Borrower, indirectly, use, the proceeds of any Borrowing or any Letter of Credit, or lend, contribute or otherwise make available such proceeds to any Subsidiary, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto. This Section 5.08(b) shall not be interpreted or applied in relation to the Company or any of its Subsidiaries, or the directors or officers of the foregoing, to the extent that the covenants set forth in such Section violate or expose any such Person to any liability under the Mandatory Restrictions.

SECTION 5.09 Margin Stock. The Company will ensure that at the time each Loan is made and after giving effect to the use of proceeds thereof, and at the time each Letter of Credit is issued or extended, no more than 25% of the value of the assets of either the Company or the Company and the Subsidiaries taken as a whole subject to the restrictions of Section 6.01 or 6.04 shall be represented by Margin Stock (within the meaning of Regulation U).
ARTICLE VI

Negative Covenants

Until the Revolving Commitments have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document (other than any indemnification or other contingent obligations that are not yet due or payable) have been paid in full and all Letters of Credit (other than Collateralized Letters of Credit) have been terminated or expired, the Company covenants and agrees with the Lenders as follows:

SECTION 6.01 Liens. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights therein, except:

(a) (i) Permitted Encumbrances and (ii) Liens created under the Loan Documents;
(b) any Lien on any property or asset of the Company or any Subsidiary existing on the date hereof and set forth in Schedule 6.01; provided that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and (ii) such Lien shall secure only the obligations it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
(c)     any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary (other than as a result of a Division where the Dividing Person is the Company or a Subsidiary) (or of any Person not previously a Subsidiary that is merged, consolidated or amalgamated with or into the Company or a Subsidiary in a transaction permitted hereunder) after the date hereof prior to the time such Person becomes a Subsidiary (or is so merged, consolidated or amalgamated); provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary (or such merger, consolidation or amalgamation), as the case may be, (ii) such Lien shall not apply to any other property or assets of any of the Company or any Subsidiary and (iii) such Lien shall secure only the obligations it secures on the date of such acquisition or the date such Person becomes a Subsidiary (or such merger, consolidation or amalgamation), as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
(d) Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary (including, without limitation, Liens securing Capital Lease Obligations); provided that (i) such Liens and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (ii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets, (iii) such security interests shall not apply to any other property or assets of the Company or any Subsidiary and (iv) such Lien shall secure only the obligations it secures on the date of such incurrence and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof; provided, further, that individual financings of assets otherwise permitted to be secured hereunder provided by one Person (or its Affiliates) may be cross collateralized to other financings of assets provided by such Person (or its Affiliates) on customary terms;

(e) Liens on securities deemed to exist under repurchase agreements and reverse repurchase agreements entered into by the Company and the Subsidiaries in the ordinary course of business;
(f) liens arising from any interest or title of a lessor or sublessor under any lease or sublease not prohibited by Section 6.03 entered into by the Company or any Subsidiary as lessee;

(g) Liens arising from precautionary UCC financing statements filed in connection with leases;

(h) Liens in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off);

(i) Liens on cash earnest money deposits made in connection with letters of intent or purchase agreements;
(j) Liens arising on intellectual property in connection with the grant by the owner of such intellectual property of non-exclusive licenses in the ordinary course;

(k) Liens of any securities intermediary arising as a matter of law on securities or other assets held by such securities intermediary;

(l) Liens on assets of any Broker Dealer Subsidiary created or otherwise arising in the ordinary course of its business;

(m) liens in favor of only the Company or one or more Subsidiaries granted by the Company or a Subsidiary to secure any obligations owed to the Company or a Subsidiary; and

(n) other Liens not expressly permitted by clauses (a) through (m) above; provided that the sum of (i) the aggregate principal amount of the outstanding obligations secured by Liens permitted under this clause (n), (ii) without duplication of the foregoing clause (i), the aggregate principal amount of Indebtedness and the aggregate value of preferred stock or other preferred equity interests permitted by Section 6.02(n) and (iii) the aggregate amount of Attributable Debt in respect of Sale and Leaseback Transactions permitted by Section 6.03(b) shall not at any time exceed the greater of (y) US$200,000,000 and (z) 18% of Consolidated EBITDA for the Test Period most recently ended on or prior to the date of incurrence of any such Lien.

Notwithstanding the foregoing provisions of this Section, to the extent that more than 25% of the value of the assets of the Company, or of the Company and the Subsidiaries taken as a whole, that are subject to the restrictions of this Section is at any time represented by Margin Stock (within the meaning of Regulation U), the Company and the Subsidiaries shall be free to sell, pledge or otherwise dispose of such excess Margin Stock (it being understood that Margin Stock not in excess of 25% of the value of such assets will be subject to the restrictions of this Section).

SECTION 6.02 Subsidiary Indebtedness. The Company will not permit any Subsidiary to incur any Indebtedness or to issue any preferred stock or other preferred equity securities except:

(a) Indebtedness of the Borrowing Subsidiaries under the Loan Documents;
(b) Indebtedness, preferred stock or other preferred equity securities existing on the date hereof and set forth on Schedule 6.02, and any extensions, renewals or replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;
(c) Indebtedness, preferred stock or preferred equity securities of any Person becoming a Subsidiary (other than as a result of a Division where the Dividing Person is the Company or a Subsidiary) (or of any Person not previously a Subsidiary that is merged, consolidated or amalgamated with or into a Subsidiary in a transaction permitted hereunder) after the date hereof existing at the time such Person becomes a Subsidiary (or is so merged, consolidated or amalgamated); provided that such Indebtedness, preferred stock or preferred equity securities is not incurred or issued, as applicable, in contemplation of or in connection with such Person becoming a Subsidiary (or such merger, consolidation or amalgamation);
(d) Indebtedness of any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (ii) such Indebtedness does not exceed the cost of acquiring, constructing or improving such fixed or capital assets;
(e) Indebtedness of any Subsidiary to the Company or any other Subsidiary, and preferred stock or other preferred equity securities of any Subsidiary held by the Company or any other Subsidiary;
(f) Guarantees by any Subsidiary of Indebtedness of any other Subsidiary; provided such Indebtedness of any other Subsidiary so guaranteed is permitted under clauses (d), (e) or (n) of this Section;
(g) Indebtedness of Foreign Subsidiaries in an aggregate principal amount outstanding at any one time not to exceed US$125,000,000 (or with respect to any other currency, the US Dollar equivalent thereof);
(h) Indebtedness deemed to arise from the payment of insurance premiums on an installment basis in the ordinary course of business;
(i) Indebtedness incurred in connection with Hedging Agreements entered into for non-speculative purposes;
(j) Indebtedness under any overdraft facilities entered into in the ordinary course of business;
(k) Indebtedness in respect of workers’ compensation claims, and bid, performance or surety bonds;

(l) Indebtedness arising in connection with the endorsement of instruments for deposit in the ordinary course;
(m) Indebtedness incurred by any Broker Dealer Subsidiary in the ordinary course of its business; and
(n) other Indebtedness, preferred stock or other preferred equity interests not expressly permitted by clauses (a) through (m) above; provided that the sum of (i) the aggregate principal amount of Indebtedness and the aggregate value of preferred stock or other preferred equity interests permitted under this clause (n), (ii) without duplication of the foregoing clause (i), the aggregate principal amount of outstanding obligations secured by Liens permitted under Section 6.01(n) and (iii) the aggregate amount of Attributable Debt in respect of Sale and Leaseback Transactions permitted by Section 6.03(b) shall not at any time exceed the greater of (y) US$200,000,000 and (z) 18% of Consolidated EBITDA for the Test Period most recently ended on or prior to the date of incurrence of any such Indebtedness.

SECTION 6.03 Sale and Leaseback Transactions. The Company will not, and will not permit any of the Subsidiaries to, enter into or be a party to any Sale and Leaseback Transaction except:

1.Sale and Leaseback Transactions to which the Company or any Subsidiary is a party as of the date hereof; and
2.other Sale and Leaseback Transactions not expressly permitted by clause (a) above; provided that the sum of (i) the aggregate amount of Attributable Debt in respect of Sale and Leaseback Transactions permitted by this clause (b), (ii) the aggregate principal amount of outstanding obligations secured by Liens permitted under Section 6.01(n) and (iii) without duplication of the foregoing clause (ii), the aggregate principal amount of Indebtedness and the aggregate value of preferred stock or other preferred equity interests permitted by Section 6.02(n) shall not at any time exceed the greater of (y) US$200,000,000 and (z) 18% of Consolidated EBITDA for the Test Period most recently ended on or prior to the date of the entry into any such Sale and Leaseback Transaction.

SECTION 6.04 Fundamental Changes. (a) The Company will not, and will not permit any Subsidiary to, (i) merge into or consolidate or amalgamate with any other Person, (ii) permit any other Person to merge into or consolidate or amalgamate with it, (iii) in the case of any Subsidiary, consummate a Division as the Dividing Person, (iv) liquidate or dissolve or (v) sell, transfer, lease or otherwise dispose of, directly or through any merger, consolidation or amalgamation and whether in one transaction or in a series of transactions, assets (including Equity Interests in Subsidiaries) representing all or substantially all of the assets of the Company and the Subsidiaries (whether now owned or hereafter acquired), taken as a whole, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (A) any Person may merge into the Company in a transaction in which the Company is the surviving Person, (B) any Person (other than the Company or a Borrowing Subsidiary) may merge into any Borrowing Subsidiary in a transaction in which such Borrowing Subsidiary is the surviving Person, (C) any Subsidiary (other than a Borrowing Subsidiary) may (x) merge, consolidate or amalgamate with or into any Person (if such Person is a Borrowing Subsidiary, subject to clause (B) above) in a transaction in which the surviving Person is a Subsidiary or, if the surviving Person is not a Subsidiary, if such transaction is otherwise permitted hereunder or (y) sell, transfer, lease or otherwise dispose of its assets to the Company or to another Subsidiary, (D) any Subsidiary (other than a Borrowing Subsidiary) may consummate a Division as the Dividing Person if, immediately upon the consummation of the Division, the assets of the applicable Dividing Person are held by one or more Subsidiaries at such time, or, with respect to assets not so held by one or more Subsidiaries, such Division is otherwise permitted hereunder and (E) any Subsidiary (other than a Borrowing Subsidiary) may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders. Notwithstanding the foregoing provisions of this paragraph (a), to the extent that more than 25% of the value of the assets of the Company, or of the Company and the Subsidiaries taken as a whole, that are subject to the restrictions of this paragraph is at any time represented by Margin Stock (within the meaning of Regulation U), the Company shall be free to sell, transfer, lease or otherwise dispose of such excess Margin Stock (it being understood that Margin Stock not in excess of 25% of the value of such assets will be subject to the restrictions of this paragraph).

iii.The Company will not, and will not permit any Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the Company and the Subsidiaries on the date of execution of this Agreement and businesses reasonably related or ancillary thereto.

SECTION 6.05 Restrictive Agreements. The Company will not, and will not permit any Material Subsidiary to, enter into any agreement that restricts the ability of any Material Subsidiary to pay dividends or other distributions to the Company or other Subsidiaries or to make or repay loans or advances to the Company or other Subsidiaries; provided that the foregoing shall not apply to (a) restrictions and conditions imposed by law or by this Agreement, or, with respect to any Broker Dealer Subsidiary, otherwise required or requested by any Governmental Authority, (b) restrictions and conditions existing on the date hereof identified on Schedule 6.05 (or to any extension, amendment, modification, renewal or replacement thereof not expanding the scope of any such restriction or condition), (c) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets pending such sale to the extent that such restrictions and conditions apply only to the Subsidiary or assets to be sold and such sale is permitted hereunder or (d) any agreements governing purchase money Indebtedness or Capital Lease Obligations, provided that such restrictions relate to only the assets financed with such Indebtedness.

SECTION 6.06 Transactions with Affiliates. The Company will not, and will not permit any of the Subsidiaries to, sell, lease or otherwise transfer any material property or assets to, or purchase, lease or otherwise acquire any material property or assets from, or otherwise engage in any other material transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Company and the Subsidiaries, or between or among Subsidiaries, in each case not involving any other Affiliate, (c) the declaration and payment of dividends with respect to its Equity Interests, (d) the making of grants or payments pursuant to and in accordance with equity award, bonus or incentive plans or other benefit plans for management, directors or employees of the Company and the Subsidiaries, (e) the transactions set forth on Schedule 6.06 and (f) employment agreements, officer and director indemnification agreements, confidentiality agreements, non-compete agreements and similar arrangements entered into by the Company or any of the Subsidiaries with its officers, directors and employees.

SECTION 6.07 Leverage Ratio. The Company will not permit the Leverage Ratio as of the last day of any Test Period ending after the Effective Date to exceed 3.50 to 1.00; provided that (a) following the completion of the Itiviti Acquisition, such maximum permitted Leverage Ratio shall be increased to 4.25 to 1.00 at the end of and for the fiscal quarter during which the Itiviti Acquisition shall have been completed and each of the following three fiscal quarters (such period of four fiscal quarters being called the “Itiviti Increase Period”) and (b) subject to the final sentence of this Section, following the completion of any Material Specified Acquisition (other than the Itiviti Acquisition), if the Company shall so elect by a notice delivered to the Administrative Agent within 30 days following such completion, such maximum permitted Leverage Ratio shall be increased to 4.00 to 1.00 at the end of and for the fiscal quarter during which such Material Specified Acquisition shall have been completed and each of the following three fiscal quarters (such period of four fiscal quarters being called an “Increase Period”). The Company may terminate the Itiviti Increase Period or any Increase Period by a notice delivered to the Administrative Agent, whereupon, on and after the last day of the fiscal quarter immediately following the quarter during which such notice is given, the maximum permitted Leverage Ratio shall be reduced to 3.50 to 1.00. Except with respect to the first Material Specified Acquisition completed after the completion of the Itiviti Acquisition for which the Company makes an election under clause (b) above, the Company may not make an election under clause (b) above to increase the maximum Leverage Ratio unless, as of the end of at least two fiscal quarters immediately preceding such election, either (i) the maximum permitted Leverage Ratio permitted under this Section shall have been 3.50 to 1.00 or (ii) the Leverage Ratio did not exceed 3.00 to 1.00.
ARTICLE VII

Events of Default
If any of the following events (“Events of Default”) shall occur:
(a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;
(c) any representation or warranty made or deemed made by or on behalf of any Borrower in or in connection with this Agreement, any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect when made or deemed made;
(d) the Company shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to any Borrower’s existence) or 5.08(a) or in Article VI;

(e) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent (which may be given at the request of any Lender) to the Company;
(f) the Company or any Subsidiary shall default in the payment (whether of principal or interest and regardless of amount) of any Material Indebtedness when and as the same shall become due and payable after giving effect to any applicable grace periods;
(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness or (ii) any prepayment, repurchase, redemption or defeasance of any Acquisition Indebtedness if the related Acquisition is not consummated;
(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, bankruptcy, reorganization or other relief in respect of any Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Debtor Relief Laws now or hereafter in effect or (ii) the appointment of a receiver, trustee, administrator, custodian, sequestrator, conservator or similar official for any Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(i) any Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, bankruptcy reorganization or other relief under any Debtor Relief Laws now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, administrator trustee, custodian, sequestrator, conservator or similar official for any Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(j) the Company or any Material Subsidiary shall become unable, admit in writing its inability, or fail generally, to pay its debts as they become due;
(k) one or more judgments for the payment of money in an aggregate amount in excess of US$150,000,000 (provided that such amount shall be calculated after deducting therefrom any amount of such judgment that is covered by a valid and binding policy of insurance from a third party insurer that is rated at least “A-” by A.M. Best Company, which insurer has been notified of such judgment and has not disputed the claim made for payment) shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged and not vacated or paid in full for a period of 30 consecutive days during which execution shall not be effectively stayed (which stay shall include the posting of a bond pending appeal that has the effect of staying execution of such judgment), or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment;
(l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;
(m) (i) any license, permit or registration of any Broker Dealer Subsidiary shall be revoked, suspended or otherwise terminated by the SEC, FINRA or any other applicable Governmental Authority, except where such revocation, suspension or termination could not reasonably be expected to result in a Material Adverse Effect, (ii) the SIPC shall apply for or obtain a protective decree or other restrictive order with regard to any Broker Dealer Subsidiary, (iii) any Broker Dealer Subsidiary shall be found by a Governmental Authority to have violated any law or regulation, or be the subject of any judgment or arbitration award, and such violation or award has resulted or would reasonably be expected to result in a Material Adverse Effect, or (iv) any action or proceeding by or before any Governmental Authority involving any Broker Dealer Subsidiary shall be pending as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect;
(n) a Change in Control shall occur; or
(o) any Borrowing Subsidiary shall cease to be a wholly owned Subsidiary of the Company;
then, and in every such event (other than an event with respect to the Company described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may with the consent of the Required Lenders, and shall at the request of the Required Lenders, by notice to the Company, take any of the following actions, at the same or different times: (i) terminate the Revolving Commitments, and thereupon the Revolving Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal or other amount not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately and (iii) require the deposit of cash collateral in respect of LC Exposure as provided in Section 2.06(l), in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to the Company described in clause (h) or (i) of this Article, the Revolving Commitments shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, and the deposit of such cash collateral in respect of LC Exposure shall immediately and automatically become due, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

ARTICLE VIII

The Administrative Agent

Each of the Lenders and Issuing Banks hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors to serve as Administrative Agent under the Loan Documents, and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender and Issuing Bank hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.
The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents, and, in performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its functions and duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing, (a) the Administrative Agent does not assume, and shall not be deemed to have assumed, any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, any Issuing Bank or any other Person, other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties), and each Lender and Issuing Bank agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement, any other Loan Document and/or the transactions contemplated hereby or thereby, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in Section 9.02), provided that the Administrative Agent shall not be required to take any action that, in its opinion, could expose the Administrative Agent to liability or be contrary to any Loan Document or applicable law, rule or regulation, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company, any Subsidiary or any other Affiliate of any of the foregoing that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity. Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment). The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Administrative Agent by a Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the sufficiency, value, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by ~~fax,~~ emailed .pdf~~.~~ or any other electronic means that reproduces an image of an actual executed signature page), or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent. The Administrative Agent shall be deemed to have no knowledge of any Lender being a Restricted Lender unless and until the Administrative Agent shall have received the written notice from such Lender referred to in Section 1.08, and then only as and to the extent specified in such notice, and any determination of whether the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in Section 9.02) shall have provided a consent or direction in connection with this Agreement or any other Loan Document shall not be affected by any delivery to the Administrative Agent of any such written notice subsequent to such consent or direction being provided by the Required Lenders (or such other number or percentage of Lenders). Notwithstanding anything herein to the contrary, the Administrative Agent shall not have any liability arising from any confirmation of the Revolving Exposure or the component amounts thereof, the determination of any Exchange Rate or any US Dollar Equivalent or any other determination made by it under Section 1.05, or any determination by it of the Central Bank Rate Adjustment, and the Administrative Agent shall not have any liability arising from, or be responsible for any loss, cost or expense suffered on account of, any determination by the Administrative Agent that any Lender is a Defaulting Lender, or the effective date of such status, it being further understood and agreed that the Administrative Agent shall not have any obligation to determine whether any Lender is a Defaulting Lender. Each Lender and Issuing Bank agrees that nothing in this Agreement or any other Loan Document shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its functions or duties under the Loan Documents or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for acting or not acting upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof). The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof), shall not incur any liability for relying thereon and may act upon any such statement prior to receipt of written confirmation thereof. The Administrative Agent may consult with legal counsel (who may be counsel for any Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04 and may rely on the Register to the extent set forth in Section 9.04(c).
The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by it. The Administrative Agent and any such sub-agent may perform any and all of their duties and exercise their rights and powers through their respective Related Parties. The exculpatory provisions of this Article and the provisions of Section 9.03 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
The Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender or an Issuing Bank as any other Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or Issuing Banks.
Subject to the provisions of this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Company. Upon any such resignation, the Required Lenders shall have the right, with the Company’s approval (so long as no Event of Default has occurred and is continuing) to appoint a successor. If no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Company and such Person remove such Person as Administrative Agent and, with the Company’s approval, appoint a successor. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder. Notwithstanding the foregoing, if the retiring Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation or, in the case of a removal of the Administrative Agent as set forth above, no successor shall have accepted such appointment within 30 days after the Required Lenders give notice of removal, then such resignation or removal shall nonetheless become effective in accordance with such notice and (a) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (b) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent, provided that (i) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall also directly be given or made to each Lender and each Issuing Bank. The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Administrative Agent’s resignation or removal hereunder, the provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub–agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.
In case of the pendency of any proceeding with respect to any Borrower under any Debtor Relief Laws now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Exposure and all other obligations under the Loan Documents that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.13, 2.14, 2.16, 2.17, 2.18 and 9.03) allowed in such judicial proceeding; and
(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders or the Issuing Banks, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the obligations or the rights of any Lender or Issuing Bank, or to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.
Each Lender and Issuing Bank acknowledges and agrees that (a) the Loan Documents set forth the terms of a commercial lending facility, (b) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case, in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender and Issuing Bank agrees not to assert a claim in contravention of the foregoing), (c) it has, independently and without reliance upon the Administrative Agent, any Arranger, any Syndication Agent, the Documentation Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender or Issuing Bank, and to make, acquire or hold Loans hereunder or issue Letters of Credit hereunder and (d) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein as may be applicable to such Lender or Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any Syndication Agent, the Documentation Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Each Lender, by becoming a party to this Agreement, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date. In determining compliance with any condition hereunder to the making of any Loan or the issuance, amendment or extension of a Letter of Credit that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance to the making of such Loan or the issuance, amendment or extension of such Letter of Credit.
Each Lender and each Issuing Bank hereby agrees that (a) if the Administrative Agent notifies such Lender and such Issuing Bank that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or such Issuing Bank from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or such Issuing Bank (whether or not known to such Lender or Issuing Bank), and demands the return of such Payment (or a portion thereof), such Lender or such Issuing Bank shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Bank to the date such amount is repaid to the Administrative Agent at the applicable Overnight Rate and (b) to the extent permitted by applicable law, such Lender and such Issuing Bank shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including, without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender or any Issuing Bank under this paragraph shall be conclusive, absent manifest error.
Each Lender and each Issuing Bank hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (a) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (b) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender and each Issuing Bank agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or such Issuing Bank shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or such Issuing Bank to the date such amount is repaid to the Administrative Agent at the applicable Overnight Rate.
Each Borrower hereby agrees that (a) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender or any Issuing Bank that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or such Issuing Bank with respect to such amount and (b) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Borrowers.
Each party’s obligations under this Article VIII shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender or any Issuing Bank, the termination of the Revolving Commitments or the repayment, satisfaction or discharge of all obligations under any Loan Document.
The parties agree that none of the Arrangers, the Syndication Agents or the Documentation Agent shall, in its capacity as such, have any duties or responsibilities under this Agreement or any other Loan Document (except in its capacity, as applicable, as a Lender or an Issuing Bank), but all such Persons shall have the benefit of the indemnities provided for hereunder.
Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and not, for the avoidance of doubt, to or for the benefit of the Company or any Subsidiary, that at least one of the following is and will be true:
1.such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments or this Agreement,
2.the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement,
3.(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Revolving Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement, or
4.such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent and the Arrangers in their sole discretion, and such Lender.
In addition, unless either (i) the immediately preceding clause (a) is true with respect to a Lender or (ii) a Lender has provided another representation, warranty and covenant in accordance with the immediately preceding clause (d), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers, and not, for the avoidance of doubt, to or for the benefit of the Company or any Subsidiary, that the Administrative Agent and the Arrangers are not fiduciaries with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent or the Arrangers under this Agreement, any Loan Document or any documents related hereto or thereto).

ARTICLE IX

Miscellaneous
SECTION 9.01 Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by ~~fax or~~ email, as follows:
(i) if to any Borrower, to it (or to it in care of the Company) at Broadridge Financial Solutions Inc., 5 Dakota Drive, Lake Success, New York 11042, Attention of Corporate Treasurer (~~Fax No. 516-472-5014,~~ Email: CT@broadridge.com), with a copy to 5 Dakota Drive, Lake Success, New York 11042, Attention of Assistant Treasurer (~~Fax No. 516-472-5014,~~ Email: CT@broadridge.com);
(ii) if to the Administrative Agent or JPMorgan in its capacity as a Swingline Lender, to JPMorgan Chase Bank, N.A., 500 Stanton Christiana Road, NCC5 / 1st Floor,

Newark, DE, 19713-2107, Attention of Nick Papa (~~Fax No. 302-634-1979;~~ Email: nicholas.papa@chase.com);
(iii) if to JPMorgan in its capacity as an Issuing Bank, to JPMorgan Chase Bank, N.A., 10420 Highland Manor Dr. 4th Floor, Tampa, FL 33610, Attention of Standby LC Unit (~~Fax No. 856-294-5267;~~ Email: gts.ib.standby@jpmchase.com), with a copy to JPMorgan Chase Bank, N.A., 500 Stanton Christiana Road, NCC5 / 1st Floor, Newark, DE, 19713-2107, Attention of Nick Papa (~~Fax No. 302-634-1979;~~ Email: nicholas.papa@chase.com); and
(iv) if to any other Lender, Swingline Lender or Issuing Bank, to it at its address (or telephone number~~,~~ and email address ~~and fax number~~, as applicable) set forth in its Administrative Questionnaire.
(b) Notices and other communications to the Lenders and Issuing Banks hereunder may be delivered or furnished, in addition to email, by other electronic communications ~~(including email)~~ or using an Electronic System pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender or Issuing Bank if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by such other electronic communication or using an Electronic System. The Administrative Agent or the Company or any Borrowing Subsidiary may, in its discretion and in addition to email, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(c) Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received~~; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient)~~. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Electronic System shall be deemed received upon the deemed receipt by the intended recipient, at its email address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(d) Any party hereto may change its address, telephone number~~,~~ or email ~~or fax number~~ for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any change by a Lender, by notice to the Company and the Administrative Agent).
(e) Each Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communication by posting such Communication on the Electronic System. The Electronic System is provided “as is” and “as available”. Neither the Administrative Agent nor any of its Related Parties warrant, or shall be deemed to warrant, the adequacy of the Electronic System, and the Administrative Agent expressly disclaims liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by the Administrative Agent or any of its Related Parties in connection with the Communications or the Electronic System. In no event shall the Administrative Agent or any of its Related Parties have any liability to any Borrower, any Lender, any Issuing Bank or any other Person for damages of any kind, including direct or indirect, special, incidental or consequential or punitive damages, losses or expenses (whether in tort, contract or otherwise) arising out of any transmission of Communications through the Electronic System, except, in the case of liability of the Administrative Agent for direct damages to any Borrower to the extent such damages are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from its gross negligence or willful misconduct.
SECTION 9.02 Waivers; Amendments. (a) No failure or delay by any Borrower, the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender, any Issuing Bank or any Related Party of any of the foregoing may have had notice or knowledge of such Default at the time.

(b) Except as provided in Section 9.02(c), none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Company, the Administrative Agent and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and each Borrower or Borrowers that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Revolving Commitment of any Lender, or change the currency in which Revolving Loans are available thereunder, without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder (in each case, other than as a result of any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.14(i)), without the written consent of each Lender adversely affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment (other than as a result of any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.14(i)), or postpone the scheduled date of expiration of any Revolving Commitment, in each case, without the written consent of each Lender adversely affected thereby, (iv) change Section 2.19(b) or 2.19(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender adversely affected thereby (it being understood that the addition of new loans or commitments that may be extended under this Agreement pursuant to Section 2.10 or 2.22 shall not be deemed to alter such pro rata sharing of payments), (v) change any of the provisions of this Section or the percentage set forth in the definition of the term “Required Lenders”, “Majority in Interest” or any other provision hereof specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be) (vi), release the Company from its Guarantee under Article X, or limit the liability of the Company in respect of such Guarantee, without the written consent of each Lender or (vii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights or obligations of Lenders of any other Class without the written consent of Lenders of the adversely affected Class representing a Majority in Interest of such Class; provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or any Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Bank or such Swingline Lender, as the case may be, and (B) any waiver, amendment or modification of any Loan Document that by its terms affects the rights or obligations hereunder or thereunder of the Lenders of one Class (but not the Lenders of the other Class) may be effected by an agreement or agreements in writing entered into by the Company and the requisite number or percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time.
(c) Notwithstanding anything in paragraph (b) of this Section to the contrary:
(i) any amendment of the definition of the term “Applicable Rate” pursuant to the last sentence of such definition shall require only the written consent of the Company and the Required Lenders;
(ii) no consent with respect to any waiver, amendment or modification of this Agreement or any other Loan Document shall be required of (A) any Defaulting Lender, except with respect to any waiver, amendment or modification referred to in clause (i), (ii) or (iii) of the first proviso of Section 9.02(b) and then only in the event such Defaulting Lender shall be adversely affected by such amendment, waiver or other modification or (B) with respect to any waiver, amendment or modification referred to in the first proviso of Section 9.02(b), any Lender that receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such amendment, waiver or other modification becomes effective and whose Revolving Commitments terminate by the terms and upon the effectiveness of such waiver, amendment or other modification;
(iii) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Company and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency (including with respect to the provisions of Section 2.15 or the defined terms used in such Section) so long as, in each case, the Lenders shall have received at least five Business Days prior written notice thereof and the Administrative Agent shall not have received within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders, an Issuing Lender or a Swingline Lender stating that the Required Lenders, such Issuing Lender or such Swingline Lender objects to such amendment;

(iv) any provision of this Agreement or any other Loan Document may be amended in a manner provided in Sections 2.05(d), 2.06(j), 2.06(i), 2.10, 2.15(b) and 2.22; and
(v) the terms “LC Commitment” or “Swingline Commitment” may be modified as contemplated by the definition of such term.
(d) The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, waivers or other modifications on behalf of such Lender. Any amendment, waiver or other modification effected in accordance with this Section 9.02 shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.
SECTION 9.03 Expenses; Indemnity; Limitation of Liability. (a) The Company shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Arrangers and their respective Affiliates, including the reasonable and documented fees, charges and disbursements of counsel, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by each Issuing Bank in connection with the issuance, amendment or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender (including the reasonable and documented fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender and all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of the Loans or Letters of Credit) in connection with the enforcement or protection of its rights under any Loan Document, including its rights under this Section or in connection with the Loans made or Letters of Credit issued hereunder.

(b) The Company shall indemnify the Administrative Agent, each Arranger, the Documentation Agent, each Syndication Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all Liabilities and out-of-pocket costs or expenses, joint or several, including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) the execution, delivery or performance by the Company and the Subsidiaries of the Loan Documents, or any actions or omissions of the Company or any of the Subsidiaries in connection therewith or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing or to any of the Loan Documents (regardless of whether brought by the Company, any of its Affiliates or any third party, whether or not such Indemnitee is a party to such claim, litigation, investigation or proceeding and whether such claim, litigation, investigation or proceeding is based on contract, tort or any other theory); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or costs or expenses (x) shall have been determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from (i) the gross negligence, bad faith or willful misconduct of such Indemnitee or (ii) a material breach by such Indemnitee or its Related Parties of its agreements set forth herein (other than unintentional breaches that are corrected promptly after they come to the attention of such Indemnitee) or (y) arise out of any claim, litigation, investigation or proceeding that does not involve an act or omission by the Company or any of its Affiliates and that is brought by an Indemnitee against any other Indemnitee (other than any such claim, litigation, investigation or proceeding against any of the Administrative Agent, an Arranger, the Documentation Agent or a Syndication Agent (or related Indemnitee) in its capacity or in fulfilling its role in such capacity under the Loan Documents). This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.
(c) To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent (or any sub-agent thereof), any Issuing Bank or any Swingline Lender, or any Related Party of any of the foregoing (and without limiting their obligation to do so), under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent (or such sub-agent), such Issuing Bank or such Swingline Lender, or such Related Party, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed Liabilities or cost or expense, as the case may be, was incurred by or asserted against the Administrative Agent (or such sub-agent), an Issuing Bank or a Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), any Issuing Bank or any Swingline Lender in connection with such capacity. For purposes of this paragraph, a Lender’s “pro rata share” shall be determined, at any time, based upon the percentage that the sum of its Revolving Exposure and unused Revolving Commitments represent of the sum of the Aggregate Revolving Exposure and the total unused Revolving Commitments at such time (or most recently in effect or outstanding) (and, solely for purposes of this sentence, the Swingline Exposure of any Lender shall be deemed to be its Applicable Percentage of the total Swingline Exposure).
(d) To the extent permitted by applicable law, the Borrowers shall not assert, and each Borrower hereby waives, any claim against any Lender-Related Person, on any theory of liability, for (i) any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet and Electronic Systems), or (ii) special, indirect, consequential or punitive damages (as opposed to direct or actual damages), in each case, arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.
(e) All amounts due under this Section shall be payable within 15 Business Days after receipt by the Company of a reasonably detailed invoice therefor.

SECTION 9.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section), the Arrangers, the Documentation Agent, the Syndication Agents and, to the extent expressly contemplated hereby, the sub-agents of the Administrative Agent and the Lender-Related Persons) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Subject to the conditions set forth in paragraph (c) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(i) the Company; provided that no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, or, if an Event of Default has occurred and is continuing, to any other assignee; provided further that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received written notice thereof; and
(ii) the Administrative Agent; and
(iii) in the case of any assignment of all or a portion of a US Dollar Tranche Revolving Commitment or any Lender’s obligations in respect of its LC Exposure or Swingline Exposure, each Issuing Bank and each Swingline Lender, as applicable.
(c) Assignments shall be subject to the following additional conditions:
(i) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitment or Loans of any Class, the amount of the Revolving Commitment or Loans of any Class of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than US$5,000,000 unless each of the Company and the Administrative Agent otherwise consents; provided that (x) no such consent of the Company shall be required if an Event of Default has occurred and is continuing and (y) the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received written notice thereof;
(ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement as such rights and obligations relate to the Class of Loans or Revolving Commitments being assigned;
(iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Electronic System), together with a processing and recordation fee of US$3,500; and

(iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(d) Subject to acceptance and recording thereof pursuant to paragraph (e) of this Section, from and after the effective date specified in each Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Electronic System) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.16, 2.17, 2.18, 9.03 and 9.14). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (g) of this Section.
(e) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitment of, and principal amount (and related interest amounts) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower, any Issuing Bank and any Lender (but solely with respect to the interest of such Lender), at any reasonable time and from time to time upon reasonable prior notice.
(f) Upon its receipt of a duly completed Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Electronic System) executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (c) of this Section and any consent to such assignment required by paragraph (b) or (c) of this Section, the Administrative Agent shall record the information contained in such Assignment and Assumption in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(g) Any Lender may, without the consent of, or notice to, the Company, the Administrative Agent, any Issuing Bank or any Swingline Lender, sell participations to one or more Eligible Assignees (each a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, each Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (i), (ii) or (iii) of the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (h) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.16, 2.17 and 2.18 (subject to the limitations and requirements therein) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided such Participant agrees to be subject to Section 2.19(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Revolving Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person other than a Governmental Authority except to the extent that such disclosure is necessary to establish that such Revolving Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as such) shall have any responsibility for maintaining a Participant Register.
(h) A Participant shall not be entitled to receive any greater payment under Section 2.16 or 2.18 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.18 unless such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.18(f) as though it were a Lender (it being understood that the documentation required by Section 2.18(f) shall be delivered to the participating Lender).
(i) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank having jurisdiction over such Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05 Survival. All covenants, agreements, representations and warranties made by the Borrowers herein, in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Arranger, the Documentation Agent, any Syndication Agent, any Issuing Bank, any Lender or any Related Party of any of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Revolving Commitments have not expired or terminated. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement or any other Loan Document, in the event that an Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of such Letter of Credit being a Collateralized Letter of Credit or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents (including for purposes of determining whether the Company is required to comply with Articles V and VI hereof, but excluding Sections 2.16, 2.17, 2.18 and 9.03 and any expense reimbursement or indemnity provisions set forth in any other Loan Document), and the Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.06(d) or 2.06(e). The provisions of Sections 2.16, 2.17, 2.18, 9.03 and 9.14 and Articles VIII and X shall survive and remain in full force and effect regardless of the consummation of the Transactions or the other transaction contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Revolving Commitments or the termination of this Agreement or any provision hereof.
SECTION 9.06 Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate fee letters entered into in connection with the credit facilities provided for herein constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof (but do not supersede any provisions of any commitment letter or fee letter that by the terms of such documents survive the effectiveness of this Agreement, all of which provisions shall remain in full force and effect (it being understood that nothing therein shall have the effect of modifying any provision of this Agreement)). Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by ~~fax or other~~ electronic image scan transmission shall be effective as delivery of a manually executed counterpart of this Agreement.
(b) Delivery of an executed counterpart of a signature page of this Agreement, any other Loan Document and/or any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each, an “Ancillary Document”) that is an Electronic Signature transmitted by ~~fax,~~ emailed .pdf~~.~~ or any other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution”, “signed”, “signature”, “delivery”, and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include

Electronic Signatures, electronic deliveries or the keeping of records in any electronic form (including deliveries by ~~fax,~~ emailed .pdf~~.~~ or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders and the Issuing Banks shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any of the Borrowers without further verification thereof so long as such reliance shall not have been found, by a court of competent jurisdiction by a final and non-appealable judgment, to constitute the gross negligence or willful misconduct of such Person and (ii) upon the request of the Administrative Agent, any Lender or any Issuing Bank, any Electronic Signature shall be reasonably promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrowers hereby (A) agree that, for all purposes, including, without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Issuing Banks and the Borrowers, Electronic Signatures transmitted by ~~fax,~~ emailed .pdf~~.~~ or any other electronic means and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) agree that the Administrative Agent and each of the Lenders and the Issuing Banks may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waive any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waive any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s, any Lender’s and/or any Issuing Bank’s reliance on or use of Electronic Signatures and/or transmissions by ~~fax,~~ emailed .pdf~~.~~ or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrowers to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature, so long as such reliance, use or failure shall not have been found, by a court of competent jurisdiction by a final and non-appealable judgment, to constitute the gross negligence or willful misconduct of such Person.

SECTION 9.07 Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions of such Loan Document; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08 Right of Set-Off. If an Event of Default shall have occurred and be continuing, each Lender and Issuing Bank, and each of their respective Affiliates, is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (including general or special, time or demand, provisional or final, but excluding customer related deposits or ERISA related funds) at any time held and other obligations at any time owing by such Lender, Issuing Bank or Affiliate to or for the credit or the account of the Company or any Borrowing Subsidiary against any of and all the obligations of the Company, whether in its capacity as a Borrower or guarantor, or such Borrowing Subsidiary now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement and although such obligations may be unmatured, provided that such Lender, Issuing Bank or Affiliate shall notify the Administrative Agent promptly after effecting such set-off, provided further that the Administrative Agent shall notify the Company of such set-off promptly after receiving such notice from such Lender, Issuing Bank or Affiliate. The rights of each Lender and Issuing Bank, and each of their respective Affiliates, under this Section are in addition to and shall not limit other rights and remedies (including other rights of set-off) that such Lender, Issuing Bank or Affiliate may have.

SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each party hereto irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the United States District Court of the Southern District of New York and the Supreme Court of the State of New York sitting in New York County, and any appellate court from any thereof, in any suit, action or proceeding arising out of or relating to any Loan Document or the Transactions, or for recognition or enforcement of any judgment related thereto, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding shall be heard and determined exclusively in such Federal Court, or, in the event such Federal court lacks subject matter jurisdiction, such New York State court, and that a final judgment in any such suit, action or proceeding shall be conclusive; provided that (i) each of the parties hereto agrees that any such final judgment may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law and (ii) nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any suit, action or proceeding relating to this Agreement against any Borrowing Subsidiary that is a Foreign Subsidiary or any of its properties in the courts of any jurisdiction.
(c) Each party hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document or the Transactions in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.
(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party hereto or thereto to serve process in any other manner permitted by law.
(e) Each Borrowing Subsidiary hereby irrevocably designates, appoints and empowers the Company, and the Company hereby accepts such appointment, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding arising out of or relating to this Agreement and any other Loan Document. Such service may be made by mailing or delivering a copy of such process to any Borrowing Subsidiary in care of the Company at the Company’s address used for purposes of giving notice under Section 9.01, and each Borrowing Subsidiary hereby irrevocably authorizes and directs the Company to accept, and the Company agrees to accept, such service on its behalf.
(f) In the event any Borrowing Subsidiary that is a Foreign Subsidiary or any of its assets has or hereafter acquires, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement or any other Loan Document, any immunity from jurisdiction, legal proceedings, attachment (whether before or after judgment), execution, judgment or setoff, such Borrowing Subsidiary hereby irrevocably agrees not to claim and hereby irrevocably and unconditionally waives such immunity.
SECTION 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12 Confidentiality; Non-Public Information. (a) The Administrative Agent, each Issuing Bank and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and its and its Affiliates’ directors, officers, employees, agents and other Related Parties, including accountants, legal counsel and other advisors, to its Approved Funds’ directors and officers and to any direct or indirect contractual counterparty in swap agreements (it being understood that each Person to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential or shall be subject to a professional obligation of confidentiality), (ii) to the extent requested by any Governmental Authority or any other regulatory authority purporting to have jurisdiction over it or its Affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners) (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, provided that in connection with any such requirement by a subpoena or similar legal process, the Administrative Agent, such Issuing Bank or such Lender shall (except with respect to any audit or examination conducted by any Governmental Authority), to the extent practicable and not prohibited by law, inform the Company promptly thereof prior to such disclosure, (iv) to any other party to this Agreement, (v) to the extent required or advisable in the judgment of counsel in connection with any suit, action or proceeding relating to the enforcement of rights of the Administrative Agent, the Issuing Banks or the Lenders against any Borrower under this Agreement or any other Loan Document, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction or any credit insurance provider relating to any Borrower and its obligations, (vii) with the written consent of the Company, (viii) on a confidential basis to (A) any rating agency in connection with the rating of the Company or its Subsidiaries or (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to this Agreement or (ix) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section of which the Administrative Agent, such Issuing Bank or such Lender is aware (B) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than any Borrower other than as a result of a breach of this Section of which the Administrative Agent, such Issuing Bank or such Lender is aware. In addition, the Administrative Agent, each Issuing Bank and each Lender may disclose the existence of this Agreement and the amount of their respective Revolving Commitments to market data collectors, similar service providers, to the lending industry and service providers to the Administrative Agent, any Issuing Bank or any Lender in connection with the administration of this Agreement, the other Loan Documents and the Revolving Commitments. For the purposes of this Section, “Information” means all information received from any Borrower relating to the Company or its Subsidiaries or their businesses, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by any Borrower other than as a result of a breach of this Section of which the Administrative Agent, such Issuing Bank or such Lender is aware. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b) Each Lender acknowledges that Information furnished to it pursuant to this Agreement may include MNPI, and confirms that it has developed compliance procedures regarding the use of MNPI and that it will handle MNPI in accordance with those procedures and applicable law, including Federal and state securities laws.
(c) All information, including requests for waivers and amendments, furnished by any Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement will be syndicate-level information, which may contain MNPI. Accordingly, each Lender represents to the Company and the Administrative Agent that it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including Federal and state securities laws.

SECTION 9.13 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and

Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the applicable Overnight Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14 Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b) The obligations of any Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the applicable Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss.
SECTION 9.15 Certain Notices. Each Lender, each Issuing Bank and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the Patriot Act and/or the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the names and addresses of the Borrowers and other information that will allow such Lender or Issuing Bank or the Administrative Agent, as applicable, to identify the Borrowers in accordance with the Patriot Act and the Beneficial Ownership Regulation.

SECTION 9.16 No Fiduciary Relationship. The Borrowers, on behalf of itself and the Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrowers, the Subsidiaries and their Affiliates, on the one hand, and the Administrative Agent, the Lenders, the Issuing Banks and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, any Lender, any Issuing Bank or any of their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. The Administrative Agent, the Lenders, the Issuing Banks and their Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrowers and their Subsidiaries or other Affiliates, and none of the Administrative Agent, the Lenders, the Issuing Banks or their Affiliates has any obligation to disclose any of such interests to the Borrowers or any of their Subsidiaries or other Affiliates. To the fullest extent permitted by law, the Borrowers hereby agree not to assert any claims against the Administrative Agent, the Lenders, the Issuing Banks or their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.17 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any of the parties hereto, each such party acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b) the effects of any Bail-In Action on any such liability, including, if applicable:
(i) a reduction in full or in part or cancellation of any such liability;
(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 9.18 Effect of Restatement. (a) This Agreement amends and restates and replaces in its entirety the Existing Credit Agreement. In furtherance of the foregoing, (i) each party hereto acknowledges and agrees that, on and as of the Effective Date, Schedule 2.01 sets forth all the Revolving Commitments of all the Lenders (and no Person whose name does not appear on Schedule 2.01 shall have, or shall be deemed to have, a Revolving Commitment on the Effective Date, it being understood and agreed that each such Person, if a Lender under the Existing Credit Agreement, shall continue to be entitled to the benefits of Sections 2.16, 2.17, 2.18 and 9.03 of the Existing Credit Agreement) and (ii) each US Dollar Tranche Revolving Lender acknowledges and agrees that, on the Effective Date and without any further action on the part of any Issuing Bank or any Lender, each Issuing Bank shall have granted to such US Dollar Tranche Revolving Lender, and such US Dollar Tranche Revolving Lender shall have acquired from such Issuing Bank, a participation in each Existing Letter of Credit issued by such Issuing Bank and outstanding on the Effective Date equal to such US Dollar Tranche Revolving Lender’s Applicable Percentage from time to time of the aggregate amount available to be drawn under such Letter of Credit.

(b) Nothing in this Agreement shall constitute a novation of the Existing Credit Agreement Revolving Loans, which shall continue to be outstanding under this Agreement on the Effective Date, subject to the provisions of this Section 9.18(b). On the Effective Date, (i) each Revolving Lender that holds an Existing Credit Agreement Revolving Loan denominated in US Dollars (each, an “Existing Credit Agreement US Dollar Revolving Loan”) shall be deemed to have sold and assigned to each US Dollar

Tranche Revolving Lender, without recourse, and each US Dollar Tranche Revolving Lender shall be deemed to have purchased, the Existing Credit Agreement US Dollar Revolving Loans, in each case, as shall be necessary in order that, after giving effect to all such sales, assignments and purchases, each US Dollar Tranche Revolving Lender shall hold its Applicable Percentage, based on the US Dollar Tranche Revolving Commitments, of the aggregate principal amount of the Existing Credit Agreement US Dollar Revolving Loans, and immediately after giving effect thereto on the Effective Date, each Existing Credit Agreement US Dollar Revolving Loan shall automatically convert into a US Dollar Tranche Revolving Loan of such US Dollar Tranche Revolving Lender, in each case, in a like principal amount and Type (and, in the case of any ~~Eurocurrency~~Term Benchmark Loan, with an initial Interest Period ending on the last day of the “Interest Period” applicable to such Existing Credit Agreement US Dollar Revolving Loan under the Existing Credit Agreement), and shall continue to be outstanding under this Agreement as a US Dollar Tranche Revolving Loan to the Company on the terms and conditions set forth therein; and (ii) each Revolving Lender that holds an Existing Credit Agreement Revolving Loan denominated in Canadian Dollars (each, an “Existing Credit Agreement Canadian Dollar Revolving Loan”) shall be deemed to have sold and assigned to each Multicurrency Revolving Lender, without recourse, and each Multicurrency Revolving Lender shall be deemed to have purchased, the Existing Credit Agreement Canadian Dollar Revolving Loans, in each case, as shall be necessary in order that, after giving effect to all such sales, assignments and purchases, each Multicurrency Revolving Lender shall hold its Multicurrency Combined Applicable Percentage of the aggregate principal amount of the Existing Credit Agreement Canadian Dollar Revolving Loans, and immediately after giving effect thereto on the Effective Date, each Existing Credit Agreement Canadian Dollar Revolving Loan shall automatically convert into (x) in the case of any such Existing Credit Agreement Canadian Dollar Revolving Loan purchased by a Multicurrency Tranche 1 Revolving Lender, a Multicurrency Tranche 1 Revolving Loan of such Multicurrency Tranche 1 Revolving Lender and (y) in the case of any such Existing Credit Agreement Canadian Dollar Revolving Loan purchased by a Multicurrency Tranche 2 Revolving Lender, a Multicurrency Tranche 2 Revolving Loan of such Multicurrency Tranche 2 Revolving Lender, in each case, in a like principal amount and Type (and, in the case of any ~~Eurocurrency~~Term Benchmark Loan, with an initial Interest Period ending on the last day of the “Interest Period” applicable to such Existing Credit Agreement Canadian Dollar Revolving Loan under the Existing Credit Agreement), and shall continue to be outstanding under this Agreement as a Multicurrency Tranche 1 Revolving Loan or Multicurrency Tranche 2 Revolving Loan, as applicable, to Broadridge Canada on the terms and conditions set forth therein. The purchase price for each such sale, assignment and purchase shall equal to par of the principal amount of the Existing Credit Agreement Revolving Loans subject thereto, and on the Effective Date the Revolving Lenders shall make such payments, by wire transfer of immediately available funds in the applicable currency, to the other Revolving Lenders (or to the Administrative Agent for the account of the other Revolving Lenders) as the Administrative Agent shall deem, in its sole discretion, to be required to settle the payment of the purchase price pursuant to this Section 9.18(b).

ARTICLE X

Guarantee

In order to induce the Lenders and the Issuing Banks to extend credit hereunder to the Borrowing Subsidiaries, the Company hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the payment when and as due of the Guaranteed Obligations. The Company further agrees that the due and punctual payment of the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any such Guaranteed Obligation.
The Company waives presentment to, demand of payment from and protest to any Borrowing Subsidiary or other obligor of any of the Guaranteed Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Company hereunder shall not be affected by (a) the failure of the Administrative Agent, any Issuing Bank or any Lender to assert any claim or demand or to enforce any right or remedy against any Borrowing Subsidiary under the provisions of this Agreement, any other Loan Document or otherwise, (b) any extension or renewal of any of the Guaranteed Obligations, (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement, any other Loan Document or any other agreement, (d) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, (e) any decree or order, or any law or regulation of any jurisdiction or event affecting any term of any Guaranteed Obligation or (f) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of the Company or otherwise operate as a discharge of a guarantor as a matter of law or equity or which would impair or eliminate any right of the Company to subrogation or any other circumstance that might constitute a defense of the Company or any Borrowing Subsidiary or other obligor, and any defense arising from the foregoing is hereby waived.
The Company further agrees that its agreement hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Guaranteed Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent, any Issuing Bank or any Lender to any balance of any deposit account or credit on the books of the Administrative Agent or any Lender in favor of any Borrower or any other Person.
The obligations of the Company hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full of all the Guaranteed Obligations), and any defense or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations, any impossibility in the performance of any of the Guaranteed Obligations or otherwise (other than for the indefeasible payment in full of all the Guaranteed Obligations) is hereby waived.
The Company further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by the Administrative Agent, any Issuing Bank or any Lender upon the bankruptcy or reorganization of any Borrower or other obligor or otherwise.
In furtherance of the foregoing, and not in limitation of any other right, the Administrative Agent, any Issuing Bank or any Lender may have at law or in equity against the Company by virtue hereof, upon the failure of any Borrowing Subsidiary or other obligor to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Company hereby promises to and will, upon receipt of written demand by the Administrative Agent, forthwith pay, or cause to be paid, to the Administrative Agent in cash an amount equal to the unpaid principal amount of such Guaranteed Obligation then due, together with accrued and unpaid interest thereon. The Company further agrees that if payment in respect of any Guaranteed Obligation shall be due in a currency other than US Dollars and/or at a place of payment other than New York and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Guaranteed Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of the Administrative Agent, any Issuing Bank or any Lender, materially inconsistent with the protection of its rights or interests, then, at the election of the Administrative Agent, the Company shall make payment of such Guaranteed Obligation in US Dollars (based upon the applicable Exchange Rate in effect on the date of payment) and/or in New York, and shall indemnify the Administrative Agent, each Issuing Bank and each Lender against any losses or reasonable and documented out-of-pocket expenses that it shall sustain as a result of such alternative payment.
Upon payment by the Company of any sums as provided above, all rights of the Company against any Borrowing Subsidiary or other obligor arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Guaranteed Obligations owed by such Borrowing Subsidiary or other obligor to the Administrative Agent, the Issuing Bank and the Lenders.
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